IN THE UNITED STATES DISTRICT COURT
                        FOR THE EASTERN DISTRICT OF PENNSYLVANIA

    ___________________________________
    IN RE DIET DRUGS                    )
    (PHENTERMINE/FENFLURAMINE/          )    MDL NO. 1203
    DEXFENFLURAMINE) PRODUCTS           )
    LIABILITY LITIGATION                )
    ___________________________________ )
                                        )
    THIS DOCUMENT RELATES TO:           )
    ALL ACTIONS                         )
    ___________________________________ )
                                        )
    SHEILA BROWN, et al. v. AMERICAN    )
    HOME PRODUCTS CORPORATION           )    CIVIL ACTION NO. 99-20593
    ___________________________________ )




                             NATIONWIDE CLASS ACTION
                            SETTLEMENT AGREEMENT WITH
                        AMERICAN HOME PRODUCTS CORPORATION







    Dated: November  18, 1999

                                TABLE OF CONTENTS

                                                                      Page No.


    PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -6-

    I.    DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . .  -7-

    II.   SCOPE OF THE SETTLEMENT CLASS   . . . . . . . . . . . . . . . . -21-

    III.  AHP'S PAYMENT OBLIGATIONS   . . . . . . . . . . . . . . . . . . -24-

          A.   Establishment of Settlement Trust  . . . . . . . . . . . . -24-
          B.   Fund A   . . . . . . . . . . . . . . . . . . . . . . . . . -25-
          C.   Fund B   . . . . . . . . . . . . . . . . . . . . . . . . . -26-
          D.   Other Provisions   . . . . . . . . . . . . . . . . . . . . -32-
          E.   Security Arrangements  . . . . . . . . . . . . . . . . . . -32-

    IV.   CLASS MEMBER RIGHTS AND BENEFITS  . . . . . . . . . . . . . . . -38-

          A.   Screening/Refund/Medical Services/Cash/Research Benefits
                 Payable from Fund A  . . . . . . . . . . . . . . . . . . -38-

          1. Benefits for Class Members who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 61 or more days. . -38-
          2. Benefits for Class Members who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 60 days or less: . -39-
          3.   Benefits for All Class Members   . . . . . . . . . . . . . -41-
          4.   Terms of medical screening program and provision of additional medical services.  . . . . . . . . . . . . . . . . . . . -42-

          B.   Compensation Benefits Payable from Fund B  . . . . . . . . -43-

          1.   Eligible Class Members   . . . . . . . . . . . . . . . . . -43-
          2.   Benefits Available   . . . . . . . . . . . . . . . . . . . -44-

          C.   Payment Provisions   . . . . . . . . . . . . . . . . . . . -60-

          D.   Opt-Out Rights   . . . . . . . . . . . . . . . . . . . . . -62-

          1.   Derivative Claimants   . . . . . . . . . . . . . . . . . . -62-
          2.   Initial Opt-Out  . . . . . . . . . . . . . . . . . . . . . -62-
          3.   Intermediate Opt-Out   . . . . . . . . . . . . . . . . . . -63-
          4.   Back-End Opt-Out   . . . . . . . . . . . . . . . . . . . . -66-

    V.    ACCELERATED IMPLEMENTATION OPTION   . . . . . . . . . . . . . . -69-

    VI.   CLAIMS ADMINISTRATION   . . . . . . . . . . . . . . . . . . . . -75-

          A.   The Interim Escrow Agent, Interim Claims Administrator(s),
                 Claims Administrator(s) and Trustees   . . . . . . . .  -75-
          B.   Notice   . . . . . . . . . . . . . . . . . . . . . . . .  -87-
          C.   Claims Administration and Criteria for Benefits
                 Determinations . . . . . . . . . . . . . . . . . . . .  -91-

          1.   Echocardiogram Criteria  . . . . . . . . . . . . . . . .  -91-
          2.   Claims Information   . . . . . . . . . . . . . . . . . .  -92-
          3.   General Claims Processing Procedures and the Registry  .  -97-
          4.   Administration of Matrix Compensation Benefit Claims   .  -105-

          D.   Procedure for Recognition of Credits   . . . . . . . . .  -113-
          E.   Audits of Claims by Trustees and/or Claims
                 Administrator(s) . . . . . . . . . . . . . . . . . . .  -117-
               AHP-Initiated Audits of Claims   . . . . . . . . . . . .  -120-

    VII.  AHP RIGHTS AND BENEFITS   . . . . . . . . . . . . . . . . . .  -123-

          A.   Credits  . . . . . . . . . . . . . . . . . . . . . . . .  -123-
          B.   Effect on Claims   . . . . . . . . . . . . . . . . . . .  -126-
          C.   Protection of AHP From Claims by Non-Settling
                 Defendants . . . . . . . . . . . . . . . . . . . . . .  -128-
          D.   Protection of AHP From Possible Subrogation Claims   . .  -135-
          E.   Walkaway Rights  . . . . . . . . . . . . . . . . . . . .  -136-
          F.   Limitation On Financial Obligations  . . . . . . . . . .  -137-

    VIII. SETTLEMENT IMPLEMENTATION   . . . . . . . . . . . . . . . . .  -137-

          A.   General  . . . . . . . . . . . . . . . . . . . . . . . .  -137-
          B.   Jurisdiction   . . . . . . . . . . . . . . . . . . . . .  -137-
          C.   Approval Process and Notice Provisions   . . . . . . . .  -138-
          D.   Conditions   . . . . . . . . . . . . . . . . . . . . . .  -140-
          E.   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . .  -142-
          F.   Other Provisions   . . . . . . . . . . . . . . . . . . .  -145-

                                TABLE OF EXHIBITS

    1.      Trust Agreement

    2.      Fund A Legal Fee Escrow Account Agreement

    3.      Security Fund and Escrow Agreement

    4.      Articles of Incorporation and Bylaws of Medical Research and
            Education Fund

    5.      Summary Notice to Pharmacists

    6.      ORANGE FORM  (Initial Opt-Out Notice Form)

    7.      ORANGE FORM #2 (Intermediate Opt-Out Notice Form)

    8.      ORANGE FORM #3 (Back-End Opt-Out Notice Form)

    9.      PINK FORM (for Election of the Accelerated Implementation Option)

    10.     Interim Escrow Agreement

    11.     Proposed Preliminary Approval Order

    12.     A Class Member's Guide to Settlement Benefits

    13.     Official Court Notice

    14. Matrix Compensation Benefits Guide for Physicians, Attorneys and Class Members

    15.     Publication Notice

    16.     Plan of Media Notice

    17.     Script of Television Notice

    18.     Summary Notice to Physicians

    19. WHITE FORM (for reimbursement of Echocardiogram expenses incurred independent of the Screening Program)

    20. GRAY FORM (for qualifications of Board-Certified Cardiologist and Echocardiogram results)

    21.     BLUE FORM (for registration of Settlement Benefits)

    22.     GREEN FORM (for Matrix Compensation Benefits)

    23. BROWN FORM (for compassionate and humanitarian and true financial hardship Echocardiograms)

    24. Notice of Appeal of Determination of Trustees and/or Claims Administrator(s)

    25.     RED FORM #1 (Credits for Initial and Back-End Opt-Out)

    26.     RED FORM #2 (Credits for Intermediate Opt-Out)

    27.     Class Representative's release and covenant not to sue

                        NATIONWIDE CLASS ACTION SETTLEMENT
                      AGREEMENT WITH AMERICAN HOME PRODUCTS
                                   CORPORATION

                                     PREAMBLE


            American Home Products Corporation ("AHP") and the undersigned representatives of the purported class and subclasses defined herein (the "Class Representatives") (together, the "Parties") hereby agree to propose a nationwide Class Action Settlement which would resolve, on the terms set forth in this Settlement Agreement, "Settled Claims" against AHP and other "Released Parties" arising from the marketing, sale, distribution and use of the diet drugs Pondimin (Registered Trademark) and Redux (Trademark), pending in various courts, including but not limited to claims which have been made in the actions that have been transferred for coordinated or consolidated pretrial proceedings to the United States District Court for the Eastern District of Pennsylvania under Docket No. MDL 1203 (the "Federal District Court"), in Vadino et al. v. AHP (Docket No. MID-L-425-
    98), and in the numerous other State Courts around the United States. The Parties to this Agreement are aware of the following certified or conditionally certified nationwide or statewide classes involving Pondimin (Registered Trademark) and Redux (Trademark) as of October 7, 1999:
    United States District Court for the Eastern District of Pennsylvania, Jeffers v. American Home Products Corp., C.A. No. 98-CV-20626 (E.D. Pa.) (In re Diet Drug Products Liability Litigation, MDL 1203) (nationwide medical monitoring class); West Virginia (Burch et al. v. AHP, Civil Action No. 97-C-204(1-11)) (statewide personal injury and medical monitoring class); Illinois (Rhyne v. AHP, 98 CH 4099) (statewide refund and monitoring reimbursement class); New Jersey (Vadino et al. v. AHP, Docket No. MID-L-425-98) (statewide Unfair and Deceptive Acts and Practices and medical monitoring class); New York (New York Diet Drug Litigation, Index No. 700000/98) (statewide medical monitoring class); Pennsylvania (Pennsylvania Diet Drug Litigation, Master Docket No. 9709-3162 C.C.P. Phila.) (statewide medical monitoring class); Texas (Earthman
    v. AHP, No. 97-10-03970 CV, Dist. Ct. Montgomery Co. Texas) (statewide medical monitoring class); and Washington (St. John v. AHP, 97-2-06368-4) (statewide medical monitoring class).

            This Settlement Agreement shall not be construed as evidence of or as an admission by AHP of any liability or wrongdoing whatsoever or as an admission by the Class Representatives or members of the Settlement Class as defined herein ("Class Members") of any lack of merit in their claims.

            Accordingly, AHP and the Class Representatives hereby agree, subject to Final Judicial Approval (except as to the Accelerated

    Implementation Option ("AIO") described in Section V below), compliance with applicable legal requirements, and other conditions, all as set forth below, that Fund A and Fund B shall be established, from which the benefits described herein will be paid to the Class Members of the proposed Settlement Class and Subclasses, and that the Settled Claims against AHP and other Released Parties, as defined herein, will be settled, compromised and released, in accordance with the following terms.

    I.      DEFINITIONS

            For purposes of this Settlement Agreement the following terms (designated by initial capitalization throughout this Agreement) shall have the meanings set forth in this Section. Terms used in the singular shall be deemed to include the plural and vice versa.

            1. "Adjusted Maximum Annual Payment Amount," or "Adjusted MAPA," shall mean the maximum amount that AHP shall be obligated to deposit in Fund B during any Fiscal Year beginning with the second Fiscal Year after the Final Judicial Approval Date through the sixteenth Fiscal Year after the Final Judicial Approval Date. The Pre-Adjusted MAPA for each such year is set forth in Section III.C.2 below. The Adjusted MAPA with regard to any Fiscal Year refers to the amount of the Pre-Adjusted MAPA for that year, as adjusted by increases due to Unused Adjusted MAPAs, as defined in Section III.C.3 from prior years and accretions thereon as set forth therein, and as adjusted by decreases due to accumulated accreted Credits applied thereto as provided herein.

            2.       "Administrative Reserve" has the meaning provided in
                     Section III.C.1.d.

            3. "Aggregate Intermediate Opt-Out Credit Cap" has the meaning provided in Section VII.A.7.

            4. "AHP" means American Home Products Corporation, its successors and assigns.

            5. "AHP Released Parties" shall mean the Released Parties described in Sections I.48.a and I.48.b herein.

            6. "AIO Fiscal Year" shall mean any 12-month period beginning on the first day of the month following the month in which Final Judicial Approval is not obtained or the Settlement Agreement is otherwise terminated. In counting AIO Fiscal Years, the first AIO Fiscal Year shall be the year which begins on the first day of the month following the month in which Final Judicial Approval is not obtained or the Settlement Agreement is otherwise terminated. The second AIO Fiscal Year shall be the twelve-month period beginning on the first day of the month following the first anniversary of the date on which Final Judicial Approval is not obtained or the Settlement Agreement is otherwise terminated, and so forth.

            7. "AIO Start Date" shall mean the date on which the Trial Court determines by oral or written decision whether or not to approve the Settlement or the date on which AHP terminates the Settlement Agreement, whichever is earlier.

            8. "Business Day" shall mean any day other than Saturday, Sunday or New Year's Day, Birthday of Martin Luther King, Jr., Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day, and any other day appointed as a holiday by the President or the Congress of the United States.

            9. "Claim for Benefits" or "Claim for Settlement Benefits" or "Claim" refers to the submission of a form in which a Class Member elects the Accelerated Implementation Option (or "AIO"), or the submission of a form in which a Class Member seeks to register for any of the benefits available to Class Members pursuant to this Settlement Agreement, or the submission of a form through which a Class Member seeks Matrix Compensation Benefits pursuant to the matrices, along with all other materials including correspondence, documents and video tapes or disks of Echocardiograms submitted with such forms or in support of such a Claim.

            10. "Class Counsel" shall mean those attorneys executing this Settlement Agreement on behalf of the Class
                     Representatives, or such other attorneys as shall be approved by the Court as counsel to the Settlement Class.

            11. "Claims Administrator" shall mean any person or persons to be appointed by the Trustees, subject to approval of the Court, to administer Claims for Benefits pursuant to the Settlement Agreement.

            12. "Class Counsel Representative(s)" shall mean one or more individual members of the Class Counsel who are selected by the Class Counsel to represent the Class Counsel with respect to those matters specified in this Settlement Agreement.

            13. "Class Representatives" shall mean Sheila Brown, Sharon Gaddie, Jose Gaddie, Vivian Naugle, Quentin Layer, Joan
                     S. Layer, Joby Jackson-Reid and Harvey E. Reid, or such other or different persons as shall be designated by the Court as the representatives of the Settlement Class, in the action captioned Sheila Brown, et al. v. American Home Products Corporation, Civil Action No. 99-20593, pending in the United States District Court for the Eastern District of Pennsylvania.

            14. "Common Benefit Attorneys" shall mean those attorneys who contributed to the creation of the Settlement Trust through work devoted to the "common benefit" of Class Members, including any attorney who reasonably believes that he or she actually conferred benefits upon the Class Members as a whole through state court litigation, subject to determination by the Court.

            15. "Court" and/or "Trial Court" and/or "Federal District Court" means the United States District Court for the Eastern District of Pennsylvania presiding over MDL Docket No. 1203.

            16.      "Credit" has the meaning provided in Section VII.A.

            17. "Cross-Claim Credit" has the meaning provided in Section VII.C.1.g.

            18. "Date 1" is the date which is 210 days after Final Judicial Approval, by which (1) Class Members in Subclasses 1(a) and 1(b) must register to receive refund and/or Screening Program benefits from Fund A, and (2) Class Members in Subclasses 2(a) and 2(b) must register to receive refund benefits from Fund A.

            19. "Date 2" is the date which is 120 days after the end of the Screening Period.

            20. "Diet Drug(s)" shall mean Fenfluramine marketed under the brand name Pondimin (Registered Trademark) and/or

                     Dexfenfluramine marketed under the brand name Redux (Trademark).

            21. "Endocardial Fibrosis" is defined as a condition (a) diagnosed by (1) endomyocardial biopsy that demonstrates fibrosis and cardiac catheterization that demonstrates restrictive cardiomyopathy or (2) autopsy that demonstrates endocardial fibrosis and (b) other causes, including dilated cardiomyopathy, myocardial infarction, amyloid, Loeffler's endocarditis, endomyocardial fibrosis as defined in Braunwald<F1> (involving one or both ventricles, located in the inflow tracts of the ventricles, commonly involving the chordae tendinae, with partial obliteration of either ventricle commonly present), focal fibrosis secondary to valvular regurgitation (e.g., "jet lesions"), focal fibrosis secondary to catheter instrumentation, and hypertrophic cardiomyopathy with septal fibrosis, have been excluded.

            22.      "FDA Positive" is defined as follows:

                     a.   With respect to a diagnosis based on an
                          Echocardiogram conducted between the commencement of Diet Drug use and September 30, 1999, FDA Positive is a condition in which the Cardiologist interpreting the Echocardiogram, in the ordinary course of medical treatment, has issued a written report which clearly states that the individual has mild or greater regurgitation of the aortic valve and/or moderate or greater regurgitation of the mitral valve; provided however, that this definition shall be applicable only to qualification of a Diet Drug Recipient for Fund A benefits. In order to qualify for Matrix Compensation Benefits, a Diet Drug Recipient must present evidence that he or she had an Echocardiogram prior to the end of the Screening Period that meets the requirements of Section I.22.b below.

                     b.   With respect to a diagnosis based on an
                          Echocardiogram conducted after September 30, 1999, FDA Positive is defined as mild or greater regurgitation of the aortic valve of the heart and/or moderate or greater regurgitation of the mitral valve of the heart as these levels are defined in Singh<F2> (1999) and measured by an echocardiographic examination performed and evaluated by qualified medical personnel following the protocol as outlined in Feigenbaum<F3>
                          (1994) or Weyman<F4> (1994).

                          The degrees of regurgitation are determined as
                     follows:

                     -- Aortic Valve -- Mild or greater regurgitation, defined as regurgitant jet diameter in the parasternal long-axis view (or in the apical long-axis view, if the parasternal long-axis view is unavailable), equal to or greater than 10% of the outflow tract diameter (JH/LVOTH).

                     -- Mitral Valve -- Moderate or greater regurgitation, defined as regurgitant jet area in any apical view equal to or greater than 20% of the left atrial area (RJA/LAA).

            23. "Final Judicial Approval" refers to the approval of the Settlement Agreement as a whole by the Federal District Court and such approval becoming final by the exhaustion of all appeals, if any, without substantial modification of the order or orders granting such approval. Final Judicial Approval shall be deemed not to have been obtained in the event that Trial Court Approval is denied, and the period for appealing such denial has expired without any such appeal having been taken.

            24. "Final Judicial Approval Date" shall mean the date on which Final Judicial Approval occurs.

            25. "Fiscal Year" shall mean any twelve-month period beginning on the first day of the month following the month in which the Final Judicial Approval Date occurs. In counting Fiscal Years, the first Fiscal Year shall be the year which begins on the first day of the month following the Final Judicial Approval Date, the second Fiscal Year shall be the twelve-month period beginning on the first day of the month following the first anniversary of the Final Judicial Approval Date, and so forth. This definition applies only to the payment terms set forth herein and will have no effect on the tax or accounting year of the Settlement Trust.

            26.      "Full Credit" has the meaning provided in Section
                     VII.A.5.

            27.      "Fund A Amounts" has the meaning provided in Section
                     III.B.1.

            28.      "Fund A Escrow Account" has the meaning provided in
                     Section III.B.3.

            29.      "Fund B Amounts" has the meaning provided in Section
                     III.C.1.

            30.      "Fund B Deposit Amount" has the meaning provided in
                     Section III.C.1.d.

            31.      "Fund B Quarterly Notice" has the meaning provided in
                     Section III.C.1.d.

            32. "Initial Opt-Out Period" shall mean the period to be established by the Court during which Class Members may exercise the Initial Opt-Out right described in Section IV.D.2.

            33. "Interim Claims Administrator(s)" shall mean the two persons mutually agreed upon by AHP and Class Counsel subject to approval by the Court pursuant to Section VI.A.2 to exercise all of the functions which are to be exercised by the Claims Administrator and/or the Trustees prior to approval of the Trustees.

            34. "Interim Escrow Agent" shall mean the person or entity mutually agreed upon by AHP and Class Counsel subject to approval by the Court pursuant to Section VI.A.1 to receive, hold and disburse Fund A Amounts and Fund B Amounts until Court approval of the Trustees pursuant to
                     Section VI.A.6 herein.

            35.      "Intermediate Opt-Out Credit" has the meaning provided in
                     Section VII.A.6.

            36.      "Judgment" has the meaning provided in Section VII.A.5.

            37. "Matrix-Level Condition" shall mean a physiological condition with a level of severity meeting any of the criteria specified in Section IV.B.2.c.

            38. "Mild Mitral Regurgitation" refers to mild mitral valve regurgitation as that level is defined in Singh<F5>
                     (1999) and measured by an echocardiographic examination performed and evaluated by qualified medical personnel following the protocol as outlined in Feigenbaum<F6>
                     (1994) or Weyman<F7> (1994). That degree of regurgitation is determined as follows: (1) either the RJA/LAA ratio is more than 5% or the mitral regurgitant jet height is greater than 1 cm from the valve orifice, and (2) the RJA/LAA ratio is less than 20%.

            39. "Mitral Valve Prolapse" refers to a condition where (a) the echocardiogram video tape or disk includes the parasternal long axis view and (b) that echocardiographic view shows displacement of one or both mitral leaflets >2mm above the atrial-ventricular border during systole, and >5mm leaflet thickening during diastole, as determined by a Board-Certified Cardiologist.<F8>

            40. "Non-AHP Released Parties" shall mean those Released Parties other than the AHP Released Parties.

            41. "Nonpayment Hearing" has the meaning provided in Section III.E.6.a.

            42. "Plaintiffs' Counsel" shall mean the Class Counsel and the Common Benefits Attorneys.

            43.      "Pre-Adjusted MAPA" has the meaning provided in Section
                     III.C.2.

            44. "Preliminary Approval" shall mean the Federal District Court's conditional certification of the Settlement Class and preliminary approval of this Settlement Agreement pursuant to Fed. R. Civ. P. 23(a), 23(b)(2), 23(b)(3),
                     23(c)(1) and 23(e) and entry of an order or orders providing for issuance of notice to the Settlement Class.

            45. "Preliminary Approval Date" shall mean the date on which Preliminary Approval occurs.

            46. "Primary Pulmonary Hypertension" ("PPH") is defined as either or both of the following:

                     a. For a diagnosis based on examinations and clinical findings prior to death:

                          (1)   (a)   Mean pulmonary artery pressure by
                                      cardiac catheterization of greater than
                                      or equal to 25 mm Hg at rest or greater
                                      than or equal to 30 mm Hg with exercise
                                      with a normal pulmonary artery wedge
                                      pressure less than or equal to 15
                                      mm Hg<F9>; or

                                (b)   A peak systolic pulmonary artery
                                      pressure of greater than or equal to 60
                                      mm Hg at rest measured by Doppler
                                      echocardiogram utilizing standard
                                      procedures; or

                                (c) Administration of Flolan to the patient based on a diagnosis of PPH with cardiac catheterization not done due to increased risk in the face of severe right heart dysfunction; and

                          (2) Medical records which demonstrate that the following conditions have been excluded by the following results<F10>:

                                (a) Echocardiogram demonstrating no primary cardiac disease including, but not limited to, shunts, valvular disease (other than tricuspid or pulmonary valvular insufficiency as a result of PPH or trivial, clinically insignificant left-sided valvular regurgitation), and congenital heart disease (other than patent foramen ovale); and

                                (b) Left ventricular dysfunction defined as LVEF < 40% defined by MUGA,
                                      Echocardiogram or cardiac
                                      catheterization; and

                                (c)   Pulmonary function tests demonstrating
                                      the absence of obstructive lung disease
                                      (FEV1/FVC > 50% of predicted) and the
                                      absence of greater than mild restrictive lung disease (total lung capacity
                                      > 60% of predicted at rest);
                                      and

                                (d) Perfusion lung scan ruling out pulmonary embolism; and

                                (e)   If, but only if, the lung scan is
                                      indeterminate or high probability, a
                                      pulmonary angiogram or a high resolution angio computed tomography scan demonstrating absence of thromboembolic disease; and

                          (3)   Conditions known to cause pulmonary
                                hypertension<F11>,<F12>,<F13>
                                including connective tissue disease known to be causally related to pulmonary hypertension, toxin induced lung disease known to be causally related to pulmonary hypertension, portal hypertension, significant obstructive sleep apnea, interstitial fibrosis (such as silicosis, asbestosis, and granulomatous disease) defined as greater than mild patchy interstitial lung disease, and familial causes, have been ruled out by a Board-Certified Cardiologist or Board-Certified Pulmonologist as the cause of the person's pulmonary hypertension.

                                      -OR-

                     b.   For a diagnosis made after the individual's death:

                          (1) Autopsy demonstrating histopathologic changes in the lung consistent with primary pulmonary hypertension and no evidence of congenital heart disease (other than a patent foramen ovale) with left-to-right shunt, such as ventricular septal defect as documented by a Board-Certified Pathologist; and

                          (2) Medical records which show no evidence of alternative causes as described above for living persons.

                     This definition of PPH ("the PPH Definition") is intended solely for the purpose of describing claims excluded from the definition of Settled Claims and for purposes of
                     Section VII.B.4 and 5, below. The Parties agree that the PPH Definition includes but is broader than the rare and serious medical condition suffered by the individuals described in L. Abenhaim, et al., Appetite-Suppressant

                     Drugs and the Risk of Primary Pulmonary Hypertension, International Primary Pulmonary Hypertension Study Group, 335(9), New England Journal of Medicine, 609-16 (1996) (the "IPPHS study"). The subjects in that study exhibited significantly elevated pulmonary artery pressures with an average systolic pulmonary artery pressure of 88 mm Hg and average mean pulmonary artery pressure of 57 mm Hg. Two-thirds of the IPPHS patients demonstrated NYHA Class III or IV symptoms. While the IPPHS subjects would fall within the PPH Definition, the definition also includes persons with a milder, less serious medical condition.

            47. "Qualified Physician" shall mean a Board-Certified or Board-Eligible Cardiologist.

            48.      "Released Parties" shall mean:

                     a. AHP and each of its subsidiaries, affiliates, and divisions, including, but not limited to, Wyeth-Ayerst Laboratories Division, Wyeth-Ayerst Laboratories Co., Wyeth-Ayerst Pharmaceuticals Inc., and American Cyanamid Corporation, along with each of their respective current and former officers, directors, employees, attorneys, agents, and insurers;

                     b. Any and all predecessors, successors, and/or shareholders of AHP and each of its subsidiaries, affiliates, and divisions; provided, however, that any such person or entity shall be considered a Released Party only to the extent that such person or entity is sued in its capacity as a predecessor, successor, and/or shareholder of AHP or its subsidiaries, affiliates, and divisions;

                     c. Any and all suppliers of materials, components, and services used in the manufacture of Pondimin (Registered Trademark) and/or Redux (Trademark), including the labeling and packaging thereof, along with each such person's or entity's predecessors, successors, parents, subsidiaries, affiliates, and divisions, and each of their respective current and former shareholders, officers, directors, employees, attorneys, agents, and insurers; provided, however, that no person or entity described in this subsection shall be a Released Party with respect to any claims based upon his, her or its own independent negligence or culpable conduct;

                     d. All distributors of Pondimin (Registered Trademark) and/or Redux (Trademark), including wholesale distributors, private label distributors, retail distributors, hospitals and clinics, and their respective predecessors, successors, parents, subsidiaries, affiliates, and divisions, and their respective current and former shareholders, officers, directors, employees, attorneys, agents, and insurers; provided that (1) such persons and entities described in this section shall be a Released Party only as to claims as to which such persons would have a statutory or common-law right of indemnity against AHP and (2) no person or entity described in this section shall be a Released Party to the extent that any claim is based upon his, her or its own independent negligence or culpable conduct, including, without limitation, negligence or professional malpractice asserted against hospitals, clinics, and diet centers;

                     e. All physicians who prescribed, and all pharmacists and pharmacies who dispensed, Pondimin (Registered Trademark) and/or Redux (Trademark) to the extent that liability against such physicians, pharmacists or pharmacies is based on:

                          (1) the prescription or dispensing of Pondimin (Registered Trademark) and/or Redux (Trademark) in a manner consistent with the product labeling; and/or

                          (2) the prescription or dispensing of Pondimin (Registered Trademark) for any period longer than a "few weeks"; and/or

                          (3) the prescription or dispensing of Pondimin (Registered Trademark) and/or Redux (Trademark) for concomitant use with Phentermine hydrochloride or Phentermine resin; and/or

                          (4) a claim that the physician's or pharmacist's liability stems solely from having prescribed or dispensed Pondimin (Registered Trademark) and/or Redux (Trademark); and/or

                          (5) a claim that the physician's or pharmacist's liability stems solely from the prescription or dispensing of a defective or unreasonably dangerous product.

                          Physicians, pharmacists and pharmacies are not Released Parties with respect to any claims based on their independent negligence or culpable conduct, not consisting of the conduct described in paragraphs (1)-(5) of this Subsection I.48.e.

                          Notwithstanding the foregoing, Les Laboratoires Servier S.A. and all of its affiliates and subsidiaries, including, without limitation, Servier S.A.S., Oril, Orsem, Servier Amerique, Science Union et Cie, Institut de Recherches Internationales Servier, Servier Research (collectively hereinafter "Servier"); Interneuron Pharmaceuticals, Inc. (hereinafter "Interneuron"); and any manufacturer, seller, wholesaler, or distributor of any Phentermine hydrochloride or Phentermine resin pharmaceutical product are not Released Parties.

            49. "Screening Period" refers to the 12-month period (or such longer period that shall be permitted by the Court for good cause shown, but in any case not to exceed 18 months) during which benefits shall be available under the Screening Program.

            50. "Screening Program" refers to the program for providing Transthoracic Echocardiograms and associated interpretative physician visit benefits, as set forth in Sections
                     IV.A.1.a and IV.A.2.b.

            51.      "Security Fund" has the meaning provided for in Section
                     III.E.2.

            52. "Security Fund Escrow Account" has the meaning provided in Section III.E.8.

            53. "Settled Claims" shall mean any and all claims, including assigned claims, whether known or unknown, asserted or unasserted, regardless of the legal theory, existing now or arising in the future by any or all members of the Settlement Class arising out of or relating to the purchase, use, manufacture, sale, dispensing, distribution, promotion, marketing, clinical investigation, administration, regulatory approval, prescription, ingestion, and labeling of Pondimin (Registered Trademark) and/or Redux (Trademark), alone or in combination with any other substance, including, without limitation, any other drug, dietary supplement, herb, or botanical. These "Settled Claims" include, without limitation and by way of example, all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized by law or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, for:

                     a. personal injury and/or bodily injury, damage, death, fear of disease or injury, mental or physical pain or suffering, emotional or mental harm, or loss of enjoyment of life;

                     b. compensatory damages, punitive, exemplary, statutory and other multiple damages or penalties of any kind;

                     c. loss of wages, income, earnings, and earning capacity, medical expenses, doctor, hospital, nursing, and drug bills;

                     d.   loss of support, services, consortium,
                          companionship, society or affection, or damage to familial relations, by spouses, parents, children, other relatives or "significant others" of Settlement Class Members;

                     e. consumer fraud, refunds, unfair business practices, deceptive trade practices, Unfair and Deceptive Acts and Practices ("UDAP"), and other similar claims whether arising under statute, regulation, or judicial decision;

                     f.   wrongful death and survival actions;

                     g. medical screening and monitoring, injunctive and declaratory relief;

                     h. economic or business losses or disgorgement of profits arising out of personal injury; and

                     i.   prejudgment or post-judgment interest.

                     Notwithstanding the foregoing, Settled Claims do not include claims based on PPH, including claims for compensatory, punitive, exemplary or multiple damages based on PPH; provided, however, that if a Class Member receives settlement benefits from Fund B, he/she may not bring a lawsuit based upon a claim for PPH, unless the Class Member was diagnosed with PPH before the Class Member had left-sided heart valve abnormalities (other than those which produce trivial, clinically insignificant left-sided regurgitation) or Endocardial Fibrosis.

            54. "Transthoracic Echocardiogram" means a non-invasive, standard Echocardiogram which includes an M-Mode and 2D Echocardiogram, and Doppler and color Doppler evaluations of all four chambers of the heart and all four heart valves.

            55. "Trial Court Approval" shall mean the granting, by order, of the approval of the Settlement Agreement by the Federal District Court.

            56. "Trial Court Approval Date" shall mean the date upon which Trial Court Approval occurs.

            57. "Trust" or "Settlement Trust" shall mean a trust established to receive funds to be paid by AHP as provided in this Settlement Agreement pursuant to a Trust Agreement substantially in the form appended hereto as Exhibit "1."

            58. "Trustees" shall mean those individuals approved by the Court as Trustees of the Settlement Trust in accordance with Section VI.A.3 herein.

    II.     SCOPE OF THE SETTLEMENT CLASS

            A. The Parties shall seek certification by the Federal District Court of a nationwide class solely for Settlement purposes (the "Settlement Class") in the case entitled Sheila Brown, et al. v. American Home Products Corporation, Civil Action No. 99-20593, pending in the United States District Court for the Eastern District of Pennsylvania.

            B.       The Settlement Class will consist of:

                          All persons in the United States, its possessions and territories who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) ("Diet Drug Recipients"), or their estates, administrators or other legal representatives, heirs or beneficiaries ("Representative Claimants"), and any other persons asserting the right to sue AHP or any Released Party independently or derivatively by reason of their personal relationship with a Diet Drug Recipient, including without limitation, spouses, parents, children, dependents, other relatives or "significant others" ("Derivative Claimants"). The Settlement Class does not include any individuals whose claims against AHP and/or the AHP Released Parties, arising from the use of Diet Drugs, have been resolved by judgment on the merits or by release (other than releases provided pursuant to this Settlement).

            C.       There will be five subclasses as follows:

                     1.(a) "Subclass 1(a)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 60 days or less, and (2) who have not been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on their personal or legal relationship with a Diet Drug Recipient
                                (1) who ingested Pondimin (Registered
                                Trademark) and/or Redux (Trademark) for 60 days or less, and (2) who has not been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and September 30, 1999.

                     1.(b) "Subclass 1(b)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 61 or more days, and (2) who have not been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient (1) who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 61 or more days, and (2) who has not been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and September 30, 1999.

                     2.(a) "Subclass 2(a)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 60 days or less, and (2) who have been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram which was performed between the commencement of Diet Drug use and September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient
                                (1) who ingested Pondimin (Registered
                                Trademark) and/or Redux (Trademark) for 60 days or less, and (2) who has been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram which was performed between the commencement of Diet Drug use and September 30, 1999.

                     2.(b) "Subclass 2(b)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 61 or more days, and (2) who have been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram which was performed between the commencement of Diet Drug use and September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient
                                (1) who ingested Pondimin (Registered
                                Trademark) and/or Redux (Trademark) for 61 or more days, and (2) who has been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram which was performed between the commencement of Diet Drug use and September 30, 1999.

                     3. "Subclass 3" (which may include persons also included in Subclasses 1(a) and 1(b)) shall consist of all Diet Drug Recipients in the Settlement Class who have been diagnosed by a Qualified Physician as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, but who have not been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient who has been diagnosed by a Qualified Physician as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, but who has not been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period.

    III.    AHP'S PAYMENT OBLIGATIONS

            A.       Establishment of Settlement Trust

                     1. A Settlement Trust shall be established to receive the Fund A Amounts and Fund B Amounts to be paid by AHP under the terms of this Settlement Agreement pursuant to the terms of a Trust Agreement substantially in the form appended to the Settlement Agreement as Exhibit "1."

                     2. The Parties agree that, as provided in the Trust Agreement, the Trustees of the Settlement Trust will be nominated by the Parties and that each nomination will be subject to agreement of the Parties and subject to approval by the Court consistent with the provisions stated in Section VI.A.3 herein and the Trust Agreement substantially in the form appended to the Settlement Agreement as Exhibit "1".

                     3. The Settlement Trust will begin as a reversionary trust and will become non-reversionary upon Final Judicial Approval. If Final Judicial Approval is not obtained, or if the Settlement Agreement is terminated in accordance with its terms for any other reason, all amounts remaining in the Settlement Trust after payment of any charges and expenses which the Settlement Agreement expressly authorized or required to be incurred and expended prior to the reversion date, including any amounts expended to assist in seeking Final Judicial Approval, shall be returned to AHP, except as provided in Section V hereof relating to the administration of claims of Class Members who have accepted the Accelerated Implementation Option.

                     4. AHP shall have no right to any of the funds previously deposited, nor to any of the funds subsequently deposited into the Settlement Trust, as of the date the Trust becomes non-reversionary. AHP shall have no further claim to such funds for any purpose.

                     5. Subject to the conditions set forth in this Settlement Agreement, AHP shall be obligated to make payments as set forth in Sections III.B ("Fund

                          A") and III.C ("Fund B") below to the Settlement Trust. Such payments shall be made by wire transfer. If any date of payment provided herein is not a Business Day, such payment shall be due and payable on the first Business Day following such date.

            B.       Fund A

                     1. AHP shall make payments into Fund A as follows (such amounts collectively referred to herein as the "Fund A Amounts"):

                          a. $50 million five Business Days after the Preliminary Approval Date.

                          b. $383 million five Business Days after the Trial Court Approval Date.

                          c. $383 million 180 days after the preceding payment of $383 million.

                          d. $184 million five Business Days after the Final Judicial Approval Date.

                     2. The monies held by Fund A shall be available and shall be used to pay all benefits payable from Fund A, out-of-pocket and pre-settlement litigation expenses of Plaintiffs' Counsel approved by the Court for reimbursement in relation to Fund A, and all proper administrative expenses associated with the administration of the Settlement and the Settlement Trust insofar as they relate to Fund A.

                     3. In addition to the foregoing, within five Business Days after the Final Judicial Approval Date, AHP shall pay $200 million into an escrow account under the supervision of the Court (the "Fund A Escrow Account"). The funds in the Fund A Escrow Account shall be used to pay compensation to Plaintiffs' Counsel. In addition, the funds in the Fund A Escrow Account may be used to make incentive awards to the Class Representatives in the following State and Federal Court class actions involving Pondimin (Registered Trademark) and Redux (Trademark):
                          United States District Court for the Eastern
                          District of Pennsylvania, Brown v. American Home

                          Products Corp., C.A. No. 99-20593; Jeffers v. American Home Products Corp., C.A. No. 98-CV-20626 (E.D. Pa.) (In re Diet Drug Products Liability Litigation, MDL 1203); New Jersey (Vadino et al. v. AHP, Docket No. MID-L-425-98); New York (New York Diet Drug Litigation, Index No. 700000/98); Pennsylvania (Pennsylvania Diet Drug Litigation, Master Docket No. 9709-3162 C.C.P. Phila.); and Washington (St. John v. AHP, 97-2-06368-4). The payment of said compensation, relating to Fund A, to Plaintiffs' Counsel and the certified State and Federal Court Class Representatives shall be in such manner and in such amounts as the Court, with advice and counsel of the State Court Judicial Advisory Committee, may determine is appropriate, as contemplated by Sections VIII.B.3 and VIII.E.1.a hereof and pursuant to a Fund A Escrow Account Agreement substantially in the form attached hereto as Exhibit "2." AHP shall take no position on the amount of such fees to be awarded as attorneys' fees or incentive awards or the allocation thereof. All Class Members shall have standing to object to or support the award of attorneys' fees and incentive awards for Class Representatives from the Fund A Escrow Account. Any amount in the Fund A Escrow Account not awarded in attorneys' fees shall be returned to AHP by order of the Court.

                     4. When the Trustees decide that Fund A's purposes have been met, the remaining balance, if any, in Fund A shall be transferred to Fund B.

                     5. Any transfer from Fund A to Fund B will not reduce the Adjusted MAPA for the year in which any unused portion of Fund A is transferred, and said transfer will not reduce the maximum obligation of AHP to make payments to Fund B.

            C.       Fund B

                     1. AHP shall make payments into Fund B as follows (such amounts collectively referred to herein as the "Fund B Amounts"):

                          a. $25 million five Business Days after the Preliminary Approval Date.

                          b. $625 million five Business Days after the Final Judicial Approval Date.

                          c. The $25 million which is paid to Fund B after the Preliminary Approval Date and the $625 million which is paid to Fund B at the Final Judicial Approval Date shall be available and shall be used to pay Class Members who qualify to receive benefits from Fund B, all common benefit fees and costs awarded by the Court in relation to Fund B, and all administrative expenses authorized under the Settlement Agreement associated with the administration of the Settlement and the Settlement Trust insofar as they relate to Fund B.

                          d. Beginning in the second Fiscal Year after the Final Judicial Approval Date, the Trustees may request in writing on a quarterly basis (each a "Fund B Quarterly Notice") an additional amount (said amount being referred to as a "Fund B Deposit Amount") (i) to pay claims received which qualify for payment from Fund B pursuant to Section IV.B (including claims for counsel fees and authorized administrative expenses) but which have not been paid due to an insufficient cash balance in Fund B, and/or (ii) to maintain a $50 million reserve in Fund B for administrative expenses (the "Administrative Reserve"). AHP shall pay the Fund B Deposit Amount so requested no later than 15 days after the date on which the Trustees provide AHP with a Fund B Quarterly Notice requesting such Fund B Deposit Amount; provided, however, that AHP's obligation to pay Fund B Deposit Amounts during any Fiscal Year shall at all times be limited to the Adjusted MAPA.

                     2. The Pre-Adjusted MAPA for each Fiscal Year shall be as set forth below:

                                                               Fund B
                                                               Pre-Adjusted
                                                               Maximum
                                                               Annual
                                                               Payment
    Fiscal Year                                                Amount

    2nd Fiscal Year after the Final Judicial Approval Date     $182,863,500

    3rd Fiscal Year after the Final Judicial Approval Date     $182,863,500

    4th Fiscal Year after the Final Judicial Approval Date     $182,863,500

    5th Fiscal Year after the Final Judicial Approval Date     $182,863,500

    6th Fiscal Year after the Final Judicial Approval Date     $182,863,500

    7th Fiscal Year after the Final Judicial Approval Date     $182,863,500

    8th Fiscal Year after the Final Judicial Approval Date     $182,863,500

    9th Fiscal Year after the Final Judicial Approval Date     $182,863,500

    10th Fiscal Year after the Final Judicial Approval Date    $182,863,500

    11th Fiscal Year after the Final Judicial Approval Date    $182,863,500

    12th Fiscal Year after the Final Judicial Approval Date    $182,863,500

    13th Fiscal Year after the Final Judicial Approval Date    $182,863,500

    14th Fiscal Year after the Final Judicial Approval Date    $182,863,500

    15th Fiscal Year after the Final Judicial Approval Date    $182,863,500

    16th Fiscal Year after the Final Judicial Approval Date    $480,000,000



                 3. In the event that the Adjusted MAPA in any Fiscal Year is not required to be paid in its entirety, the difference between the Adjusted MAPA for that Fiscal Year and the payment amounts actually made by AHP to Fund B in that Fiscal Year (the "Unused Adjusted MAPA") shall accrete as follows: an average shall be taken of the Unused Adjusted MAPA that exists at the end of each Fiscal quarter for the Fiscal Year in question; that average Unused Adjusted MAPA shall accrete at 6% for that year; and the Unused Adjusted MAPA that exists at the end of the fourth quarter of that Fiscal Year, plus the accretion as calculated in accordance with the provisions set forth above, shall be added to the Adjusted MAPA available to the Settlement Trust in the following year. For example and by way of explanation, assume that an Unused Adjusted MAPA of $50 million was generated by the end of the first quarter of the third Fiscal Year and remains unchanged for the next two Fiscal quarters, but is reduced to $40 million by the end of the fourth quarter of the third Fiscal Year. The average quarterly Unused Adjusted MAPA for the third Fiscal Year would be $47.5 million. Accreting at 6%, a total accretion of $2,850,000 would then be added to the Unused Adjusted MAPA of $40,000,000 at the end of the fourth quarter of the third Fiscal Year, resulting in a total of $42,850,000 of Unused Adjusted MAPA to be added to the Adjusted MAPA available to the Settlement Trust in the following Fiscal Year (the fourth Fiscal Year). Because the Pre-Adjusted MAPA for the fourth Fiscal Year is $182,863,500, the Adjusted MAPA for that year, assuming no other adjustments, would be $225,713,500. If the Trustees did not require any Fund B Deposit in the fourth Fiscal Year, the quarterly average of the Unused Adjusted MAPA for the fourth Fiscal Year would be $225,713,500, which would accrete at 6%, and the accreted amount, $239,256,310, would be added to the Pre-Adjusted MAPA for the fifth Fiscal Year, so that the Adjusted MAPA at the beginning of the fifth Fiscal Year will be $422,119,810, provided there are no further adjustments.

                 4. The Credits referred to in Section VII.A shall accrete at 6% per year, compounded annually, commencing at the end of the Fiscal quarter during which each Credit is generated and ending on the date of the Adjusted MAPA which is reduced by the application of the Credit, irrespective of the actual passage of time. The determination of the amount of such Credits generated in any Fiscal Year shall be made at the end of each Fiscal Year after the Final Judicial Approval Date unless an earlier determination is necessary to carry out the intention of the Parties. Such accreted Credits shall accumulate and shall be applied to reduce the Adjusted MAPAs in reverse order starting with the first day of the sixteenth Fiscal Year after the Final Judicial Approval Date. For example and by way of explanation, assuming a $1 million Credit were generated during the last quarter of the first Fiscal Year after the Final Judicial

                     Approval Date, and assuming no other adjustments to the Adjusted MAPA, this Credit would accrete until the first day of the sixteenth Fiscal Year after the Final Judicial Approval Date, would have an accreted value of $2,260,904 and would be applied at that date to reduce the Adjusted MAPA for that year. As a further example by way of explanation, assuming that $300 million of Credits were generated during the last quarter of the third Fiscal Year after the Final Judicial Approval Date, and assuming no other adjustments to the Adjusted MAPA, $238,545,295 of those credits would accrete until the first day of the sixteenth Fiscal Year after the Final Judicial Approval Date, at which time those credits would have an accreted value of $480 million and would be applied at that date to eliminate the full amount of the Pre-Adjusted MAPA for that year; the remaining $61,454,705 of those third-year credits would accrete until the first day of the fifteenth Fiscal Year after the Final Judicial Approval Date, at which time those credits would have an accreted value of $116,659,378 and would be applied at that date to reduce the Pre-Adjusted MAPA for the fifteenth Fiscal Year by that amount; the Pre-Adjusted MAPA for the fifteenth Fiscal Year would therefore be $66,204,122 (namely, $182,863,500 minus $116,659,378).

                 5. Prior to the end of the first quarter of the sixteenth Fiscal Year after the Final Judicial Approval Date, the Trustees shall make a calculation as to a final payment to be made by AHP to Fund B (the "Final Payment"). The Final Payment, if any, by AHP into Fund B, shall be the lesser of two amounts, "X" or "Y," where:

                     a. Amount "X" refers to the projected amount of additional funds necessary to meet the obligations of Fund B. To make this projection, the Trustees shall cause an actuarial determination to be made, based on the experience of the Settlement Trust, as to the amount of additional funds, if any, which will be required to fund obligations to Class Members who have qualified or are likely in the future to qualify for benefits from Fund B and associated administrative expenses. In determining Amount "X," the Trustees shall also take into consideration the then cash balance in Fund B (including the Administrative Reserve), its projected future investment and other income, and an estimate of required future administrative expenses.

                     b. Amount "Y" refers to the difference between (i) the Adjusted MAPA computed as of the first day of the sixteenth Fiscal Year following the Final Judicial Approval Date, giving due credit for all Unused Adjusted MAPAs with 6% accretions thereon, and all Credits and Cross-Claim Credits to which AHP is entitled under the Settlement Agreement with 6% accretions thereon, and (ii) any amounts paid by AHP to Fund B during the first quarter of the sixteenth Fiscal Year.

                 6. After making the foregoing calculation, but prior to payment thereof, the Trustees shall provide a report to Class Counsel and to AHP setting forth the Trustees' projection of the amount of additional funds, if any, which will be necessary to meet the obligations of Fund B, as described above. The report shall contain all supporting information necessary to allow Class Counsel and AHP to evaluate the accuracy and reasonableness of the projection. Such supporting information shall include, without limitation, the Trustees' methodology for making the projection and any assumptions used in making the projection. Either AHP or Class Counsel shall have the right to seek any additional information reasonably requested by them, and to contest the Trustees' projections to the Court, which shall modify such projection if it is determined to be unreasonable or lacking in substantial support. AHP shall make the Final Payment within 15 days after a final determination of the amount thereof. In the event AHP seeks a stay of such determination pending appeal and posts adequate bond, Class Counsel shall not oppose such a stay.

                 7. At such time as the accumulated accreted Credits and Cross-Claim Credits are equal to or exceed the remaining maximum payment obligations of AHP, as calculated hereunder, the Final Payment shall be deemed to have been made at that time if that date is prior to the date on which the Final Payment is required to be made under
                     Section III.C.6 above, and no Final Payment shall be required to be made pursuant to Section III.C.6.

                 8. If no Final Payment is required pursuant to the preceding provision, or if a Final Payment is made pursuant to
                     Section III.C.6, AHP shall have no further obligation to make any payments to Fund B under the Settlement Agreement.

                 9. The monies held by Fund B shall be available and shall be used to pay all benefits payable from Fund B, all common benefit fees and costs awarded by the Court in relation to Fund B, and all proper administrative expenses associated with the administration of the Settlement and the Settlement Trust insofar as they relate to Fund B.

            D.   Other Provisions

                 1. The Settlement Trust shall be structured and managed to qualify as a Qualified Settlement Fund under Section 468B of the Internal Revenue Code and related regulations and will contain customary provisions for such trusts including obligations of the Settlement Trust to make tax filings and to provide to AHP information to permit AHP to report deductions properly for tax purposes.

                 2. The Parties agree that all of the amounts being paid pursuant to the terms of this Settlement are being paid as damages (other than punitive damages) on account of alleged physical personal injuries or alleged physical sickness of the members of the Settlement Class as described in Section 104(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Parties further agree that the claims set forth in the definition of Settled Claims in Section I.53 have their origin in such alleged physical personal injuries or physical sickness.

                 3. Except as provided in Section V herein relating to the Accelerated Implementation Option, AHP shall have no financial obligations under this Settlement Agreement other than as explicitly set forth in this Section III (AHP's Payment Obligations). AHP shall have no responsibility for the management of the Settlement Trust or any liability to any Class Member arising from the handling of claims by the Trustees.

            E.   Security Arrangements

                 1. During the period beginning on the first Business Day following the Trial Court Approval Date and ending on the fifth Business Day following the Final Judicial Approval Date, AHP shall maintain credit facilities in an aggregate principal amount of One Billion Dollars ($1,000,000,000) exclusively as security for its obligations under this Settlement Agreement over the sum of (1) the greater of (a) the aggregate minimum principal amount of credit facilities that would be required by Moody's Investors Service to satisfy back-up liquidity on AHP's commercial paper obligations or (b) the aggregate minimum principal amount of credit facilities that would be required by Standard & Poor's Rating Services as sufficient to satisfy back-up liquidity on AHP's commercial paper obligations, plus (2) the amount of any uses (other than the payments under this Settlement Agreement) for which such credit facilities have been committed, plus (3) outstanding drawings under such credit facilities.

                 2. Fifteen days after the Final Judicial Approval Date, or the first Business Day thereafter if such fifteenth day is not a Business Day, AHP shall establish and thereafter maintain a fund (the "Security Fund") consisting of cash and high-grade marketable commercial securities (which shall consist of the "Permitted Investments," defined herein) selected by AHP having a principal value equal to $370 million. If the credit rating for AHP as reported by both Moody's Investors Service and Standard & Poor's Rating Services is below investment grade at any time during which the Security Fund must be maintained hereunder, AHP shall deposit additional cash and Permitted Investments selected by AHP having an aggregate principal value of an additional $180 million. For purposes of this Section III.E, the term "Permitted Investments" shall mean any of the following: (a) readily marketable direct obligations of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States, maturing within 365 days of purchase (in the case of all such obligations other than direct obligations of the United States Treasury);
                     (b) certificates of deposit or time deposits maturing within 365 days of purchase with any commercial bank that
                     (1) has deposits insured by the Federal Deposit Insurance Corporation, (2) is organized under the laws of the United States or any state thereof, (3) has a minimum long-term rating of "A-3" (or the then equivalent) by Moody's Investors Service and a long-term rating of "A-" (or the then equivalent) by Standard & Poor's Rating Services, and (4) has combined capital and surplus of at least $10 billion; (c) commercial paper issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" short-term (or the then equivalent grade) and "A-1" long-term (or the then equivalent grade) by Standard & Poor's Rating Services, in each case with a maturity of not more than 180 days from the date of acquisition thereof; or (d) investments, classified as current assets of AHP or any of its subsidiaries under generally accepted accounting principles, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Service or Standard & Poor's Rating Services, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) or (c) of this definition.

                 3. The Security Fund shall be terminated upon AHP's making, or being deemed to have made, the Final Payment provided for in Sections III.C.5, III.C.6 and III.C.7, respectively.

                 4. AHP shall be entitled to withdraw from the Security Fund all income earned thereby. However, in the event that, and so long as, the credit rating of AHP reported by both Moody's Investors Service and Standard & Poor's Rating Services is below investment grade at any time during which the Security Fund must be maintained, AHP shall no longer be entitled to withdraw from the Security Fund the income earned thereby, except that AHP shall thereafter be entitled to withdraw, at each tax payment date, such amount thereof as shall equal all federal, state and local taxes payable by AHP with respect to or on account of the whole amount of the Security Fund. AHP shall be responsible for the payment of all federal, state and local taxes payable with respect to or on account of the Security Fund.

                 5. AHP shall grant to the Trustees a perfected security interest in the Security Fund as collateral for AHP's obligations under the Settlement Agreement pursuant to the terms of a Security Fund and Escrow Agreement in the form appended hereto as Exhibit "3" hereto. The assets in the Security Fund shall at all times be owned by AHP, subject to the rights of the Trust as a secured creditor.

                 6. For purposes of this Settlement Agreement, an "Uncured Failure to Make Payment" is an event in which:

                     a. AHP fails to make a payment to Fund B which was due and not timely paid, and such failure to make payment was due to either a financial inability to pay or a deliberate unwillingness to pay, such determinations having been made by order of the Court after an evidentiary hearing (a "Nonpayment Hearing"); and

                     b. AHP fails to make that payment within thirty days after such order becomes final after exhaustion of all appeals, if any, or AHP fails to make that payment thirty days after a Trial Court order declaring an Uncured Failure to Make Payment and is unable to obtain a stay of that order pending an appeal from such order.

                 7. At least thirty days prior to any Nonpayment Hearing, AHP and Class Counsel shall have the right to receive from the Trustees such information as they reasonably request relating to the Trustees' claim that such payment was due and owing, as to which issue the Trustees shall have the burden of proof.

                 8. In the event of an Uncured Failure to Make Payment, securities and/or cash in the Security Fund having a principal value equal to the entire amount of the Security Fund shall be transferred to the escrow agent of an escrow account to be maintained under the supervision of the Court (the "Security Fund Escrow Account"), without impairing the security interest of the Trust.
                     The portion of the Security Fund Escrow Account, if any, needed to satisfy the obligations of AHP under the Settlement Agreement shall be paid to the Trust pursuant to order of the Court or on agreement of the Parties.
                     Any unused amount of the Security Fund Escrow Account shall be returned to AHP at the time the Final Payment is made or deemed to have been made. Any income earned on the account shall remain the property of the account, and all federal, state and local taxes payable with respect to the Security Fund Escrow Account shall be paid out of the account. Additional conditions and procedures for the establishment, operation and distribution of the Security Fund Escrow Account are set forth in Exhibit "3," which is to be executed substantially in that form by the escrow agent.

                 9.  In the event of the following occurrences:

                     a. The occurrence of more than one Uncured Failure to Make Payment within a two-year period; and

                     b. The depletion of the amount of the assets which AHP is required to have on deposit in the Security Fund or in the Security Fund Escrow Account described above by more than fifty percent of the then-required amount of assets; and

                     c. A determination by the Court after notice and an opportunity to be heard by all interested parties that the remaining assets in the Security Fund or in the Security Fund Escrow Account are not likely to be sufficient to pay the remaining Fund B obligations to Class Members as of that point in time;

                     all Diet Drug Recipients who (i) are diagnosed by a Qualified Physician as FDA Positive or as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period and who have registered for settlement benefits by Date 2, or (ii) are diagnosed as having Endocardial Fibrosis by September 30, 2005, and have registered for Fund B benefits by January 31, 2006, together with their associated Representative and/or Derivative Claimants, will have a right to opt out of the Settlement and pursue all of their Settled Claims (except for those claims set forth in subparagraphs (e) and (g) of Section I.53 of this Agreement), against AHP and the other Released Parties, including claims for punitive and multiple damages (hereinafter the "Financial Insecurity Opt-Out Right"), provided such Class Members have not received Matrix-Level V benefits set forth in Section IV.B.2.

                 10. Within thirty (30) days of the date of the entry of any
                     Order determining that the remaining assets in the Security Fund or in the Security Fund Escrow Account are not likely to be sufficient to pay the remaining Fund B obligations, as referred to in Sections III.E.6.a and III.E.9.c, above, the Trustees and/or Claims Administrator(s) shall provide written notice to all affected Class Members of the circumstances giving rise to the Financial Insecurity Opt-Out Right by first class mail, postage prepaid. Within one-hundred and twenty
                     (120) days of the transmission of that notice, each Class Member who is eligible to exercise a Financial Insecurity Opt-Out Right may send a written notice advising the Trustees and/or Claims Administrator(s) of the Class Member's election to exercise the Financial Insecurity Opt-Out Right on a form prescribed by the Trustees and/or Claims Administrator(s). In the event of such an opt-out, the Class Member may pursue any and all claims (except for those claims set forth in subparagraphs (e) and (g) of Section I.53 of this Agreement) against AHP in the legal system, and none of the Released Parties may assert any defense to such claims based on any statute of limitations or repose, the doctrine of laches, any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided in Section III.E.9 of this Agreement. In any legal action commenced by a Class Member exercising a right of opt-out under these circumstances, the Class Member shall reduce the amount of his or her recovery by the amount of any cash that the Class Member has received from AHP and/or the Trust under any terms of the Settlement. There shall be no deduction, offset, or reduction for any Medical Screening or Medical Services received by a Class Member.

                 11. Nothing contained in this Section of the Agreement shall be construed to be a waiver of or a limitation on rights which the Class Members, Class Representatives or Trustees would otherwise have under the law in the event of a breach of the Settlement Agreement.

                 12. Immediately following AHP's remittance (or deemed
                     remittance) of the Final Payment pursuant to Section III.C.6 (or Section III.C.7), any remaining balance of the Security Fund, including any income earned thereon, shall be released to AHP.

    IV.     CLASS MEMBER RIGHTS AND BENEFITS

            A. Screening/Refund/Medical Services/Cash/Research Benefits Payable from Fund A

                 1. Benefits for Class Members who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 61 or more days

                     a. Screening Program: Diet Drug Recipients in Subclass 1(b) will be eligible for one Transthoracic Echocardiogram and an associated interpretative physician visit. Eligible Class Members must register for this benefit by Date 1. This Screening Program shall be conducted for a 12-month period after Final Judicial Approval. This period may be extended for up to an additional 6 months by the Court for good cause shown.

                     b. Cost of Transthoracic Echocardiogram: Diet Drug Recipients in Subclass 1(b) who do not elect the Accelerated Implementation Option described in
                          Section V below and who, independent of the Screening Program, obtain an Echocardiogram after the end of the Initial Opt-Out Period but before the Final Judicial Approval Date, may recover from Fund A the lesser of (i) the Trust's direct cost of providing for a Transthoracic Echocardiogram and associated interpretative physician visit under the Screening Program and (ii) the actual amount paid by the Class Member for the Echocardiogram and associated interpretative physician visit, net of amounts paid or reimbursed by an insurance carrier or other third-party payor, but only in the event that the Settlement receives Final Judicial Approval. Eligible Class Members must submit a claim for this benefit by Date 2. Class Members receiving such a payment may not also participate in the Screening Program benefits described in Section IV.A.1.a.

                     c. Additional Medical Services Or Cash: All Diet Drug Recipients in Subclass 2(b) and those Diet Drug Recipients in Subclass 1(b) who have been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, will be entitled to receive, at the Class Member's election, either (i) valve-related medical services up to $10,000 in value to be provided by the Trust; or (ii) $6,000 in cash. Such cash payments and funds for such medical services will come from Fund
                          A. Eligible Class Members must register for this benefit and make the affirmative election as to whether they wish to receive cash or services by Date 2.

                     d. Refund: Diet Drug Recipients in Subclasses 1(b) and 2(b), or their associated Representative Claimants, will be eligible for a refund in the fixed amount of $30 per month of use for Pondimin (Registered Trademark) and $60 per month of use for Redux (Trademark), subject to a maximum of $500 per Class Member; provided, however, that such benefits will be made available to members of Subclasses 1(b) and 2(b) only if, and to the extent that, Fund A possesses sufficient assets to pay such benefits after paying or creating a reserve for payment of all other authorized expenses and benefits to be provided by Fund A. Eligible Class Members must register for this benefit by Date 1.

                 2. Benefits for Class Members who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 60 days or less:

                     a. Refund: Diet Drug Recipients in Subclasses 1(a) and 2(a) or their associated Representative Claimants will be eligible for a refund in the fixed amount of $30 per month of use for Pondimin (Registered Trademark) and $60 per month of use for Redux (Trademark). Eligible Class Members must register for this refund benefit by Date 1.

                     b.   Screening Program:

                          (1) In general, members of Subclass 1(a) are not entitled to screening benefits.

                          (2)  Limited Reimbursement for Screening
                               Examinations. If, however, during the
                               Screening Period, a Diet Drug Recipient in
                               Subclass 1(a), independent of the Screening
                               Program, obtains an Echocardiogram and is diagnosed by a Qualified Physician as FDA Positive based on that Echocardiogram, he/she may recover from Fund A the lesser of (i) the direct cost to the Trust of providing a Transthoracic Echocardiogram and an associated interpretative physician visit under the Screening Program, and (ii) the actual amount paid by the Class Member for the Echocardiogram and associated interpretative physician, net of amounts paid or reimbursed by an insurance carrier or other third-party payor, but only in the event that the Settlement receives Final Judicial Approval. Eligible Subclass 1(a) members must register for this benefit by Date 2.

                          (3) Compassionate and Humanitarian Program. In addition, the Trustees may, in their discretion in appropriate cases for compassionate and humanitarian reasons, provide a Transthoracic Echocardiogram and associated interpretative physician visit during the Screening Period for members of Subclass 1(a) who are Diet Drug Recipients, where the Trustees determine that (a) such persons are in need of such services and are otherwise unable to obtain them; or (b) where there are other compelling reasons to provide such services to such persons. Total disbursements for such services shall not exceed $20 million. Eligible Subclass 1(a) members must apply for such benefits by Date 1.

                     c. Additional medical services or cash. All members of Subclass 2(a) who are Diet Drug Recipients as well as those members of Subclass 1(a) who are Diet Drug Recipients and who have been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, will be entitled to receive, at the Class Member's election, either (i) valve-related medical services up to $5,000 in value to be provided by the Trust or
                          (ii) $3,000 in cash. Such cash payments and funds for such medical services will come from Fund A. Eligible Class Members must register for this benefit and make the affirmative election as to whether they wish to receive cash or services by Date 2.

                 3.  Benefits for All Class Members

                     a. Medical Research and Education Fund. An amount in Fund A not to exceed $25 million may be used to finance medical research and education related to heart disease. The Medical Research and Education Fund will be funded by the transfer of up to $25 million from Fund A to an organization formed for that purpose and described in Subsection (c)(3) of
                          Section 501 of the Internal Revenue Code pursuant to Articles of Incorporation and Bylaws substantially in the form appended hereto as Exhibit "4." The management of the Medical Research and Education Fund will be by an independent Board of Directors. The Parties agree that the Directors of the Medical Research and Education Fund will be nominated by the Parties and that each nominee will be subject to agreement of the Parties and subject to Court approval.

                     b. Medical/Legal Registry. The Trustees shall apply a portion of Fund A to establish, operate and maintain a "Registry" to track the medical condition of Class Members, both for purposes of processing claims for benefits under the terms of the Settlement and for purposes of medical research and education. The funds expended to create, maintain and operate this Registry shall be considered administrative expenses of Fund A and shall not reduce the $25 million which is available for medical education and research.

                     c. Echocardiogram in the case of financial hardship. In addition, the Trustees may, in their discretion, for members of Subclasses 1(a) and 1(b), in cases of true financial hardship provide a Transthoracic Echocardiogram and associated interpretative physician visit to such persons after Trial Court Approval of this Settlement. The Trustees may also, in their discretion, reimburse members of Subclasses 1(a) and 1(b), in cases of true financial hardship, for Echocardiograms and associated interpretative physician visits that were previously performed where (i) such procedures were performed prior to September 30, 1999 in response to a statewide class action notice, or (ii) the Trustees, in their discretion, determine that there are compelling reasons for such reimbursement. Such reimbursement shall be limited to the lesser of (i) the direct cost to the Trust of providing a Transthoracic Echocardiogram and associated interpretative physician visit under the Screening Program and (ii) the actual amount paid by the Class
                          Member for the Echocardiogram and associated interpretative physician visit, net of amounts paid or reimbursed by an insurance carrier or other third-party payor.

                 4. Terms of medical screening program and provision of additional medical services.

                     a. In order to supply Transthoracic Echocardiograms and associated interpretative physician visits pursuant to Sections IV.A.1.a, IV.A.1.b, IV.A.2.b.2, IV.A.2.b.3 and IV.A.3.c of this Settlement Agreement, and the additional medical services which Class Members are entitled to receive in accordance with Sections IV.A.1.c and IV.A.2.c of this Settlement Agreement, the Trustees and/or Claims Administrator(s) may enter into a contract with a network of providers of health services.

                     b. The "additional medical services" which eligible Class Members are entitled to receive under Sections IV.A.1.c and IV.A.2.c of this Settlement Agreement shall be determined by the Trustees and may include the following services, when performed, supervised, or prescribed by a physician specializing in internal medicine, cardiology, or cardiothoracic surgery:

                          (1)  Comprehensive physical examinations;

                          (2)  Chest x-rays;

                          (3)  Electrocardiograms;

                          (4)  Standard laboratory testing;

                          (5)  Medically-appropriate Echocardiograms;

                          (6)  Medically-supervised nutritional counseling;
                               and/or

                          (7) Any new, accepted technology or modalities for the management of valvular heart disease.

            B.   Compensation Benefits Payable from Fund B

                 1. Eligible Class Members. The following Class Members, and only such Class Members, shall be entitled to the compensation benefits from Fund B ("Matrix Compensation Benefits"):

                     a. Diet Drug Recipients who have been diagnosed by a Qualified Physician as FDA Positive or as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period and who have registered for further settlement benefits by Date 2;

                     b. The Representative Claimants of Diet Drug Recipients who have been diagnosed by a Qualified Physician as FDA Positive or as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, where either the Diet Drug Recipient or the Representative Claimant(s) for the Diet Drug Recipient has registered for further settlement benefits by Date 2;

                     c. The Derivative Claimants of Diet Drug Recipients who have been diagnosed by a Qualified Physician as FDA Positive or as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, where the Derivative Claimants have registered for further settlement benefits by Date 2, to the extent that such persons have a legally recognized claim for loss of services, consortium, support, or the like, arising from injury to the associated Diet Drug Recipient;

                     d. Diet Drug Recipients who have been diagnosed by a Qualified Physician as having Endocardial Fibrosis by September 30, 2005 and have registered for Fund B benefits by January 31, 2006;

                     e. The Representative Claimants of Diet Drug Recipients who have been diagnosed by a Qualified Physician as having Endocardial Fibrosis by September 30, 2005, where either the Diet Drug Recipient or the Representative Claimant(s) of the Diet Drug Recipient has registered for Fund B benefits by January 31, 2006;

                     f. The Derivative Claimants of Diet Drug Recipients who have been diagnosed by a Qualified Physician as having Endocardial Fibrosis by September 30, 2005, where the Derivative Claimants have registered for Fund B benefits by January 31, 2006, to the extent that such persons have a legally recognized claim for loss of services, consortium, support, or the like, arising from injury to the associated Diet Drug Recipient.

                 2.  Benefits Available

                     a. For purposes of providing Matrix Compensation Benefits to those Class Members eligible to receive such payments, the following four payment matrices (hereinafter the "Matrices" or "Matrix") are established:

    Matrix A-1                             Age at diagnosis/event


    Severity <24         25-29      30-34      35-39      40-44      45-49       50-54      55-59      60-64     65-69     70 - 79
             -


    I        $123,750    $117,563   $111,685   $106,100   $100,795   $95,755     $90,967    $86,419    $82,098   $73,888   $36,944

    II       $643,500    $611,325   $580,759   $551,721   $524,135   $497,928    $473,032   $449,381   $426,912  $384,221  $192,111

    III      $940,500    $893,475   $848,801   $806,361   $766,043   $727,741    $691,354   $656,786   $623,947  $561,552  $280,776

    IV       $1,336,500  $1,269,675 $1,206,191 $1,145,881 $1,088,587 $1,034,158  $982,450   $933,327   $886,661  $797,995  $398,998

    V        $1,485,000  $1,410,750 $1,340,213 $1,273,202 $1,209,542 $1,149,065  $1,091,612 $1,037,031 $985,180  $886,662  $443,331


    Matrix A-2                             Age at diagnosis/event

    Severity  < 24      25-29    30-34     35-39     40-44    45-49     50-54    55-59     60-64   65-69    70-79
              -


    I         $1,250    $1,187   $1,128    $1,072    $1,018   $967      $919     $873      $829    $739     $500

    II        $6,500    $6,175   $5,866    $5,573    $5,294   $5,030    $4,778   $4,539    $4,312  $3,842   $1,921

    III       $9,500    $9,025   $8,574    $8,145    $7,738   $7,351    $6,983   $6,634    $6,302  $5,616   $2,808

    IV        $13,500   $12,825  $12,184   $11,575   $10,996  $10,446   $9,924   $9,428    $8,956  $7,980   $3,990

    V         $15,000   $14,250  $13,537   $12,861   $12,218  $11,607   $11,026  $10,475   $9,951  $8,867   $4,433


    Matrix B-1                             Age at diagnosis/event

    Severity  < 24       25-29     30-34      35-39      40-44     45-49      50-54     55-59      60-64     65-69      70 - 79
              -

    I         $24,750    $23,513   $22,337    $21,221    $20,159   $19,152    $18,194   $17,284    $16,420   $14,778    $7,389

    II        $128,700   $122,265  $116,152   $110,344   $104,827  $99,586    $94,606   $89,876    $85,383   $76,844    $38,422

    III       $188,100   $178,695  $169,760   $161,272   $153,208  $145,548   $138,270  $131,357   $124,790  $112,310   $56,155

    IV        $267,300   $253,935  $241,238   $229,176   $217,717  $206,831   $196,489  $186,665   $177,332  $159,599   $79,800

    V         $297,000   $282,150  $268,043   $254,641   $241,908  $229,813   $218,322  $207,406   $197,036  $177,332   $88,666

    Matrix B-2                             Age at diagnosis/event


    Severity  < 24      25-29    30-34     35-39     40-44    45-49     50-54    55-59     60-64   65-69    70 - 79
              -


    I         $500      $500     $500      $500      $500     $500      $500     $500      $500    $500     $500

    II        $1,300    $1,235   $1,173    $1,115    $1,059   $1,006    $956     $908      $862    $768     $500

    III       $1,900    $1,805   $1,715    $1,629    $1,548   $1,470    $1,397   $1,327    $1,260  $1,123   $562

    IV        $2,700    $2,565   $2,437    $2,315    $2,199   $2,089    $1,985   $1,885    $1,791  $1,596   $798

    V         $3,000    $2,850   $2,707    $2,572    $2,444   $2,321    $2,205   $2,095    $1,990  $1,773   $886

                     b. Each Matrix describes the amount which an eligible Class Member is entitled to recover based on (1) the level of severity of a Diet Drug Recipient's disease pursuant to Section IV.B.2.c below, and (2) the age at which the Diet Drug Recipient is first diagnosed as suffering from that level of disease severity.

                     c. The levels of disease severity in a Diet Drug Recipient which qualify eligible Class Members for payment on the Matrices are as follows:

                          (1) Matrix Level I is severe left sided valvular heart disease without complicating factors, and is defined as one of the following:

                               (a)   Severe aortic regurgitation (AR) > 50%
                                     jet height/left ventricular outflow
                                     tract height (JH/LVOTH)<F14> and/or
                                     severe mitral regurgitation (MR) > 40%
                                     regurgitant jet area/left atrial area
                                     (RJA/LAA)<F15>,<F16> and no
                                     complicating factors as defined below;

                               (b)   FDA Positive valvular
                                     regurgitation<F17> with bacterial
                                     endocarditis contracted after
                                     commencement of  Pondimin (Registered
                                     Trademark) and/or Redux (Trademark) use.

                          (2) Matrix Level II is left sided valvular heart disease with complicating factors, and is defined as:

                               (a)   Moderate AR (25% - 49%
                                     JH/LVOTH)<F18> or Severe AR (> 50%
                                     JH/LVOTH)<F19> with one or more of
                                     the following:

                                     i)    Pulmonary hypertension secondary to
                                           severe aortic regurgitation with a
                                           peak systolic pulmonary artery
                                           pressure > 40 mm Hg measured by
                                           cardiac catheterization or with a
                                           peak systolic pulmonary artery
                                           pressure > 45 mm Hg<F20>
                                           measured by Doppler
                                           Echocardiography, at rest,
                                           utilizing standard
                                           procedures<F21>,<F22>
                                           assuming a right atrial pressure of
                                           10 mm Hg;

                                     ii)   Abnormal left ventricular end-
                                           systolic dimension > 50
                                           mm<F23> by M-mode or 2-D
                                           Echocardiography or abnormal left
                                           ventricular end-diastolic dimension
                                           > 70 mm<F24> as measured by M-
                                           mode or 2-D Echocardiography;

                                     iii)  Ejection fraction of <
                                           50%<F25>; and/or

                               (b)   Moderate MR (20% - 40%
                                     RJA/LAA)<F26> or Severe MR (> 40%
                                     RJA/LAA)<F27> with one or more of
                                     the following:

                                     i)    Pulmonary hypertension secondary to
                                           valvular heart disease with peak
                                           systolic pulmonary artery pressure
                                           > 40 mm Hg measured by cardiac
                                           catheterization or with a peak
                                           systolic pulmonary artery pressure
                                           > 45 mm Hg<F28> measured by
                                           Doppler Echocardiography, at rest,
                                           utilizing the procedures described
                                           in Section IV.B.2.c.(2)(a)(i)
                                           above;

                                     ii)   Abnormal left atrial supero-
                                           inferior systolic dimension > 5.3
                                           cm<F29> (apical four chamber
                                           view) or abnormal left atrial
                                           antero-posterior systolic dimension
                                           > 4.0 cm (parasternal long axis
                                           view) measured by 2-D directed M-
                                           mode or 2-D echocardiography with
                                           normal sinus rhythm using sites of
                                           measurement recommended by the
                                           American Society of
                                           Echocardiography;<F30>

                                     iii)  Abnormal left ventricular end-
                                           systolic dimension > 45
                                           mm<F31> by M-mode or 2-D
                                           Echocardiogram;

                                     iv)   Ejection fraction of less than
                                           Or equal to 60%<F32>;

                                     v)    Arrhythmias, defined as chronic
                                           atrial fibrillation/flutter that
                                           cannot be converted to normal sinus
                                           rhythm, or atrial
                                           fibrillation/flutter requiring
                                           ongoing medical therapy, any of
                                           which are associated with left
                                           atrial enlargement; as defined
                                           above in Section
                                           IV.B.2.c.(2)(b)(ii).

                          (3) Matrix Level III is left sided valvular heart disease requiring surgery or conditions of equal severity, and is defined as:

                               (a) Surgery to repair or replace the aortic and/or mitral valve(s) following the use of Pondimin (Registered Trademark) and/or Redux (Trademark); or

                               (b) Severe regurgitation and the presence of ACC/AHA Class I indications for surgery to repair or replace the aortic<F33> and/or mitral<F34> valve(s) and a statement from the attending Board-Certified Cardiothoracic
                                     Surgeon or Board-Certified Cardiologist
                                     supported by medical records regarding
                                     the recommendations made to the patient
                                     concerning valvular surgery, with the
                                     reason why the surgery is not being
                                     performed; or

                               (c)   Qualification for payment at Matrix
                                     Level I(b) (as described in Section
                                     IV.B.2.c.(1)(b) above) or Matrix Level
                                     II and, in addition, a stroke due to
                                     bacterial endocarditis contracted after
                                     use of Pondimin (Registered Trademark)
                                     and/or Redux (Trademark) or as a
                                     consequence of chronic atrial
                                     fibrillation with left atrial
                                     enlargement as defined in Section
                                     IV.B.2.c.(2)(b)(ii) which results in a
                                     permanent condition which meets the
                                     criteria of AHA Stroke Outcome
                                     Classification<F35> Functional
                                     Level II, determined six months after
                                     the event.

                          (4)  Matrix Level IV is defined as follows:

                               (a)   Qualification for payment at Matrix
                                     Level I(b) (as described in Section
                                     IV.B.2.c.(1)(b) above), II or III and,
                                     in addition, a stroke due to Bacterial
                                     Endocarditis contracted after use of
                                     Pondimin (Registered Trademark) and/or
                                     Redux (Trademark) or as a consequence of chronic atrial fibrillation with left atrial enlargement as defined in Section IV.B.2.c.(2)(b)(ii) which results in a permanent condition which meets the criteria of AHA Stroke Outcome Classification<F36> Functional
                                     Level III, determined six months after
                                     the event; or

                               (b)   Qualification for payment at Matrix
                                     Level I.b, II, or III and, in addition,
                                     a peripheral embolus due to Bacterial
                                     Endocarditis contracted after use of
                                     Pondimin (Registered Trademark) and/or
                                     Redux (Trademark) or as a consequence of atrial fibrillation with left atrial enlargement as defined in Section IV.B.2.c.(2)(b)(ii) which results in severe permanent impairment to the kidneys, abdominal organs, or extremities, where severe permanent impairment means:

                                     i)    for the kidneys, chronic severe
                                           renal failure requiring
                                           hemodialysis or continuous
                                           abdominal peritoneal dialysis for
                                           more than six months;

                                     ii)   for the abdominal organs,
                                           impairment requiring intra-
                                           abdominal surgery;

                                     iii)  for the extremities, impairment
                                           requiring amputation of a major
                                           limb; or

                               (c)   The individual has the following:

                                     i)    Qualification for payment at Matrix
                                           Level III; and

                                     ii)   New York Heart Association
                                           Functional Class I or Class II
                                           symptoms as documented by the
                                           attending Board-Certified
                                           Cardiothoracic Surgeon or Board-
                                           Certified Cardiologist; and

                                     iii)  Valvular repair and replacement
                                           surgery or ineligibility for
                                           surgery due to medical reasons as
                                           documented by the attending Board-
                                           Certified Cardiothoracic Surgeon or
                                           Board-Certified Cardiologist; and

                                     iv)   Significant damage to the heart
                                           muscle, defined as:  (a) a left
                                           ventricular ejection fraction < 30%
                                           with aortic regurgitation or a left
                                           ventricular ejection fraction < 35%
                                           with mitral regurgitation in
                                           patients who have not had surgery
                                           and meet the criteria of Section
                                           IV.B.2.c.(3)(b) above or (b) a left
                                           ventricular ejection fraction < 40%
                                           six months after valvular repair or
                                           replacement surgery in patients who
                                           have had such surgery; or

                               (d)   The individual has had valvular repair
                                     or replacement surgery and has one or
                                     more of the following complications
                                     which occur either during surgery,
                                     within 30 days after surgery, or during
                                     the same hospital stay as the surgery:

                                     i)    Renal failure, defined as chronic,
                                           severe renal failure requiring
                                           regular hemodialysis or continuous
                                           abdominal peritoneal dialysis for
                                           greater than six months following
                                           aortic and/or mitral valve
                                           replacement surgery;

                                     ii)   Peripheral embolus following
                                           surgery resulting in severe
                                           permanent impairment to the
                                           kidneys, abdominal organs, or
                                           extremities;

                                     iii)  Quadriplegia or paraplegia
                                           resulting from cervical spine
                                           injury during valvular heart
                                           surgery; or

                               (e) A stroke caused by aortic and/or mitral valve surgery and the stroke has produced a permanent condition which meets the criteria of the AHA Stroke Outcome Classification<F37>
                                     Functional Levels II or III determined
                                     six months after the event;

                               (f)   The individual has had valvular repair
                                     or replacement surgery and suffers from
                                     post operative endocarditis,
                                     mediastinitis or sternal osteomyelitis,
                                     any of which requires reopening the
                                     median sternotomy for treatment, or a
                                     post-operative serious infection defined as HIV or Hepatitis C within six months of surgery as a result of blood transfusion associated with the heart valve surgery.

                               (g)   The individual has had valvular repair
                                     or replacement surgery and requires a
                                     second surgery through the sternum
                                     within 18 months of the initial surgery
                                     due to prosthetic valve malfunction,
                                     poor fit, or complications reasonably
                                     related to the initial surgery.

                          (5)  Matrix Level V is defined as:

                               (a)   Endocardial Fibrosis (1) diagnosed by
                                     (a) endomyocardial biopsy that
                                     demonstrates fibrosis and cardiac
                                     catheterization that demonstrates
                                     restrictive cardiomyopathy or (b)
                                     autopsy that demonstrates endocardial
                                     fibrosis and (2) other causes, including dilated cardiomyopathy, myocardial infarction, amyloid, Loeffler's endocarditis, endomyocardial fibrosis as defined in Braunwald (involving one or both ventricles, located in the inflow tracts of the ventricles, commonly involving the chordae tendinea, with partial obliteration of either ventricle commonly present)<F38>, focal fibrosis secondary to valvular regurgitation (e.g., "jet lesions"), focal fibrosis secondary to catheter instrumentation, and hypertrophic cardiomyopathy with septal fibrosis, have been excluded; or

                               (b)   Left sided valvular heart disease with
                                     severe complications, defined as Matrix
                                     Levels I(b) (as described in Section
                                     IV.B.2.c.(1)(b) above), III or IV above
                                     with one or more of the following:

                                     i)    A severe stroke caused by aortic
                                           and/or mitral valve surgery or due
                                           to bacterial endocarditis
                                           contracted after use of Pondimin
                                           (Registered Trademark) and/or Redux
                                           (Trademark) or as a consequence of
                                           chronic atrial fibrillation with
                                           left atrial enlargement as defined
                                           in Section IV.B.2.c.(2)(b)(ii) and
                                           the severe stroke has resulted in a
                                           permanent condition which meets the
                                           criteria of AHA Stroke Outcome

                                           Classification<F39> Functional
                                           Levels IV or V, determined six
                                           months after the event;

                                     ii)   The individual has the following:

                                           a)   Qualification for payment at
                                                Matrix Levels III or IV; and

                                           b)   New York Heart Association
                                                Functional Class III or Class
                                                IV symptoms as documented by
                                                the attending Board-Certified
                                                Cardiothoracic Surgeon or
                                                Board-Certified Cardiologist;
                                                and

                                           c)   Valvular repair or
                                                replacement surgery or
                                                ineligibility for surgery due
                                                to medical reasons as
                                                documented by the attending
                                                Board-Certified
                                                Cardiothoracic Surgeon or
                                                Board-Certified Cardiologist;
                                                and

                                           d)   Significant damage to the
                                                heart muscle, defined as:
                                                (i) a left ventricular
                                                ejection fraction < 30% with
                                                aortic regurgitation or a
                                                left ventricular ejection
                                                fraction < 35% with mitral
                                                regurgitation, in patients
                                                who have not had surgery and
                                                meet the criteria of Section
                                                IV.B.2.c.(3)(b) above or (ii)
                                                a left ventricular ejection
                                                fraction < 40% six months
                                                after valvular repair or
                                                replacement surgery in
                                                patients who have had such
                                                surgery; or

                                     iii)  Heart transplant;

                                     iv)   Irreversible pulmonary hypertension
                                           (PH) secondary to valvular heart
                                           disease defined as peak-systolic
                                           pulmonary artery pressure > 50 mm
                                           Hg<F40> (by cardiac
                                           catheterization) at rest following
                                           repair or replacement surgery of
                                           the aortic and/or mitral valve(s);

                                     v)    Persistent non-cognitive
                                           state<F41> caused by a
                                           complication of valvular heart
                                           disease (e.g., cardiac arrest) or
                                           valvular repair/replacement surgery
                                           supported by a statement from the
                                           attending Board-Certified
                                           Cardiothoracic Surgeon or Board-
                                           Certified Cardiologist, supported
                                           by medical records; or

                               (c) Death resulting from a condition caused by valvular heart disease or valvular repair/replacement surgery which occurred post-Pondimin (Registered
                                     Trademark) and/or Redux (Trademark) use
                                     supported by a statement from the
                                     attending Board-Certified Cardiothoracic
                                     Surgeon or Board-Certified Cardiologist, supported by medical records; or

                               (d)   The individual otherwise qualifies for
                                     payment at Matrix Level II, III, or IV
                                     and suffers from ventricular
                                     fibrillation or sustained ventricular
                                     tachycardia which results in hemodynamic compromise.

                     d. The circumstances which determine whether Matrix A-1 or Matrix B-1 is applicable to a claim for Matrix compensation benefits are as follows:

                          (1) For Matrix A-1: Diet Drug Recipients who ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 61 or more days, who were diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, whose conditions are eligible for Matrix payments but who do not have any condition or circumstance which makes Matrix B-1 applicable, or their Representative Claimants, shall be entitled to receive Matrix Compensation Benefits determined by application of Matrix A-1, provided that such Diet Drug Recipients or Representative Claimants have registered (or are deemed to have registered) for settlement benefits by Date 2.

                          (2) For Matrix B-1: Diet Drug Recipients who are eligible for Matrix Compensation Benefits and to whom one or more of the following conditions apply, or their Representative Claimants, will receive Matrix Compensation Benefits determined by application of Matrix B-1, provided that such Diet Drug Recipients or Representative Claimants have registered (or are deemed to have registered) for settlement benefits by Date 2:

                               (a) For claims as to the mitral valve, Diet Drug Recipients who were diagnosed by a Qualified Physician as having Mild Mitral Regurgitation by an
                                     Echocardiogram performed between the
                                     commencement of Diet Drug use and the
                                     end of the Screening Period (regardless
                                     of the duration of ingestion of Pondimin
                                     (Registered Trademark) and/or Redux
                                     (Trademark)); or

                               (b)   Diet Drug Recipients who ingested
                                     Pondimin (Registered Trademark) and/or
                                     Redux (Trademark) for 60 days or less,
                                     who were diagnosed by a Qualified
                                     Physician as FDA Positive by an
                                     Echocardiogram performed between the
                                     commencement of Diet Drug use and the
                                     end of the Screening Period; or

                               (c)   Diet Drug Recipients who ingested
                                     Pondimin (Registered Trademark) and/or
                                     Redux (Trademark) for 61 or more days,
                                     who were diagnosed by a Qualified
                                     Physician as FDA Positive by an
                                     Echocardiogram performed between the
                                     commencement of Diet Drug use and the
                                     end of the Screening Period, with any of the following conditions:

                                     i)    With respect to an aortic valve
                                           claim:

                                           a)   The following congenital
                                                aortic valve abnormalities:
                                                unicuspid, bicuspid or
                                                quadricuspid aortic valve,
                                                ventricular septal defect
                                                associated with aortic
                                                regurgitation;

                                           b)   Aortic dissection involving
                                                the aortic root and/or aortic
                                                valve;

                                           c)   Aortic sclerosis in people
                                                who are greater than or equal
                                                to 60 years old  as of
                                                the time they are first
                                                diagnosed as FDA Positive;

                                           d)   Aortic root dilatation greater
                                                than or equal to 5.0 cm;

                                           e)   Aortic stenosis with an
                                                aortic valve area < 1.0
                                                square centimeter by the
                                                Continuity Equation.

                                     ii)   With respect to a mitral valve
                                           claim:

                                           a)   The following congenital
                                                mitral valve abnormalities:
                                                parachute valve, cleft of the
                                                mitral valve associated with
                                                atrial septal defect;

                                           b)   Mitral Valve Prolapse;

                                           c)   Chordae tendineae rupture or
                                                papillary muscle rupture; or
                                                acute myocardial infarction
                                                associated with acute mitral
                                                regurgitation;

                                           d)   Mitral annular calcification;

                                           e)   M-Mode and 2-D
                                                echocardiographic evidence of
                                                rheumatic mitral valves
                                                (doming of the anterior
                                                leaflet and/or anterior
                                                motion of the posterior
                                                leaflet and/or commissural
                                                fusion), except where a
                                                Board-Certified Pathologist
                                                has examined mitral valve
                                                tissue and determined that
                                                there was no evidence of
                                                rheumatic valve disease.

                                     iii)  With respect to claims for the
                                           aortic and/or mitral valve(s):

                                           a)   Heart valve surgery prior to
                                                Pondimin (Registered
                                                Trademark) and/or Redux
                                                (Trademark) use on the valve
                                                that is the basis of claim;

                                           b)   Bacterial endocarditis prior
                                                to Pondimin (Registered
                                                Trademark) and/or Redux
                                                (Trademark) use;

                                           c)   FDA Positive regurgitation
                                                (confirmed by Echocardiogram)
                                                prior to Pondimin (Registered
                                                Trademark) and/or Redux
                                                (Trademark) use for the valve
                                                that is the basis of claim;

                                           d)   A diagnosis of Systemic Lupus
                                                Erythematosus or a diagnosis
                                                of Rheumatoid
                                                Arthritis<F42> and
                                                valvular abnormalities of a
                                                type associated with those
                                                conditions;<F43>

                                           e)   Carcinoid tumor of a type
                                                associated with aortic and/or
                                                mitral valve lesions;

                                           f)   History of daily use of
                                                methysergide or ergotamines
                                                for a continuous period of
                                                longer than 120 days.

                     e. Matrix A-2 and Matrix B-2 describe the amount of compensation to which Derivative Claimants are entitled if the Diet Drug Recipient with whom they are associated has a Matrix-Level Condition, to the extent that applicable state law recognizes that they have a claim for loss of consortium, services or support. Derivative Claimants will be paid based on the Matrix-Level Condition and age of diagnosis of the Diet Drug Recipient whose alleged injury forms the basis of their claim for loss of consortium, services, or support under applicable state law. Matrix A-2 will apply if the Diet Drug Recipient, whose alleged injury forms the basis of the claim for loss of consortium, services, or support under applicable state law, meets the criteria for payment under Matrix A-1. Matrix B-2 will apply if the Diet Drug Recipient, whose alleged injury forms the basis of the claim for loss of consortium, services, or support under applicable state law, meets the criteria for payment on Matrix B-1.

                     f. If a Diet Drug Recipient qualifies for Matrix payments due to more than one condition, the Diet Drug Recipient and/or his or her associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by Date 2 shall be entitled to receive only the higher of such payments, but not both such payments.

                     g. Matrices A-1 and B-1 set forth the maximum aggregate amount to which the Diet Drug Recipient or his or her Representative Claimants are collectively entitled to receive from Fund B. Where there is more than one Representative Claimant associated with any particular Diet Drug Recipient eligible for such Matrix Compensation Benefits, the Trustees and/or Claims Administrator(s) shall allocate this amount among all of the Representative Claimants who have made a claim for such benefits according to applicable law. Matrices A-2 and B-2 set forth the maximum aggregate amount to which all Derivative Claimants associated with any particular Diet Drug Recipient are collectively entitled to receive from Fund B. Where there is more than one Derivative Claimant associated with any particular Diet Drug Recipient eligible for such Matrix Compensation Benefits, the Trustees and/or Claims Administrator(s) shall allocate the Matrix amount, pro rata among all of the Derivative Claimants who have made a claim for such benefits, to the extent that applicable state law recognizes that they have a claim for loss of consortium, services or support.

                     h. Diet Drug Recipients who have been diagnosed by a Qualified Physician as FDA Positive (but not also as having Mild Mitral Regurgitation) by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period and have registered for settlement benefits by Date 2, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by Date 2, shall be eligible for Matrix payments for Matrix-Level Conditions resulting from the valve or valves for which there was an FDA Positive diagnosis by a Qualified Physician by the end of the Screening Period, subject to the above provision that if he/she qualifies for more than one benefit, he/she shall be entitled to the higher benefit, but not both.

                     i. Diet Drug Recipients who have been diagnosed by a Qualified Physician as having Mild Mitral Regurgitation (but not also as FDA Positive) by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period and have registered for settlement benefits by Date 2, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by Date 2, shall be eligible for Matrix payments only for claims based upon the mitral valve, subject to the above provision that if he/she qualifies for more than one benefit, he/she shall be entitled to the higher benefit, but not both.

                     j. Diet Drug Recipients who have been diagnosed by a Qualified Physician both as FDA Positive (due to mild or greater aortic regurgitation) and as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period and who have registered for settlement benefits by Date 2, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by Date 2, shall be eligible for Matrix payments based upon either the aortic or the mitral valve.

                     k. Diet Drug Recipients who have been diagnosed by a Qualified Physician as having Endocardial Fibrosis by September 30, 2005, and have registered for Matrix Compensation Benefits for Endocardial Fibrosis by January 31, 2006, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for these settlement benefits by January 31, 2006, shall be entitled to the Endocardial Fibrosis benefits as set forth in Sections IV.B.2.a and IV.B.2.c.(5)(a), regardless of whether or not the Diet Drug Recipient had valvular regurgitation.

                     l. A Representative Claimant is deemed to have registered for settlement benefits either when the Representative Claimant registers for benefits or, if applicable, as of the date when the Diet Drug Recipient to which the claim relates has registered for settlement benefits.

            C.   Payment Provisions

                 1. The Matrix payment amounts set forth in Section IV.B.2.a above will be increased by two percent (2%) per year, compounded annually, beginning one year after the Final Judicial Approval Date. In the event that the Settlement does not receive Final Judicial Approval or is terminated by AHP in accordance with its terms for any other reason, then for purposes of providing benefits to each Class Member who has entered into an Individual Agreement pursuant to the Accelerated Implementation Option (described in Section V below), the Matrix payment amounts shall be increased by 2% per year, compounded annually, beginning in the second "AIO Fiscal Year" (as defined in Section I.6 and as discussed in Section V.H.3 hereof).

                 2. A "Matrix Payment Cut-Off Date" is established for purposes of this Settlement. The Matrix Payment Cut-Off Date shall be a date which is 14 years from the Final Judicial Approval Date or December 31, 2015, whichever is earlier. Those Class Members who fail to qualify for payment on the Matrices by the Matrix Payment Cut-Off Date shall have no further right to claim benefits under Fund B or to exercise a Back-End Opt-Out (as described in Section IV.D.4 below). However, where a Diet Drug Recipient does qualify for payment on the Matrices by the Matrix Payment Cut-Off Date, the Diet Drug Recipient and/or the associated Representative and Derivative Claimants may continue to receive higher amounts of Matrix Compensation Benefits, if any, if the condition of the Diet Drug Recipient which qualified such person for such payment progresses to a more severe condition after the Matrix Payment Cut-Off Date.

                 3. Once a Diet Drug Recipient has reached a Matrix-Level Condition before the Matrix Payment Cut-Off Date, the Diet Drug Recipient and any associated Representative and/or Derivative Claimants can step up to higher Matrix-Level Conditions and will be paid the incremental dollar amount, if any, by which the Matrix payment for the higher Matrix-Level Condition exceeds the Matrix payment previously received. Notwithstanding the foregoing, Class Members who seek benefits for Endocardial Fibrosis must qualify for payment on the Matrices for that condition by September 30, 2005 and register (or be deemed to have registered) for Matrix Compensation Benefits for Endocardial Fibrosis by January 31, 2006.

                 4. Prior to the payment of Fund B benefits to any Class Member, the Trustees and/or Claims Administrator(s) shall deduct the amount provided for in Section VIII.E.1.b for the payment of attorneys' fees.

            D.   Opt-Out Rights

                 1. Derivative Claimants. As to all opt-outs, where there is both a Diet Drug Recipient or a Representative Claimant and one or more Derivative Claimants, the Diet Drug Recipient's or the Representative Claimant's exercise or failure to exercise an opt-out right shall be binding on the associated Derivative Claimant(s).

                 2.  Initial Opt-Out

                     a. Eligibility: All Class Members are eligible to exercise an Initial Opt-Out right.

                     b. Method of Exercise: Each Class Member wishing to opt out from this Settlement must sign and submit timely written notice to the Claims Administrator(s), with a copy to AHP, clearly manifesting the Class Member's intent to opt out of the Settlement. The Claims Administrator(s) shall then submit all Opt-Out forms to the Court. The Court shall be the official registry of Opt-Outs. This written notice shall be in the form appended hereto as Exhibit "6" or in a substantially identical written manifestation of intent. To be effective, this written notice must be signed and submitted by the expiration of the Initial Opt-Out Period. The Parties will recommend that the Court approve an Initial Opt-Out Period of 90 days from the date on which class notice commences.

                     c. Effect of Exercise: Any Class Member who timely and properly exercises an Initial Opt-Out right may initiate, continue with, or otherwise prosecute any legal claim against AHP and the Released Parties without any limitation, impediment or defense arising from the terms of the Settlement Agreement and subject to all defenses and rights which AHP and the Released Parties would otherwise have in the absence of the Settlement Agreement. AHP agrees that it will not use the Settlement Agreement or any proceedings connected therewith to cause delay to any Class Member who timely and properly exercises his/her Initial Opt-Out right and initiates, continues with, or otherwise prosecutes a claim against AHP. Lawsuits initiated by Class Members who timely and properly exercise an Initial Opt-Out shall be subject to the provisions of Section VIII.F.3.

                     d. Revocation of Exercise: Any Class Member may revoke an election to exercise a right of Initial Opt-Out and thereby receive the benefits of the Settlement, provided that the revocation takes place with the written consent of AHP, which shall not be unreasonably withheld.

                 3.  Intermediate Opt-Out

                     a. Eligibility: All Diet Drug Recipients (other than those who have entered into AIO Individual
                          Agreements pursuant to the Accelerated
                          Implementation Option) who are not members of Subclasses 2(a), 2(b) or 3, and who have been diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, and their associated
                          Representative and/or Derivative Claimants, are eligible to exercise a right to Intermediate Opt-Out.

                     b. Method of Exercise: Each Class Member who wants to exercise a right of Intermediate Opt-Out must do so by completing, signing, and timely submitting a written notice of the Class Member's intent to do so in the form appended hereto as Exhibit "7." This written notice must be submitted to the Court, the Trustees and/or Claims Administrator(s), and to AHP, no later than Date 2. In that form, the Class Member must clearly express his/her desire to exercise a right of Intermediate Opt-Out, certify that he/she is eligible to do so, and expressly acknowledge an understanding of the Settlement rights and benefits that will be relinquished by the exercise of the Intermediate Opt-Out right. A Class Member may not exercise an Intermediate Opt-Out right after receiving either $6,000 in cash or any portion of $10,000 in medical services in the case of members of Subclass 1(b) (pursuant to Section IV.A.1.c above), or $3,000 in cash or any portion of $5,000 in medical services in the case of members of Subclass 1(a) (pursuant to Section IV.A.2.c above). If a member of Subclass 1(a) or 1(b) is diagnosed with a Matrix-Level Condition and exercises an opt-out right after the end of the Initial Opt-Out Period, the opt-out shall be deemed a Back-End Opt-Out.

                     c. Effect of Exercise: The Intermediate Opt-Out is subject to the following provisions. A Class Member who timely and properly exercises an Intermediate Opt-Out right may pursue all of his or her Settled Claims (except for those claims set forth in subparagraphs (e) and (g) of Section I.53), against the AHP Released Parties and/or the Non-AHP Released Parties, but may only assert a claim against AHP Released Parties and/or the Non-AHP Released Parties based on the heart valve of the relevant Diet Drug Recipient which was diagnosed by a Qualified Physician as FDA Positive by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Program. If, at any time after a Class Member exercises an Intermediate Opt-Out right, the Class Member initiates a lawsuit seeking to pursue a Settled Claim against AHP or any other Released Party, the Released Party shall have the right to challenge, in such lawsuit only, whether the opt-out was timely and proper, including whether the Class Member was eligible to exercise such an opt-out right. With respect to each Class Member who timely and properly exercises the Intermediate Opt-Out right and who initiates a lawsuit against any of the Released Parties within one year from the date on which the Intermediate Opt-Out right is exercised, the AHP Released Parties shall not assert any defense based on any statute of limitations or repose, the doctrine of laches, any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein. A Class Member timely and properly exercising an Intermediate Opt-Out right may not seek punitive, exemplary, or any multiple damages against the AHP Released Parties or the Non-AHP Released Parties; provided, however, as consideration for being a Non-AHP Released Party and for receiving the benefit of this waiver of punitive, exemplary, and multiple damages, the Non-AHP Released Party must agree in writing not to assert any defense based on any statute of limitations or repose, the doctrine of laches, or any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein; and provided further that if the Non-AHP Released Party so agrees, then the Class Member may not recover more than the total amount of compensatory damages he or she is entitled to from all persons or entities in connection with any claimed injury arising from his/her use of Diet Drugs, except where such limitation is inconsistent with applicable law. A Class Member timely and properly exercising an Intermediate Opt-Out right may not use any previous verdicts or judgments against the AHP Released Parties, or factual findings necessary to such verdicts or judgments, for purposes of establishing claims or facts in order to obtain a verdict or judgment against the AHP Released Parties under the doctrines of res judicata, collateral estoppel or other doctrines of claim or issue preclusion. Nor may a Class Member timely and properly exercising an Intermediate Opt-Out right seek to introduce into evidence against the AHP Released Parties, for any purpose, such a verdict, judgment, or factual finding. Lawsuits initiated by Class Members who timely and properly exercise an Intermediate Opt-Out shall be subject to the provisions of Section VIII.F.3.

                 4.  Back-End Opt-Out

                     a.   Eligibility:

                          (1) As to Matrix-Level claims based upon valvular regurgitation, all Diet Drug Recipients (other than those who have entered into AIO Individual Agreements pursuant to the Accelerated Implementation Option) who have been diagnosed by a Qualified Physician as FDA Positive or as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, and who reach a Matrix-Level Condition after September 30, 1999, but before the Matrix Payment Cut-Off Date, and their associated Representative and/or Derivative Claimants, may exercise a Back-End Opt-Out right, provided that the Class Member has registered or is deemed to have registered for settlement benefits by Date 2. Class Members who knew prior to September 30, 1999, that they had injury to one or more of their left side heart valves and a condition which would entitle them to payments on the Matrices may not exercise a Back-End Opt-Out.

                          (2)  As to Matrix-Level claims based upon
                               Endocardial Fibrosis, all Diet Drug Recipients who have not received the diagnosis of Endocardial Fibrosis from a Qualified Physician by September 30, 1999, and who have subsequently been diagnosed by a Qualified Physician as having Endocardial Fibrosis by September 30, 2005, and their associated Representative and/or Derivative Claimants, may exercise a Back-End Opt-Out.

                          (3) Class Members who are not eligible for Matrix Compensation Benefits may not exercise the Back-End Opt-Out right provided by this Settlement.

                     b. Method of Exercise: Each Class Member who wishes to exercise a right of Back-End Opt-Out must complete, sign, and timely submit written notice of the Class

                          Member's intention to do so in the form appended hereto as Exhibit "8." This written notice must be submitted to the Court, the Trustees and/or Claims Administrator(s), and to AHP, within 120 days after the date on which the Class Member first knows or should have known in the exercise of reasonable diligence that the relevant Diet Drug Recipient developed a Matrix-Level Condition or by Date 2, whichever is later. In that notice, the Class Member must clearly express his or her decision to exercise a Back-End Opt-Out right, certify that he or she is eligible to do so, and acknowledge an understanding of the Settlement rights and benefits that will be relinquished by the exercise of the Back-End Opt-Out. A Class Member may not exercise a Back-End Opt-Out right after claiming any Matrix Compensation Benefits.

                     c. Effect of Exercise: The Back-End Opt-Out is subject to the following provisions. A Class Member who timely and properly exercises a Back-End Opt-Out may pursue all of his or her Settled Claims (except for those claims set forth in subparagraphs (e) and (g) of Section I.53), against the AHP Released Parties and/or the Non-AHP Released Parties, but may only assert a claim against the AHP Released Parties and/or the Non-AHP Released Parties as follows: (i) if such person has opted out by reason of a Matrix-Level Condition of one or more heart valves diagnosed by a Qualified Physician as FDA Positive or Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, such lawsuit may only assert a claim based on that heart valve or valves and condition; and (ii) if such person has opted out by reason of Endocardial Fibrosis, such lawsuit may only assert a claim based on Endocardial Fibrosis. If, at any time after a Class Member exercises a Back-End Opt-Out right, the Class Member initiates a lawsuit seeking to pursue a Settled Claim against AHP or any other Released Party, the Released Party shall have the right to challenge, in such lawsuit only, whether the opt-out was timely and proper, including whether the Class Member was eligible to exercise such an opt-out right. With respect to each Class Member who timely and properly exercises the Back-End Opt-Out right and who initiates a lawsuit against any of the Released Parties within one year from the date on which the Back-End Opt-Out right is exercised, the AHP Released Parties shall not assert any defense based on any statute of limitations or repose, the doctrine of laches, any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein. A Class Member timely and properly exercising a Back-End Opt-Out may not seek punitive, exemplary, or any multiple damages against the AHP Released Parties or the Non-AHP Released Parties; provided, however, as consideration for being a Non-AHP Released Party and for receiving the benefit of this waiver of punitive, exemplary, and multiple damages, the Non-AHP Released Party must agree not to assert any defense based on any statute of limitations or repose, the doctrine of laches, or any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein; and provided further that if the Non-AHP Released Party so agrees, then the Class Member may not recover more than the total amount of compensatory damages he or she is entitled to from all persons or entities in connection with any claimed injury arising from his/her use of Diet Drugs, except where such limitation is inconsistent with applicable law. A Class Member timely and properly exercising a Back-End Opt-Out may not use any previous verdicts or judgments against the AHP Released Parties, or factual findings necessary to such verdicts or judgments, for purposes of establishing claims or facts in order to obtain a verdict or judgment against the AHP Released Parties under the doctrines of res judicata, collateral estoppel or other doctrines of claim or issue preclusion. Nor may a Class Member timely and properly exercising a Back-End Opt-Out right seek to introduce into evidence against the AHP Released

                          Parties, for any purpose, such a verdict, judgment, or factual finding. Lawsuits initiated by Class Members who timely and properly exercise a Back-End Opt-Out shall be subject to the provisions of
                          Section VIII.F.3.

    V.      ACCELERATED IMPLEMENTATION OPTION

            A. All Class Members shall be offered the option of obtaining settlement benefits prior to the Final Judicial Approval Date (the "Accelerated Implementation Option" or "AIO") subject to the conditions defined below.

            B. Any Class Member may elect the AIO at any time from the Preliminary Approval Date until the Final Judicial Approval Date or, unless AHP elects to extend the offer date thereafter, the date on which it is determined that the Settlement Agreement will not receive Final Judicial Approval. Persons electing the AIO will begin receiving benefits thereunder at such time as the Trial Court makes an oral or written ruling on the approval or non-approval of the Settlement or at such time as AHP exercises its "walkaway rights" pursuant to Section VII.E hereof. A Derivative Claimant may not elect the AIO if the Diet Drug Recipient with whom he or she is associated (or the Representative Claimant of the Diet Drug Recipient) has not elected the AIO.

            C. In order to elect the AIO, a Class Member must complete and sign the "PINK FORM" appended to this Settlement Agreement as Exhibit "9" and submit it to the Trustees and/or Claims Administrator(s). Any person properly executing the "PINK FORM" and delivering it to the Trustees and/or Claims Administrator(s) during the period in which AHP is offering the AIO, including any extension of the AIO offer, will have entered into an individual agreement with AHP, separate from this Settlement Agreement, under which the parties thereto shall have all the same rights, benefits and obligations to one another as the rights, benefits and obligations accorded to Class Members and to AHP under the Settlement Agreement, except as provided below. Class Members will have all the rights, benefits and obligations provided in Section IV.A, IV.B, and IV.C, except for Section IV.A.1.b herein. AHP will have all the rights, benefits and obligations provided in
                 Section VII., except subsection E. thereof. Such executed and delivered PINK FORMS shall be referred to as "Individual Agreements."

            D. Such Individual Agreements shall be effective prior to the Final Judicial Approval Date and, even if AHP exercises its "walkaway right" under Section VII.E, the Individual Agreements entered into prior to the date of such exercise shall nevertheless be binding and effective. If AHP does not exercise its "walkaway right," and the Settlement Agreement with the Settlement Class does not receive Final Judicial Approval or is terminated for any other reason, such Individual Agreements shall nevertheless continue to be effective and binding.

            E. No person exercising an Initial Opt-Out right will be eligible to enter into an Individual Agreement, unless such Initial Opt-Out has been revoked with AHP's consent pursuant to Section IV.D.2.d hereof. Persons signing Individual Agreements will, by entering into such Individual Agreements, knowingly and affirmatively waive all Intermediate and Back-End Opt-Out rights otherwise provided for by the Settlement Agreement regardless of whether or not the Settlement Agreement receives Final Judicial Approval. Notwithstanding the preceding sentence, Class Members who enter into Individual Agreements pursuant to the Accelerated Implementation Option will be eligible to exercise the Financial Insecurity Opt-Out Right described in Section III.E.9 above. In addition, such persons will agree not to object to approval of the Settlement by the Court and will agree not to appeal from Trial Court Approval. The Individual Agreements shall also provide for a Screening Period to commence on or about the AIO Start Date and to conclude 12 months after the date on which the Settlement Agreement obtains Final Judicial Approval or the date on which it is determined that the Settlement Agreement will not receive Final Judicial Approval or is otherwise terminated. Persons signing Individual Agreements pursuant to the AIO shall also agree to be bound by the provisions contained in Sections VII.C.1 through VII.C.4 herein with respect to the protection of AHP from claims by Non-Settling Defendants, notwithstanding the absence of any order enjoining and barring all Non-Settling Defendants from commencing or prosecuting any claim against AHP or any other Released Party for contribution and/or non-contractual indemnity as set forth in Section VII.C.1.a and Section VII.C.2 herein.

            F. After Trial Court Approval or in the event Trial Court Approval is denied and an appeal from that denial is taken in a timely manner, but prior to the Final Judicial Approval Date, the following provisions shall apply: (i) Fund A benefits for individuals accepting the AIO will be payable only out of Fund A of the Settlement Trust and AHP's obligation to make payments to Fund A for this and any other purpose shall be unchanged from that set forth in Section III.B hereof; (ii) Fund B benefits for eligible individuals accepting the AIO will be payable only out of Fund B of the Settlement Trust. AHP shall deposit in Fund B any additional amounts needed to pay Fund B benefits for individuals accepting the AIO and the reasonable costs of administration associated with providing such benefits, as needed by the Trust. The payment of attorneys' fees by AHP in the circumstances described by this paragraph shall be in accordance with Section VIII.E.2, 3 and 4.

            G. In the event of Final Judicial Approval, all benefits due under the AIO shall be paid from Fund A or Fund B, as applicable, and AHP shall continue to have obligations as set forth in Sections III.B and III.C hereof to make payments to Fund A and Fund B, but AHP shall have no further obligation to make any "additional deposits" in Fund B pursuant to
                 Section V.F above for the payment of such AIO benefits. In that event, AHP will receive a credit for any "additional deposits" to Fund B made pursuant to Section V.F above, which will accrete at 6% per year from the end of the calendar quarter in which the additional deposit is made until the date it is applied. That credit will be applied against the earliest payment(s) to Fund B required to be made by AHP after Final Judicial Approval. All Individual Agreements shall be administered after Final Judicial Approval in all respects as if they were part of the Settlement, other than as set forth in Section V.E hereof; provided, however, that all persons who have entered into Individual Agreements shall be deemed to have registered for all benefits under the Settlement Agreement. Such persons will be subject to the requirements for submission of documentation and other evidence to establish their entitlement to settlement benefits, including but not limited to submission of the "GREEN FORM" in order to claim Matrix Compensation Benefits.

            H. If Final Judicial Approval is not obtained or if the Settlement Agreement is terminated by AHP for any reason, the following provisions shall apply with respect to the Individual Agreements which have been entered into pursuant to the AIO:

                 1. The Settlement Trust shall not automatically terminate, but shall remain in effect to administer the Individual

                     Agreements, subject to Sections V.H.2, V.H.3, V.H.4 and V.H.5 hereof.

                 2. Notwithstanding the provisions of Section V.H.1 hereof, within five Business Days after the date on which Final Judicial Approval is not obtained or the date on which Settlement Agreement is terminated for any other reason, the Trustees shall transfer to AHP all amounts in the Settlement Trust after payment of any charges and expenses which the Settlement Agreement expressly authorized or required to be incurred and expended prior thereto, including any amounts expended to assist in seeking Final Judicial Approval, except that the Trust shall retain the sum of $50 million and any additional amount which the Trustees reasonably determine to be required to provide Fund A and Fund B benefits to individuals who have qualified for benefits pursuant to Individual Agreements but have not yet received them. Thereafter, and subject to any changes negotiated or determined by arbitration pursuant to Sections V.H.4 and V.H.5 hereof, AHP shall make payments to the Trust on a quarterly basis of amounts required by the Trust to provide Fund A and Fund B benefits to individuals who have qualified for such benefits pursuant to Individual Agreements but have not yet received them and to maintain a $50 million Administrative Reserve. Such quarterly payments shall be based upon an AIO Fiscal Year. For this purpose, AHP agrees to pay into the Settlement Trust such amount as the Trustees may request in writing on such a quarterly basis, no later than 15 days after the date on which the Trustees provide AHP with such a quarterly request, subject to Section V.H.3 below.

                 3. AHP's obligations to make payments pursuant to Individual Agreements, including but not limited to payments to the Trust pursuant to Section V.F and pursuant to Section V.H.2 above, shall be subject in the aggregate to the same maximum limitations on its obligations as would have been applicable to its Fund A and Fund B obligations to the Settlement Trust had the Settlement received Final Judicial Approval, subject to the following modifications: (i) The payment amounts specified in
                     Section III.B.1. hereof shall be deemed to be AHP's maximum aggregate obligation pursuant to all Individual Agreements to pay for or otherwise provide benefits or other amounts which would have been payable from Fund A had Final Judicial Approval been obtained and for the cost of administration thereof; (ii) The payment amounts specified in Section III.C.1.a and b hereof shall be deemed to be AHP's maximum aggregate obligation pursuant to all Individual Agreements, applicable until the beginning of the second AIO Fiscal Year, to make payments which would have been payable from Fund B had Final Judicial Approval been obtained, to pay the cost of administration of such Fund B payments and to pay legal fees relating to such Fund B payments. AHP's maximum aggregate payment obligation pursuant to all Individual Agreements applicable to each of the second through the sixteenth AIO Fiscal Years to make such Fund B payments, to pay the cost of administration of such Fund B payments and to pay legal fees relating to such Fund B payments, shall be the Adjusted MAPA for such AIO Fiscal Year, calculated as provided in Section III.C hereof for each AIO Fiscal Year; provided that, in calculating Adjusted MAPA amounts for such AIO Fiscal Years (i) the AIO Fiscal Year shall be used in lieu of the Fiscal Year; and (ii) no deduction shall be made for any Credits pursuant to
                     Section VII.A or any Cross-claim Credits pursuant to
                     Section VII.C. hereof.

                 4. During the 60-day period following the termination of the Settlement Agreement, AHP and the Class Counsel shall engage in good faith negotiations with respect to a mechanism to administer the Individual Agreements in a manner designed to assure that individuals electing the AIO have the same rights and benefits as the rights and benefits accorded to Class Members under this Agreement (except as provided in Section V.E hereof); to reduce the cost of administering the Individual Agreements to an amount which is reasonable in relation to the number of such agreements which have been entered into; and to assure that AHP obtains the most favorable tax treatment available under those circumstances, and to assure that AHP receives all information requested by it to permit it to take appropriate tax deductions and otherwise calculate its taxes. Such negotiations shall address, without limitation, the following matters:

                     a. whether a different mechanism other than the Settlement Trust should be established for administering the Individual Agreements; whether such an alternative mechanism is necessary to reduce the cost of administering the Individual Agreements to an amount which is reasonable in relation to the number of such agreements which have been entered into; or whether the Settlement Trust shall be retained as the mechanism for administering the Individual Agreements, but with changes in its structure or level of expenditures; provided however that the Settlement Trust shall remain in effect, as modified in accordance with Sections V.H.2 and V.H.3 above, unless and until such changes or alternative mechanisms are agreed upon pursuant to this Section V.H.4 or are determined pursuant to Section H.5;

                     b. whether and to what extent an alternative means for resolving disputes in the administration of the Individual Agreements, including but not limited to disputes as to whether or not AHP has failed to make any required payment, should be used in lieu of the resolution of such disputes by the Court;

                     c. whether and to what extent changes should be made to the Security Fund structure and terms (including a reduction in the amount of collateral and the treatment of the Financial Insecurity Opt-Out Right) in light of the number of such agreements which shall have been entered into and to reflect the different circumstances then in effect;

                     d. in the event that the Settlement Trust is retained for the purpose of administering the Individual Agreements, the amount by which the Administrative Reserve is to be reduced to reflect the reasonable administrative needs of the Trust for the purpose of administering the Individual Agreements, which shall be reasonable in relation to the number of such agreements which have been entered into.

                 5. In the event that Class Counsel and AHP are not able to reach agreement as to any or all of the matters described in Section V.H.4, such matters shall be resolved by binding arbitration by a panel of three arbitrators, one of whom shall be selected by AHP, one of whom shall be selected by Class Counsel and the third of whom shall be selected by the first two such arbitrators. The cost of such arbitration shall be paid by the Settlement Trust as an administrative expense. Such arbitration shall be conducted under the rules of the American Arbitration Association and shall be concluded in no more than 60 days after the end of the 60-day period referred to in

                     Section V.H.4 above, including the rendering of a decision by the arbitrators.

            I. If AHP exercises its "walkaway right" under Section VII.E hereof, the Individual Agreements previously entered into shall nevertheless be binding and effective on AHP and the other parties thereto. The exercise of the "walkaway right" by AHP will not affect its obligations to those Class Members who have accepted the AIO prior to AHP's exercise of its "walkaway right" or during any subsequent period in which AHP continues to offer the AIO, nor those Class Members' obligations to AHP thereunder.

            J. The Parties shall ask the Court to supervise the award of attorneys' fees relating to the Individual Agreements, as set forth in Section VIII.E hereof, whether or not the Settlement receives Final Judicial Approval.

    VI.     CLAIMS ADMINISTRATION

            A. The Interim Escrow Agent, Interim Claims Administrator(s), Claims Administrator(s) and Trustees.

                 1. In connection with their request for Preliminary Approval of the Settlement, AHP and the Class Counsel Representative(s) shall mutually select an Interim Escrow Agent, such selection being subject to approval by the Court. Until such time as the Court approves the appointment of Trustees, the Interim Escrow Agent shall have all of the rights and responsibilities of the Trustees under the Settlement Agreement with regard to the receipt and investment of Settlement Funds and any payments which AHP is required to make to the Trustees shall be paid to the Interim Escrow Agent.

                 2. In connection with their request for Preliminary Approval of the Settlement, AHP and the Class Counsel Representative(s) shall request that the Court approve the appointment of two (2) Interim Claims Administrators. The Interim Claims Administrators will be nominated by the Parties, and each nomination will be subject to agreement of the Parties and subject to approval by the Federal District Court.

                     The Trustees shall consist of seven (7) independent individuals, all of whom shall be jointly nominated by the Parties and subject to agreement of AHP and the Class Counsel Representative(s). Four (4) of the nominees shall be subject to the approval by the Judges who will participate in the State Court Judicial Advisory Committee referred to in Sections VIII.B.3-6 of this Agreement. These four Trustees shall serve for a period ending December 31, 2004. The initial Trustees shall be those persons named on the signature pages of the Trust Agreement, and the Trustees who shall serve until December 31, 2004, shall be designated as such on the signature pages of the Trust Agreement. Beginning on January 1, 2005, the Trust will be comprised of three (3) Trustees until the termination of the Trust. All nominee Trustees shall be subject to the approval of and appointment by the Federal District Court. AHP and the Class Counsel Representative(s) shall use their best efforts to assure that such Trustees will be appointed within 60 days of this Settlement Agreement. If any nominee is not approved, the Parties shall jointly nominate another nominee, who will be subject to agreement of AHP and the Class Counsel Representative(s). If any vacancy occurs among the Trustees, the successor Trustee, if any, shall be selected in accordance with
                     Article 3.06 of the Trust Agreement, subject to approval of the Court.

                 3.  The Interim Escrow Agent, Interim Claims
                     Administrator(s), Trustees and Claims Administrator(s), shall have the following qualifications:

                     a. The Interim Claims Administrator(s), Trustees and Claims Administrator(s) shall have relevant medical, financial, legal, or administrative experience.

                     b. The following individuals and/or entities, may not be nominated, approved, or serve as the Interim Escrow Agent or any other escrow agent appointed hereunder, Interim Claims Administrator(s), Claims Administrator(s), or Trustees:

                          i. Past or present officers, directors, agents, or employees of AHP, Interneuron or Servier, or any successor or any affiliates thereof.

                          ii. Past or present officers, directors, agents, or employees of any manufacturer, seller, wholesaler, or distributor of any Phentermine hydrochloride or Phentermine resin pharmaceutical product.

                          iii. Attorneys or other persons who represent or
                               have represented or been retained to represent Interneuron, Servier, or any of the Parties to this Agreement, including but not limited to, AHP, any Diet Drug Recipients, Representative Claimants or Derivative Claimants.

                          iv.  Diet Drug Recipients, Class Members,
                               Representative Claimants, or Derivative
                               Claimants.

                          v. Persons or entities related to or affiliated with any attorneys or representatives of Diet Drug Recipients, Representative Claimants, or Derivative Claimants.

                          vi.  Persons who own any securities of AHP,
                               Interneuron, Servier, or any successor
                               corporations or any affiliates thereof, or who have any other financial interest in AHP, Interneuron, Servier or, any successor corporations or any affiliates thereof.

                          vii. Persons who own any securities of any
                               manufacturer, seller, wholesaler or
                               distributor of any Phentermine hydrochloride or Phentermine resin pharmaceutical product.

                               Notwithstanding the foregoing, upon written request and full disclosure of any and all disqualifications under this subsection, said disclosed disqualifications may be waived in writing by the Parties to this Agreement, subject to Court approval.

                 4. The rights and duties of the Interim Escrow Agent shall be set forth in an escrow agreement substantially in the form appended hereto as Exhibit "10."

                 5. Until the effective date of the Trust, the Interim Claims Administrators shall jointly exercise all of the functions which are to be exercised by the Claims Administrator(s) and/or Trustees under the terms of this Settlement Agreement, except those functions which will be exercised by the Interim Escrow Agent.

                 6. In addition to the duties, obligations and procedures described in this Settlement Agreement, the Interim Claim(s) Administrator(s) (if required), Claims Administrator(s) and Trustees shall hire personnel, including personnel qualified to provide expert medical advice.

                 7.  Until the effective date of the Trust:

                     a. Disbursements for purposes of paying claims or providing benefits under the Settlement Agreement shall be made by the Interim Escrow Agent subject to the direction of the Interim Claims Administrators; and

                     b. Disbursements for purposes of claims administration, including the cost of providing notice to the Settlement Class, shall be made by the Interim Escrow Agent subject to the joint direction of AHP and Class Counsel. All disbursements will be subject to review and approval by the Court.

                 8. As promptly as possible, after the effective date of the Trust, for purposes of administering the Settlement
                     Trust:

                     a. Control over Fund A and Fund B shall be transferred by the Interim Escrow Agent to the Trustees and upon such transfer, the Interim Escrow Agent shall cease to have any responsibility for the future receipt, preservation, maintenance, investment, and disbursement of the Settlement funds;

                     b. The Trustees shall have responsibility for each matter entrusted to the "Trustees and/or Claims Administrator(s)" under the terms of the Settlement Agreement. Until such time as Claims Administrator(s) are appointed and approved by the Court according to Section VI.A.9.c below, the Trustees may delegate any portion of their responsibility for claims administration to the Interim Claims Administrator(s);

                     c. The Trustees shall have responsibility for appointing Claims Administrator(s) within 120 days of the date on which the Trustees are appointed by the Court, and the appointment of the Claims

                          Administrator(s) shall be subject to approval of the Court. At the time of such approval, the Interim Claims Administrator(s) shall have no further duties or responsibilities under the Settlement.

                 9. The Trustees (and the Interim Claims Administrator(s)) and Interim Escrow Agent prior to the effective date of the Trust shall make reports to the Court, AHP, and Class Counsel as follows:

                     a.   Annual Reporting Obligations

                     (1) On an annual (calendar year) basis, the Trustees shall cause an audit to be performed by a Certified Public Accountant upon the calendar year financial statements of each of the following (each financial statement being prepared in accordance with generally accepted accounting principles) and shall issue a report stating the result of each such audit:

                          (a) the Settlement Trust and each Fund established thereunder;

                          (b)  the Security Fund; and

                          (c) each escrow account then in effect hereunder (including, as to the Security Fund Escrow Account, the amounts transferred from the Security Fund upon an Uncured Failure to Make Payment).

                     (2) On an annual basis based on the calendar year, the Trustees shall provide AHP with information sufficient to allow AHP to calculate in a timely fashion its estimated taxes and taxes in connection with payments made by AHP to the Trust, including without limitation the actual payments made by the Trust.

                     (3) The Trustees shall provide annual reports for each Fiscal Year to be sent to AHP and to Class Counsel, reporting, among other appropriate items, the following: the total amount paid out of each of Fund A and Fund B for each category of benefit payable by each such Fund; the amounts incurred by the Settlement Trust in administrative expenses and for any other purpose; the amount of cash and other liquid assets held by the Settlement Trust at the end of each such fiscal period; the Trustees' calculations of the Fund B amounts paid by AHP during such fiscal period; the Trustees' calculations of Unused Adjusted MAPA and appropriate accretions thereof for such fiscal period; the Trustees' calculation of the accumulated Credits and Cross-Claim Credits to which AHP is entitled during such fiscal period and the Trustees' calculations of accretions thereon through the end of such fiscal period; the amount of any Credits and Cross-Claim Credits that the Trustees believe to be applicable to the Adjusted MAPA during such fiscal period.

                     (4) On an annual (calendar year) basis for each year beginning one (1) year after Final Judicial Approval, the Trustees shall issue a report stating the value of Fund B Payment Matrices payments, which are to be increased 2% per year compounded annually.

                     (5) On an annual (calendar year) basis, the Trustees shall cause an audit to be performed by a health care consulting firm nominated and agreed to by the Parties and approved by the Court(s) to conduct an audit regarding the processing of claims and a report based on that audit shall be prepared by the health care consulting firm conducting the audit stating the results of the audit. The purpose of this audit shall be to ensure that the claims administration process is being administered in a manner which reasonably ensures that Class Members who claim benefits are actually entitled to receive them and that payments are not made to Class Members who are not entitled to receive them.

                 b.  Quarterly Reporting Obligations

                     (1) The Trustees shall cause to be prepared at the end of each of the first three quarters of each calendar year, a quarterly accounting containing unaudited financial statements of the Trust as of the end of such quarter, including without limitation, a balance sheet of the Trust, a statement of receipts and disbursements, a statement of profit and loss prepared on an accrual basis, and a supplementary schedule of investments and assets, listing both principal and income reported on, subject to normal year-end adjustments, as to fairness of presentation in accordance with generally accepted trust accounting principles consistently applied, by the Trustees or by an accountant or financial officer or agent regularly employed by the Trust.

                     (2) On a calendar quarter basis, the Trustees shall provide AHP with information sufficient to allow AHP to calculate in a timely fashion its estimated taxes and taxes in connection with payments made by AHP to the Trust, including without limitation the actual payments made by the Trust.

                     (3) On a Fiscal Year quarterly basis, the Trustees shall provide AHP and the Class Counsel with a report with respect to each of the items required to be reported annually under Section VI.A.10.a(3) hereof.

                     (4) The Trustees shall report, on a quarterly (calendar) basis, the following:

                          (a)  Opt-Outs.

                               i)    The number and identities of Class
                                     Members revoking an Initial Opt-Out;

                               ii)   The number and identities of Class
                                     Members exercising an Intermediate Opt-
                                     Out; and

                               iii)  The number and identities of Class
                                     Members exercising a Back-End Opt-Out.

                          (b)  Accelerated Implementation Option.

                               i)    The number and identities of Class
                                     Members electing the Accelerated
                                     Implementation Option;

                               ii)   The number and identities of Initial
                                     Opt-Outs who have revoked such opt-out
                                     and have elected the Accelerated
                                     Implementation Option;

                               iii)  All amounts paid to provide Fund A
                                     benefits to Class Members electing the
                                     Accelerated Implementation Option; and

                               iv)   All payments from Fund B to Class
                                     Members electing the Accelerated
                                     Implemented Option.

                          (c)  General Registration.

                               i)    The total number of Class Members who
                                     have registered for settlement benefits;

                               ii) The number of Subclass 1(a) members who have registered for benefits of any kind, and have not exercised an opt-out right;

                               iii) The number of Subclass 1(b) members who have registered for benefits of any kind, and have not exercised an opt-out right;

                               iv) The number of Subclass 2(a) members who have registered for benefits of any kind, and have not exercised an opt-out right;

                               v) The number of Subclass 2(b) members who have registered for benefits of any kind, and have not exercised an opt-out right; and

                               vi)   The number of Subclass 3 members, who
                                     have registered for benefits of any
                                     kind, and have not exercised an opt-out
                                     right.

                          (d)  Refund Benefits.

                               i)    The number of Class Members who have
                                     registered for refund benefits for use
                                     of Pondimin (Registered Trademark)
                                     and/or Redux (Trademark);

                               ii) The number of Subclass 1(a) members who have timely registered for a refund for use of Pondimin (Registered Trademark) and/or Redux (Trademark); the number of these Subclass 1(a) members who qualify for refund; and the number of these Subclass 1(a) members who do not qualify for refund;

                               iii) The number of Subclass 2(a) members who have registered for a refund for use of Pondimin (Registered Trademark) and/or Redux (Trademark); the number of these Subclass 2(a) members who qualify for refund; and the number of these Subclass 2(a) members who do not qualify for refund; and

                               iv)   Amounts paid from Fund A for refund
                                     benefits.

                          (e)  Screening Program Benefits.

                               i) The number of Class Members who register for Screening Program benefits;

                               ii) The number of Subclass 1(a) members who qualify for a Transthoracic
                                     Echocardiogram and association
                                     interpretative physician visit for
                                     compassionate and/or humanitarian
                                     reasons;

                               iii)  The amounts paid from Fund A for
                                     Transthoracic Echocardiograms and
                                     associated interpretative physician
                                     visits for compassionate and/or
                                     humanitarian reasons;

                               iv) The number of Subclass 1(b) members who have registered for Screening Program benefits; the number of these Subclass 1(b) members who qualify for Screening Program benefits; and the number of these Subclass 1(b) members who do not qualify for Screening Program benefits; and

                               v) The number of Subclass 1(b) members who actually participate in the Screening Program.

                          (f) Independent Echocardiogram And Associated Interpretative Physician Visit.

                               The number of Subclass 1(a) and 1(b) members who have obtained an independent FDA Positive Echocardiogram, and have registered to obtain the lesser of (i) the cost of the Trust of providing such an Echocardiogram and an associated interpretative physician visit under the Screening Program, and (ii) the actual amount paid for such by the Class Member, less amounts paid or reimbursed by an insurance carrier or other third-party payor; and the amounts paid from Fund A therefore.

                          (g) Valve-Related Medical Services or $6,000 In Cash From Fund A.

                               The number of Subclass 1(b) and 2(b) members who have registered and have obtained an FDA Positive diagnosis by the end of the Screening Period and have elected to receive either (i) valve-related medical services up to $10,000 in value to be provided by the Trust; or (ii) $6,000 in cash from Fund A; the number electing each; and the amount paid in cash from Fund A for such.

                          (h) Valve-Related Medical Services or $3,000 In Cash From Fund A.

                               The number of Subclass 1(a) and 2(a) members who have registered and have obtained an FDA Positive diagnosis by the end of the Screening Period and have elected to receive either (i) valve-related medical service up to $5,000 in value to be provided by the Trust; or (ii) $3,000 in cash from Fund A; the number electing each; and the amounts paid in cash from Fund A for such.

                          (i)  Credits To AHP Pursuant To Judgment Or
                               Settlement Of Claims.

                               All credits to AHP against its Fund B
                               obligations stemming from payments by AHP, pursuant to judgment or settlement, of the claims of Initial, Intermediate and/or Back-End Opt-Outs.

                          (j)  Subrogation Claims.

                               i) All subrogation claims asserted against the Trust; identification of subrogation claims approved for payment;
                                     identification of subrogation claims not approved for payment; and amounts to be paid from Fund B in resolution of such.

                               ii) All subrogation claims asserted against AHP and/or Released Parties.

                          (k) Accelerated Implementation Option (AIO); Attorneys' Fees And Costs.

                               All amounts deposited for individual
                               attorneys' fees and costs pursuant to the authorized deduction from Fund B benefits paid to claimants accepting the AIO; the applications for payment of individual attorneys' fees and costs from such; and the payments for attorneys' fees and costs being made from such monies.

                          (l)  Matrix Level Claims.

                               i) The number of Matrix Level I claims; the number of Matrix Level I claims approved; the number of Matrix I claims rejected; and the total amount of Matrix I claims paid;

                               ii)   The number of Matrix Level II claims;
                                     the number of Matrix Level II claims
                                     approved; the number of Matrix II claims rejected; and the total amount of Matrix II claims paid;

                               iii)  The number of Matrix Level III claims;
                                     the number of Matrix Level III claims
                                     approved; the number of Matrix III
                                     claims rejected; and the total amount of Matrix III claims paid;

                               iv)   The number of Matrix Level IV claims;
                                     the number of Matrix Level IV claims
                                     approved; the number of Matrix IV claims rejected; and the total amount of Matrix IV claims paid; and

                               v) the number of Matrix Level V claims; the number of Matrix Level V claims approved; the number of Matrix V claims rejected; and the total amount of Matrix V claims paid.

                          (m)  Assignment Of Indemnity Rights.

                               The indemnity rights of AHP against Class
                               Members assigned by AHP to the Trustees for which AHP receives a credit against its Fund B obligations, including the amount thereof.

                 c.  Periodic Reporting Obligations.

                     (1) The Trustees and/or Claims Administrator(s) shall report within five (5) Business Days all AHP payments into the Settlement Trust, including but not limited to:

                          (a)  All AHP payments deposited into Fund A;

                          (b)  All AHP payments deposited into Fund B; and

                          (c) All requests for additional cash deposits into Fund B and payments deposited in accordance with each request.

                     (2) The Trustees and/or Claims Administrator(s) shall report within five (5) Business Days an Uncured Failure To Make Payment by AHP.

                     (3) At the conclusion of the Initial Opt-Out Period, the Trustees and/or Claims Administrator(s) shall report within fifteen (15) Business Days the number and identities of Class Members exercising an Initial Opt-Out.

            B.   Notice.

                 1. Within ten (10) days of the execution of this Settlement Agreement, the parties shall apply to the Court for an Order in the form appended hereto as Exhibit "11":

                     a.   Granting Preliminary Approval of the Settlement;

                     b. Approving the appointment of Interim Claims Administrator(s) and an Interim Escrow Agent pursuant to Section VI.A.2 and Section VI.A.1;

                     c. Approving a written notification to the Settlement Class which shall contain A Class Member's Guide to Settlement Benefits (Exhibit "12"), an Official Court Notice Package (Exhibit "13"), and a Matrix Compensation Benefits Guide for Physicians, Attorneys and Class Member (Exhibit "14");

                     d. Approving a summary publication notice to the Settlement Class in the form appended hereto as Exhibit "15";

                     e. Approving the establishment of and maintenance of a "1-800" telephone number and website to receive requests from Class Members for written notice;

                     f. Directing written notice to all those Class Members whose names and addresses are known or presently knowable to the Parties as a result of:

                          (1) The filing of legal claims by Class Members against AHP;

                          (2) The creation and maintenance of a database of Class Members who registered to receive benefits pursuant to a proposed limited fund Class Action Settlement with Interneuron Pharmaceuticals, Inc. in Sharyn Wish v. Interneuron Pharmaceuticals, Inc., Civil Action No. 98-cv-20594 (E.D. Pa.);

                          (3)  The establishment and operation of the
                               "1-800-386-2070" telephone number and _
                               www.settlementdietdrugs.com website
                               incident to the publication of the Memorandum of Understanding which was executed among the Parties on October 7, 1999;

                          (4) Any database within the possession, custody, or control of AHP which reflects the names and addresses of Class Members;

                          (5) Any database which is readily obtainable from any pharmacy chain which reflects the names and addresses of Class Members;

                     g. Directing that the person or entity who will mail the individual notices shall have access to the names and addresses of individuals who requested the mailing of individual notices to them by contacting "1-800-386-2070" and www.settlementdietdrugs.com;

                     h. Directing that all names and addresses of Class Members collected for the purpose of providing notice shall be kept strictly confidential and shall not be disclosed to any person or used for any purpose other than for issuance of notice to Class Members upon prior order of the Court;

                     i. Authorizing Publication Notice in the form appended hereto as Exhibit "15" in accordance with the Plan of Media Notice appended hereto as Exhibit "16";

                     j. Authorizing television notice in accordance with the Script of Television Notice appended hereto as Exhibit "17," and in accordance with the Plan of Media Notice appended hereto as Exhibit "16";

                     k. Authorizing the distribution of Summary Notice to Physicians in the form appended hereto as Exhibit "18," to physicians for display to their patients; and

                     l. Authorizing the distribution of Summary Notice to Pharmacists in the form appended hereto as Exhibit "5," to pharmacists for display to their customers.

                 2. The Claims Administrator(s) and/or the Interim Claims Administrator(s) shall maintain a list of the names and addresses of each person to whom written notice was transmitted in accordance with any order entered by the Court pursuant to the preceding paragraph of this Settlement Agreement (hereinafter "the Notice List"). These names and addresses shall be kept strictly confidential and shall be used only by appropriate persons for administrative purposes of the Trust, except on prior order of the Court.

                 3. Within forty-five (45) days after Final Judicial Approval, the Trustees and/or Claims Administrator(s) shall transmit a written notice to all individuals whose names and addresses are contained in the Notice List advising all recipients of the notice that the Settlement has received Final Judicial Approval, advising all Class Members of the day on which Date 1 falls, advising the recipients of the notice that Class Members in Subclasses 1(a) and 1(b) must Register to receive Refund and/or Screening Program benefits from Fund A by Date 1 and that Class Members in Subclasses 2(a) and 2(b) must register to receive Refund Benefits from Fund A by Date 1, advising all recipients of the notice of the period of time in which Date 2 may fall, and advising all recipients of the notice that if they wish to receive Matrix Compensation Benefits in the future they must be registered as having Mild Mitral Regurgitation or an FDA Positive level of valvular regurgitation by Date 2. This notice shall also contain information concerning the rights of certain Class Members to exercise Intermediate and Back-End Opt-Outs. It shall contain the BLUE FORM, GREEN FORM and Intermediate and Back-End Opt-Out forms as described below, which will allow Class Members the opportunity to register for settlement benefits or exercise Intermediate or Back-End Opt-Out rights. In addition, it will advise members of Subclass 1(a) of their right to obtain payment of the net cost of any FDA Positive Echocardiogram which they may have had during the Screening Period but independent of the Screening Program pursuant to the terms and conditions of Sections IV.A.2.b(2) and shall provide Class Members with the WHITE FORM appended hereto as Exhibit "19" in order to make a claim for such benefits. It will also advise members of Subclass 1(b) of their right to obtain payment of the net cost of a Transthoracic Echocardiogram obtained independent of the Screening Program performed after the end of the Initial Opt-Out Period but before the Final Judicial Approval Date, pursuant to the terms and conditions of Section IV.A.1.b and shall provide

                     Class Members with the WHITE FORM appended hereto as Exhibit "19" in order to make a claim for such benefits. The Parties shall prepare this class notice for Court approval. The notice shall reflect the fact that the Settlement Agreement has been approved, that there are no further rights to object to the Settlement, and that there is no longer any Initial Opt-Out right in effect.

                 4. Three (3) months prior to Date 2, the Trustees and/or Claims Administrator(s) shall transmit a written notice to all individuals whose names and addresses are contained in the Notice List advising all recipients of the notice of the day on which Date 2 falls and advising all recipients of the notice, that if they wish to receive Matrix Compensation Benefits in the future they must be registered as having Mild Mitral Regurgitation or an FDA Positive level of valvular regurgitation by Date
                     2. This notice shall also contain information concerning the rights of certain Class Members to exercise Intermediate and Back-End Opt-Outs. It shall contain the BLUE FORM, the GREEN FORM and Intermediate and Back-End Opt-Out forms, as described below, which will allow Class Members the opportunity to register for settlement benefits or exercise Intermediate or Back-End Opt-Out rights. In addition, it will advise members of Subclass 1(a) of their right to obtain payment of the net cost of any FDA Positive Echocardiogram which they may have had during the Screening Period but independent of the Screening Program pursuant to the terms and conditions of
                     Section IV.A.2.b(2) and shall provide Class Members with the WHITE FORM appended hereto as Exhibit "19" in order to make a claim for such benefits. It will also advise members of Subclass 1(b) of their right to obtain a limited refund of the net cost of any Transthoracic Echocardiogram obtained independent of the Screening Program after the end of the Initial Opt-Out Period but before the Final Judicial Approval Date, pursuant to the terms and conditions of Section IV.A.1.b and shall provide Class Members with the WHITE FORM appended hereto as Exhibit "19" in order to make a claim for such benefits. The Parties shall prepare this class notice for court approval. The notice shall reflect the fact that the Settlement has been approved, that there are no further rights to object to the Settlement, and that there is no longer any Initial Opt-Out right in effect, and that the time to register for the Screening Program has been completed.

            C.   Claims Administration and Criteria for Benefits
                 Determinations.

                 1.  Echocardiogram Criteria.

                     a.   Where a Diet Drug Recipient has had an
                          Echocardiogram between the commencement of Diet Drug use and September 30, 1999, the results of that Echocardiogram as contained in the written report issued by a Qualified Physician shall be used by the Trustees/Claims Administrator(s) to determine the level of mitral and/or aortic valvular regurgitation for that Diet Drug Recipient as of the date of the Echocardiogram for purposes of Fund A benefits determinations under the Settlement Agreement, except (i) where the report of the Echocardiogram does not clearly state the level of valvular regurgitation for the mitral and/or aortic valves or
                          (ii) where in an audit conducted pursuant to Section VI.E, it is determined that the conclusions of the written report are not supported by the videotape or disk of the Echocardiogram.

                          Such an Echocardiogram shall not be used to qualify a Diet Drug Recipient for Matrix Compensation Benefits unless, upon re-reading, it is determined
                          (i) that prior to the end of the Screening Period, the Diet Drug Recipient met the definition for "FDA Positive" set forth in Section I.22.b and (ii) the Echocardiogram met the criteria set forth in Section VI.C.1.b below. Such a determination may be made by the Trustees and/or Claims Administrator(s) upon submission of a GRAY FORM (appended hereto as Exhibit "20") which has been completed by a Board-Certified Cardiologist.

                     b. Each Echocardiogram performed after September 30, 1999, which is used to determine whether the condition of a Diet Drug Recipient qualifies a Class Member for Fund A or Fund B (Matrix) settlement benefits, shall be one which was:

                          (1) conducted in accordance with the standards and criteria as outlined in Feigenbaum
                               (1994)<F44> or Weyman (1994);<F45>

                          (2) evaluated following the grading system of valvular regurgitation defined in Singh
                               (1999);<F46>

                          (3) conducted by a Diagnostic Cardiac Sonographer who is able to produce and evaluate ultrasound images and related data used by physicians to render a medical diagnosis; and

                          (4) conducted under the supervision of, and read and interpreted by, a Board-Certified Cardiologist with level 2 training in echocardiography as specified in the Recommendations of the American Society of Echocardiography Committee on Physician Training in Echocardiography.<F47>

                     c. A Diet Drug Recipient who demonstrates to the Trustees and/or Claims Administrator(s) that he or she had an Echocardiogram conducted between September 30, 1999 and the date of commencement of Class Notice which a Qualified Physician reported as showing that he or she had FDA Positive regurgitation shall not be disqualified from receiving settlement benefits if the Echocardiogram does not meet all of the requirements of Section VI.C.1.b above.

                     d. A claimant who qualifies for a particular Matrix payment, by virtue of a properly interpreted Echocardiogram showing the required levels of regurgitation and/or complicating factors, after exposure to fenfluramine and/or dexfenfluramine, shall not be disqualified from receiving that Matrix payment in the event that a subsequent Echocardiogram shows that the required levels of regurgitation and/or complicating factors are no longer present.

                 2.  Claims Information.

                     a. Each Claim for Benefits under the Settlement Agreement shall be made on one of two forms signed and submitted to the Trustees and/or Claims Administrator(s), as follows:

                          (1) The "PINK FORM" appended to the Settlement Agreement as Exhibit "9" shall be used by Class Members who want to elect the AIO; and

                          (2) The "BLUE FORM" appended to the Settlement Agreement as Exhibit "21" shall be used by all other Class Members who wish to make a claim for the benefits available under the Settlement Agreement.

                     b. Submission of a PINK FORM or BLUE FORM that has not been fully completed shall be sufficient to "register" the Class Member for benefits, provided, however, that the missing information must be submitted in order for the Class Member to receive any benefits under this Settlement Agreement.

                     c. In addition, each person who wants to make a claim for Matrix Compensation Benefits under Section IV.B of the Settlement Agreement or pursuant to the AIO must complete and submit to the Trustees and/or Claims Administrator(s) the "GREEN FORM" which is appended to this Settlement Agreement as Exhibit "22."

                     d. In order to complete the submission of a Claim and to qualify for any benefits under the Settlement Agreement, each Class Member must submit documentary proof to the Trustees and/or Claims Administrator(s) of the period of time for which the Diet Drugs Pondimin (Registered Trademark) and/or Redux (Trademark) were prescribed and dispensed to the Diet Drug Recipient who is the subject of the Claim. This proof must include one of the following:

                          (1) If the diet drug was dispensed by a pharmacy, the identity of each pharmacy that dispensed Diet Drugs to the Diet Drug Recipient, including its name, address, and telephone number, and a copy of the prescription dispensing record(s) from each pharmacy, which should include the medication name, quantity, frequency, dosage and number of refills prescribed, prescribing physician's name, assigned prescription number, original fill date and each subsequent refill date; or,

                          (2) If the diet drug was dispensed directly by a physician or weight loss clinic, or the pharmacy record(s) is unobtainable, the identity of each prescribing physician, including the prescribing physician's name, address, and telephone number and a copy of the medical record(s) prescribing or dispensing the diet drug(s). The medical record(s) must include records which identify the Diet Drug Recipient, the Diet Drug name, the date(s) prescribed, the dosage, and duration the drug was prescribed or dispensed;

                          (3) If the pharmacy records and medical records are unobtainable, an affidavit under penalty of perjury from the prescribing physician or dispensing pharmacy identifying the Diet Drug Recipient, the drug(s) prescribed or dispensed, the date(s), quantity, frequency, dosage and number of prescriptions or refills of the Diet Drug(s).

                     e. In order to complete the submission of a Claim and qualify for Fund A benefits under the Settlement Agreement, where a Class Member relies on a result of an Echocardiogram to establish that a Diet Drug Recipient had FDA Positive levels of regurgitation by the end of the Screening Period and where that Echocardiogram took place between the commencement of Diet Drug use and September 30, 1999, the Class Member must provide the Trustees and/or Claims Administrator(s) with a copy of the report of the results of the Echocardiogram and the videotape or disk of the Echocardiogram. In order to complete the submission of a Claim and qualify for Matrix Compensation Benefits under the Settlement Agreement, where a Class Member relies on a result of an Echocardiogram to establish that a Diet Drug Recipient had FDA Positive levels of regurgitation or Mild Mitral Regurgitation by the end of the Screening Period and where that Echocardiogram took place between the commencement of Diet Drug use and September 30, 1999, the Class Member must provide the Trustees and/or Claims Administrator(s) with a copy of the report of the results of the Echocardiogram and the videotape or disk of the Echocardiogram and a certification from a Qualified

                          Physician on the GRAY FORM which is appended to the Settlement Agreement as Exhibit "20". If the Class Member does not have custody of such videotape or disk, the Class Member must submit an executed authorization which will allow the Trustees and/or Claims Administrator(s) to obtain a videotape or disk of the Echocardiogram from the physician or health care provider who has custody of such videotape or disk as a condition to considering the Class Member's Claims for Benefits. If the videotape or disk is no longer in existence, the Class Member must supply an affidavit under penalty of perjury from the person who last had custody of the videotape or disk stating that the videotape or disk is no longer in existence and describing the circumstances under which it came to be misplaced or destroyed.

                     f. In order to complete the submission of a Claim and qualify for benefits under the Settlement Agreement, where a Class Member relies on the results of an Echocardiogram to establish that a Diet Drug Recipient had FDA Positive regurgitation levels of regurgitation or Mild Mitral Regurgitation by the end of the Screening Period and where that Echocardiogram took place after September 30, 1999, and where that Echocardiogram took place outside of the Screening Program, the Class Member must report the results of the Echocardiogram to the Trustees and/or Claims Administrator(s) in the form of a certification from a Board-Certified Cardiologist on the GRAY FORM which is appended to the Settlement Agreement as Exhibit "20," and provide the Trustees and/or Claims Administrator(s) with a copy of the videotape or disk which reflects the results of the Echocardiogram. If the Class Member does not have custody of such videotape or disk, the Class Member must submit an executed authorization which will allow the Trustees and/or Claims Administrator(s) to obtain a videotape or disk of the Echocardiogram from the physician or health care provider who has custody of such videotape or disk as a condition to considering the Class Member's Claim for Benefits. If the videotape or disk is no longer in existence, the Class Member must supply an affidavit under penalty of perjury from the person who last had custody of the videotape or disk stating that the videotape or disk is no longer in existence and describing the circumstances under which it came to be misplaced or destroyed.

                     g. Each Cardiologist who is responsible for performing Echocardiograms pursuant to the Screening Program provisions of the Settlement Agreement shall report the results of those Echocardiograms to the Trustees and/or Claims Administrator(s) on the "GRAY FORM" which is appended to the Settlement Agreement as Exhibit "20" and shall supply a copy of the videotape or disk of the results of the Echocardiogram to the Claims Administrator(s) and/or Trustees.

                     h. In order to complete the submission of a claim and qualify for benefits under the Settlement Agreement, each Class Member who submits a claim as a Representative Claimant must supply the Trustees and/or Claims Administrator(s) with written proof that such person has legal authority to act in a representative capacity.

                     i. In order to complete submission of a Claim for reimbursement of the actual amount paid for an Echocardiogram by a Class Member pursuant to Sections IV.A.1.b or IV.A.2.b(2) above, a Class Member must submit the following documents:

                          (1)  A copy of the report of the Echocardiogram;

                          (2) A copy of the bill or invoice reflecting the charges for the Echocardiogram; and

                          (3)  A copy of the cancelled check or other
                               documentary evidence of the amount actually paid by the Class Member for the Echocardiogram.

                     j. In order to complete the submission of a Claim by a Class Member who has ingested Pondimin (Registered Trademark) and/or Redux (Trademark) for 60 days or less to receive an Echocardiogram and interpretative physician visit for compassionate and humanitarian reasons pursuant to the provisions of Section IV.A.2.b(3), the Class Member must submit documentary proof supporting the Claim that there are compassionate and humanitarian reasons which would justify the Trustees and/or Claims Administrator(s) to exercise their discretion to provide the Diet Drug Recipient with the benefit of a Transthoracic Echocardiogram and associated interpretative physician visit.

                     k. In order to complete the submission of a claim and qualify to receive an Echocardiogram after Trial Court Approval but prior to Final Judicial Approval by reason of "true financial hardship" pursuant to
                          Section IV.A.3.c of the Settlement Agreement, a Diet Drug Recipient must provide the Trustees and/or Claims Administrator(s) with documentary proof of the Diet Drug Recipient's financial situation including a copy of the Diet Drug Recipient's most recent federal income tax return.

                 3.  General Claims Processing Procedures and the Registry.

                     a. Within thirty (30) days of the date on which the Trustees and/or Claims Administrator(s) receive a Claim for Benefits from a Class Member, the Claims Administrator(s) shall:

                          (1) assign a unique identifying number to the Claim;

                          (2) review the Claim which has been submitted, together with supporting documentation, and determine whether the Claim is complete or requires a submission of additional information to make it complete;

                          (3)  confirm that any required physician
                               certification submitted in support of a claim for Matrix Compensation Benefits was submitted by a physician who actually is a Board-Certified Cardiologist, Cardiothoracic
                               Surgeon, Pathologist, Neurologist or
                               Neurosurgeon; and

                          (4) inform the Class Member, in writing, of the unique identifying number assigned to the Class Member's Claim and the information which the Class Member must submit to the Trustees and/or Claims Administrator(s), if any, in order for the claim to be completed and ready for processing.

                     b. With respect to each Claim submitted by a Class Member as part of the claims administration process, the Trustees and/or Claims Administrator(s) shall afford each Class Member at least three (3) separate opportunities to supply any missing or omitted information and documentation which are necessary to support a Claim for Benefits under the Settlement Agreement.

                     c. All information submitted by Class Members to the Trustees and/or Claims Administrator(s) shall be recorded in a computerized database suitable for use with standard medical research software such as SAS and for all purposes of claims administration.

                     d. The database created pursuant to the preceding paragraph shall be maintained as a "Registry" for purposes of administering the Settlement and for purposes of medical education and research. After taking appropriate steps to maintain the confidentiality of Class Members, the Trustees and/or Claims Administrator(s) shall make the database, or any portion thereof, available to qualified scientists, physicians, and other researchers subject to the following conditions:

                          (1)  First, the Trustees and/or Claims
                               Administrator(s) shall make the
                               deidentified<F48> database available only to such persons who:

                               (a)   provide the Trustees and/or Claims
                                     Administrator(s) with written proof of
                                     their training, qualifications, and
                                     experience to conduct medical or
                                     scientific research;

                               (b)   provide a research protocol setting
                                     forth the purposes for which they seek
                                     access to the Registry/database, their
                                     research methodology, source of funding, a description of how the proposed research will benefit the Settlement Class and any other information that may be requested by the Trustees and/or Claims Administrator(s);

                               (c)   undertake, in writing, to use the
                                     information which they receive from the
                                     Registry/database solely for medical,
                                     scientific, and educational purposes and not to disclose confidential information concerning any Class Member in the event that they should inadvertently come into possession of such confidential information through their access to the database;

                               (d) undertake, in writing, to provide, upon completion of the research, the Trustees and/or Claims Administrator(s), the Court, AHP, and Class Counsel with a copy of any published or unpublished abstract, article, or report which is based, in whole or in part, on the information contained in the Registry/ database; and

                               (e) undertake, in writing, not to testify at any time on behalf of any party in any lawsuit relating to the use of Pondimin (Registered Trademark) and/or Redux (Trademark).

                          (2)  Second, the Trustees and/or Claims
                               Administrator(s) shall make the deidentified database, or any portion thereof, available to qualified scientists, physicians, and other researchers only when, considering the training, qualifications and experience of such persons and the purposes for which they seek access to the Registry/database, the Trustees and/or Claims Administrator(s) form a reasoned opinion that disclosure of database information to any given scientist, physician, or other researcher will be beneficial to the Settlement Class.

                     e.   Copies of all videotapes and disks of
                          Echocardiograms submitted by or on behalf of Diet Drug Recipients to the Trustees and/or Claims

                          Administrator(s) shall be preserved and maintained. Copies of these videotapes and disks shall be available to qualified scientists, physicians, and other researchers subject to the conditions stated in Section VI.C.3.d above, and subject to the following additional conditions:

                          (1) In making copies of videotapes and disks to be provided to qualified scientists, physicians and other researchers for purposes of medical and scientific research, the Trustees and/or Claims Administrator(s) shall redact all information identifying the Diet Drug Recipient who was the subject of the Echocardiogram; and

                          (2) The Trustees and/or Claims Administrator(s) shall require that the scientists, physicians, and/or other researchers requesting a copy of the videotapes pay all costs reasonably incurred by the Trustees and/or Claims Administrator(s) in making copies of the videotapes and in redacting patient identifying information from the videotapes as a condition to receiving copies thereof.

                     f. In making arrangements for the disclosure of information contained in the Medical Registry/database, the Trustees and/or Claims Administrator(s) shall assure that an alpha-numeric designation is used for each claimant and that the name, address, telephone number, social security number, e-mail address, and other personal identifying information pertaining to the Diet Drug Recipient and/or Class Member is not disclosed.

                     g. Processing Claims for Screening Program Benefits for Subclass 1(b) Members:

                          (1) Within forty-five (45) days of the date on which the Trustees and/or Claims Administrator(s) receive a completed Claim which adequately documents that a Diet Drug Recipient is a member of Subclass 1(b), the Trustees and/or Claims Administrator(s) shall certify that the Diet Drug Recipient is eligible for a Transthoracic Echocardiogram and associated interpretative physician visit in the Screening Program pursuant to Section IV.A.1.a. or Section IV.A.3.c of this Settlement Agreement and shall furnish to the Diet Drug Recipient the appropriate documentation and information to receive such benefits and will provide those benefits in accordance with the timetable set forth in
                               Section VI.C.3.m, below.

                          (2) Within forty-five (45) days of the date on which the Trustees and/or Claims Administrator(s) receive a completed Claim which adequately documents that a Diet Drug Recipient is a member of Subclass 1(b) and which requests payment of the net cost of an Echocardiogram pursuant to Section IV.A.1.b. or Section IV.A.3.c, the Trustees and/or Claims Administrator(s) shall determine whether the Diet Drug Recipient is entitled to such payment, and if so, the amount of such payment. The Trustees and/or Claims Administrator(s) shall provide such payments in accordance with the timetable set forth in
                               Section VI.C.3.m.  If the Trustees and/or
                               Claims Administrator(s) deny such a claim, they shall send the Diet Drug Recipient written notification of that decision and the reasons therefor within this forty-five (45) day period.

                     h. Processing Claims for Screening Program Benefits for Subclass 1(a) Members:

                          (1) Within forty-five (45) days of the date on which the Trustees and/or Claims Administrator(s) receive a completed Claim which adequately documents that a Diet Drug Recipient is a member of Subclass 1(a) and requests a Transthoracic Echocardiogram and associated interpretative physician visit pursuant to Section IV.A.2.b or Section IV.A.3.c of the Settlement Agreement, the Trustees and/or Claims Administrator(s) shall promptly transmit to each such person the BROWN FORM, appended to the Settlement Agreement as Exhibit "23." The BROWN FORM explains the circumstances under which such Diet Drug Recipients may receive a Transthoracic Echocardiogram and associated interpretative physician visit and allows them to make a request for that benefit by completing, signing and submitting the form, together with supporting documentation, to the Trustees and/or Claims Administrator(s). Within forty-five (45) days after receiving a completed BROWN FORM, the Trustees and/or Claims Administrator(s) shall make a determination concerning whether the Diet Drug Recipient will receive a Transthoracic Echocardiogram and associated interpretative physician visit and will either reject the request for such benefits or shall furnish to the Diet Drug Recipient the appropriate documentation and information to receive such benefits and will provide those benefits in accordance with the timetable set forth in
                               Section VI.C.3.m, below.

                          (2) Within forty-five (45) days of the date on which the Trustees and/or Claims Administrator(s) receive a completed Claim which adequately documents that a Diet Drug Recipient is a member of Subclass 1(a) and which requests payment of the net cost of an Echocardiogram pursuant to Section IV.2.b.2 or FDA Positive Section IV.A.3.c., the Trustees and/or Claims Administrator(s) shall determine whether the Diet Drug Recipient is entitled to such payment, and if so, the amount of such payment. If the Trustee(s) and/or Claims Administrator(s) deny such a claim, they shall send the Diet Drug Recipient written notification of that decision and the reasons therefor within this forty-five (45) day period. The Trustees and/or claims Administrator(s) will provide such payments in accordance with the timetable set forth in
                               Section VI.C.3.m, below.

                     i. Processing Claims for Additional Medical Services or Cash for Subclass 1(b) and 2(b) Members:

                          Within forty-five (45) days of the date on which the Trustees and/or Claims Administrator(s) receive a completed Claim which adequately documents that a Diet Drug Recipient is a member of Subclass 2(b), or is a member of Subclass 1(b) and obtained an FDA Positive diagnosis by a Qualified Physician after Pondimin (Registered Trademark) and/or Redux (Trademark) use but by the end of the Screening Period, the Trustees and/or Claims Administrator(s) shall, in accordance with the Diet Drug Recipient's election, certify that the Diet Drug Recipient is entitled to either $6,000 in cash or $10,000 in valve-related medical services and shall either make payment to the Diet Drug Recipient or furnish to the Diet Drug Recipient the appropriate documentation and information to receive such valve-related services and will provide those benefits in accordance with the timetable set forth in Section VI.C.3.m, below.

                     j. Processing Claims for Additional Medical Services or Cash for Subclass 1(a) and 2(a) Members:

                          Within forty-five (45) days of the date on which the Trustees and/or Claims Administrator(s) receive a completed Claim which adequately documents that a Diet Drug Recipient is a member of Subclass 2(a), or is a member of Subclass 1(a) and obtained an FDA Positive diagnosis by a Qualified Physician after Pondimin (Registered Trademark) and/or Redux (Trademark) use but by the end of the Screening Period, the Trustees and/or Claims Administrator(s) shall in accordance with the Diet Drug Recipient's election certify that the Diet Drug Recipient is entitled to $3,000 in cash or $5,000 in valve-related medical services and shall either make payment to the Diet Drug Recipient or furnish to the Diet Drug Recipient the appropriate documentation and information to receive such valve-related services and will provide those benefits in accordance with the timetable set forth in Section VI.C.3.m, below.

                     k. Processing Claims for Refunds for Subclass 1(a) and 2(a) Members:

                          Within forty-five (45) days of the date on which the Trustees and/or Claims Administrator receive a completed Claim which adequately documents that the Diet Drug Recipient is a member of Subclass 1(a) or

                          2(a) and which adequately documents the duration of his or her Diet Drug use for which a refund is sought, the Trustees and/or Claims Administrator(s) shall certify the amount of the refund to which that Diet Drug Recipient or the Representative Claimant for that Diet Drug Recipient is entitled and shall make payment to the Diet Recipient or Representative Claimant in accordance with the timetable set forth in Section VI.C.3.m, below.

                     l. Processing Claims for Refunds for Subclass 1(b) and 2(b) Members:

                          Within ninety (90) days after Date 2, the Trustees and/or Claims Administrator(s) shall determine, pursuant to Section IV.A.1.d, the amount, if any, of the refunds to which Diet Drug Recipients who are members of Subclasses 1(b) or 2(b) or the Representative Claimants for those Diet Drug Recipients are entitled. Within 45 days of such time, the Trustees and/or Claims Administrator shall pay all Diet Drug Recipients or Representative Claimants who have adequately documented membership in Subclasses 1(b) or 2(b), the refund amounts to which they are entitled, if any. In the event that it is determined that the Settlement Agreement will not receive Final Judicial Approval or in the event that the Settlement Agreement is terminated for any reason, the Trustees and/or Claims Administrator(s) shall determine within 90 days after the conclusion of the period for providing Echocardiograms and associated physician visits to Diet Drug Recipients who have elected the AIO whether there are sufficient assets to make refund payments to Subclass 1(b) or 2(b) members who have entered into Individual Agreements pursuant to the AIO. Within 45 days of making such determination, the Trustees and/or Claims Administrator(s) shall pay to all Diet Drug Recipients or Representative Claimants who have adequately documented membership in Subclass 1(b) or 2(b) and have entered into Individual Agreements pursuant to the AIO, the amounts to which they are entitled, if any.

                     m. The timetable for the benefits described in Sections VI.C.3.g-k above shall be as follows:

                          (1) For Class Members who have elected the AIO, such benefits cannot be provided until after the AIO Start Date;

                          (2) For Class Members who qualify for benefits under Section IV.A.3.c, such benefits cannot be provided until after the Trial Court Approval Date;

                          (3) For all other Class Members, such benefits cannot be provided until after the Final Judicial Approval Date.

                 4.  Administration of Matrix Compensation Benefit Claims.

                     a. To receive Matrix benefits, the Class Member must provide the Trustees and/or Claims Administrator(s) with appropriate documentation of the condition of the Diet Drug Recipient that forms the basis for the claim. As set forth in the "GREEN FORM," attached as Exhibit "22", such documentation shall include:

                          (1) all hospital reports of the admitting history and physical examination of the Diet Drug Recipient, operative reports, pathology reports, Echocardiogram reports, cardiac catheterization reports, and discharge summaries which relate to the condition of the Diet Drug Recipient that forms the basis of the Claim;

                          (2)  a copy of the videotape or disk of the
                               Echocardiogram results which, in whole or in part, forms the basis for the Claim for Matrix Compensation Benefits;

                          (3) a declaration under penalty of perjury from the Diet Drug Recipient that, to the best of his/her knowledge, such condition was not present prior to usage of Pondimin (Registered Trademark) and/or Redux (Trademark);

                          (4) a declaration under penalty of perjury from a Board-Certified Cardiologist or Cardiothoracic Surgeon setting forth an opinion to a reasonable degree of medical certainty that
                               (a) the Diet Drug Recipient has the condition which qualifies the Class Member for a particular Matrix payment, including, where applicable, that the causation requirements applicable to conditions (b)(v) and (c) of Matrix-Level V, as defined in Section IV.B.2.c.(5) either are or are not present;
                               (b) to the best of such physician's knowledge after reasonable inquiry, such condition which qualifies the Class Member for a particular Matrix payment was not present prior to usage of Pondimin (Registered Trademark) and/or Redux (Trademark); and (c) all the conditions set forth in Section IV.B.2.d. which determine whether Matrix A-1 or B-1 is applicable, either are present or are not present;

                          (5) a declaration under penalty of perjury from a Board-Certified Cardiologist, Cardiothoracic
                               Surgeon, Neurologist or Neurosurgeon with regard to the functional outcome which the patient has had six months after a stroke, if applicable;

                          (6) a declaration under penalty of perjury from a Board-Certified Cardiologist, Cardiothoracic
                               Surgeon or Pathologist regarding the existence of the pathological criteria for Endocardial Fibrosis defined in Section I.21, if applicable;

                          (7) any other documentation which the Trustees and/or Claims Administrator(s) are otherwise authorized to request under this Settlement Agreement; and

                          (8) if not previously submitted, a certification from a Qualified Physician on the GRAY FORM which is appended to the Settlement Agreement as Exhibit "20" that the Diet Drug Recipient met the criteria for having FDA Positive regurgitation as defined in Section I.22 or Mild Mitral Regurgitation as defined in
                               Section I.38 prior to the end of the Screening Period.

                     b. If the Class Member seeking a Matrix payment is unable to obtain the documentation described above through the exercise of reasonable efforts, the Trustees and/or Claims Administrator shall have the right to consider other supporting documentation including but not limited to declarations of other Qualified Physician(s) under penalty of perjury setting forth opinion(s) to a reasonable degree of medical certainty to support the claim that the Class Member's condition entitles him or her to a Matrix payment, subject to review by the Court as set forth in Section VIII.D. If this evidence establishes the Class Member's condition to the satisfaction of the Trustees and/or Claims Administrator(s), the Class Member shall be entitled to receive the appropriate Matrix Compensation Benefits.

                     c. Upon receiving a claim for Matrix Compensation Benefits, the Trustees and/or Claims
                          Administrator(s) shall obtain the following information from the Class Member:

                          (1) A copy of any fee agreement between the Class Member and the attorney representing that Class Member which shall be submitted and maintained in confidence;

                          (2) A verified statement of the out-of-pocket costs incurred by the Class Member's individual attorney, which shall be submitted and maintained in confidence;

                          (3) A written representation by the Class Member or the Class Member's attorney, made subject to penalties of perjury, as to whether or not a subrogation lien or claim has been asserted with respect to the Class Member's right to receive benefits under the Settlement and, if so, the name of the subrogee; and

                          (4)  If the Class Member is a Representative
                               Claimant, such court approvals or
                               authorizations as may be necessary to
                               authorize that person to consummate a
                               Settlement in a representative capacity.

                               Until the submission of all of the information referred to in Section VI.C.2, a Claim for Matrix Compensation Benefits shall not be considered "completed" and ready for determination.

                     d. Subject to the audit provisions of this Settlement Agreement, Section VI.E and Section VI.F, the Trustees and/or Claims Administrator(s) shall make Matrix Benefits Determinations based upon the Medical Information provided to them by an appropriate Board-Certified physician on or with a properly and fully completed GREEN FORM.

                     e. Within forty-five (45) days of receiving a completed Claim for Matrix Compensation Benefits, the Trustees and/or Claims Administrator(s) shall make a tentative determination:

                          (1) As to whether the Class Member(s) is entitled to compensation under the Matrices, and if so, the amount of compensation to which the individual is entitled, including an apportionment among Derivative and
                               Representative Claimants to the extent
                               necessary;

                          (2)  The amount of counsel fees to which the
                               attorney representing the Class Member is entitled, making the appropriate deduction of 9% to account for the fees paid to Class Counsel as required by Section VIII.E.1.b or
                               Section VIII.E.3 of this Agreement, whichever is applicable;

                          (3)  The amount of reasonable out-of-pocket
                               expenditures which should be reimbursed to the individual attorney representing the Class Member;

                          (4) The amount to which any subrogee is entitled in accordance with the provisions of Section VII.D.2 hereof; and

                          (5) The net amount to which the Class Member is entitled after making appropriate deductions for counsel fees, reimbursement of litigation expenses, and payment of all appropriate subrogation liens.

                     f. Immediately upon making the determination required by the preceding paragraph, the Trustees and/or Claims Administrator(s) shall notify the Class Members; the attorneys for the Class Members, if any; and the subrogrees if any, of the determination and provide them with a period of thirty (30) days in which to contest the tentative determination by the Trustees and/or Claims Administrator(s), and to provide additional information concerning the level of Matrix Compensation Benefits which should be paid as well as the distribution and apportionment of those benefits.

                     g. Within sixty (60) days of receiving any explanatory or supporting information pursuant to the preceding paragraph or within ninety (90) days of receiving a completed Claim for Matrix Compensation Benefits, whichever is later, the Trustees and/or Claims Administrator(s) shall make a final determination:

                          (1) As to whether the Class Member is entitled to compensation under the Matrices, and, if so, the amount of compensation to which the Class Member is entitled, including an apportionment among Derivative and Representative Claimants to the extent necessary;

                          (2)  The amount of counsel fees to which the
                               attorney representing the Class Member is entitled, making the appropriate deduction of 9% to account for the fees paid to Class Counsel as required by Section VIII.E.3 or
                               Section VIII.E.1.b of this Agreement,
                               whichever is applicable;

                          (3)  The amount of reasonable out-of-pocket
                               expenditures which should be reimbursed to the individual attorney representing the Class Member;

                          (4) The amount to which any subrogee is entitled in accordance with the provisions in Section VII.D hereof; and

                          (5) The net amount to which the Class Member is entitled after making appropriate deductions for counsel fees, reimbursement of litigation expenses, and payment of all appropriate subrogation liens.

                     h. Within fifteen (15) days of receiving notice of the Trustees/Claims Administrators' final determination, the affected Class Member(s), attorney(s), and/or subrogee(s) may appeal the determination by filing a Notice of Appeal in the form appended hereto as Exhibit "24" with the Trial Court and serving a copy on the Trustees and/or Claims Administrator(s).

                     i. In the event of such an appeal, the Court shall refer the matter to Arbitration by a single Arbitrator appointed by the Court from a panel of arbitrators appointed by the Court for that purpose. With respect to an appeal by a Class Member relating to the determination of the gross amount of Matrix Compensation Benefits to which the Class Member is entitled, the Arbitrator shall determine whether the Trustees and/or Claims Administrator(s) have properly applied the criteria set forth in the Settlement Agreement to the information submitted by the Class Member in support of the claim and shall enter a report and award which either affirms the decision of the Trustees and/or Claims Administrator(s) or directs a different payment than that which was determined by the Trustees and/or Claims Administrator(s). With respect to an appeal relating to the distribution of counsel fees and costs, the Arbitrator shall determine the amount of the attorneys fees to which the attorney is entitled under the provisions of the applicable state law after deducting 9% as required by Section VIII.E.1.b of this Agreement and the extent to which the attorney should receive reimbursement for out-of-pocket costs from the Class Member's recovery under applicable state law. In the case of an appeal relating to a subrogation issue, the Arbitrator shall determine the amount to which the subrogee is entitled to under applicable law to consistent with the provisions of Section VII.D.2 of this Agreement.

                          The costs of such Arbitration, including the fees of the Arbitrator, shall be taxed by the Arbitrator in favor of the party who substantially prevails in the Arbitration if the Arbitrator finds that the appeal was taken or maintained in violation of the standards set forth in Fed.R.Civ.P.11(b).
                          Otherwise, the costs of such Arbitration shall be paid by the Trust. Any party may appeal from the report and award of the Arbitrator to the Court.

                     5. If there is no appeal initiating an Arbitration process, then the decision of the Trustees and/or Claims Administrator(s) with respect to the gross amount to be paid on account of a Claim for Matrix Compensation Benefits shall be final, unless there is a documented change in the physical condition of the Diet Drug Recipient after submission of the claim which justifies consideration for a greater level of Matrix Compensation Benefits than previously applied for or justifies consideration for payment at the same level as previously applied for by reason of a different physical condition than that which was the subject of the prior Claim for Benefits by the Class Member.

                     6. If there is no appeal initiating an Arbitration process, then the decision of the Trustees and/or Claims Administrator(s) with respect to the distribution of any portion of any amount paid on account of a Claim for Matrix Compensation Benefits to any attorney or subrogee shall be final.

                     7. If an appeal initiating arbitration is taken, the decision of the Arbitrator or, if an appeal from the report and award of the Arbitrator is taken, the decision of the Court shall be final and binding with respect to: (a) The gross amount to be paid on account of a Claim for Matrix Compensation Benefits unless there is a documented change in the physical condition of the Diet Drug Recipient after the submission of the claim which justifies consideration for a greater level of Matrix Compensation Benefits than that previously applied for or for payment at the same level as previously applied for by reason of a different physical condition than that which was the subject of the prior Claim for Benefits by the Class Member; and
                          (b) the distribution of any portion of the gross amount to be paid for Matrix Compensation Benefits to any attorney or subrogee for attorneys' fees, reimbursement of litigation expenses, or subrogation claims.

                     8. Within forty-five (45) days after the end of each calendar quarter or AIO Fiscal Quarter, whichever is applicable, after the AIO Start Date and prior to Final Judicial Approval, the Trustees and/or Claims Administrator(s) shall pay the Matrix Compensation Benefit claims of all Class Members who:

                          a. have completed Claims for Matrix Compensation Benefits during the period prior to the commencement of the above-referenced calendar quarter or AIO Fiscal Quarter, whichever is applicable, which have not been previously paid; and

                          b. have executed Individual Agreements pursuant to the AIO; and

                          c. whose rights to Matrix Compensation Benefits have become final during the above-referenced calendar quarter or AIO Fiscal Quarter, whichever is applicable under this Section and are not then the subject of an audit under the terms of the Settlement Agreement.

                     In distributing the amount due with respect to a claim for Matrix Compensation Benefits, the Trustees and/or Settlement Administrator(s) shall pay all sums due to the individual attorney for the Class Member for payment of counsel fees and reimbursement of litigation expenses, and all sums due to any subrogee as determined by the above procedures. The net amount remaining after deducting such payments from the gross amount of the Matrix Compensation Benefits to which a Class Member is determined to be entitled, shall be distributed to the Class Member.

                 9. Upon Final Judicial Approval, the preceding paragraph will cease to be effective and the following schedule will apply to the payment of all claims for Matrix Compensation Benefits. Within 45 days after the close of each Fiscal Quarter, the Trustees and/or Claims Administrator(s) shall pay all Claims for the Matrix Compensation Benefits of all Class Members who:

                     a. have completed Claims for Matrix Compensation Benefits during the period prior to the commencement of the above-referenced 45-day time period which have not been previously paid; and

                     b. whose rights to Matrix Compensation Benefits have become final during the above-referenced Fiscal Quarter under Section VI.C.5, and are not then the subject of an audit under the terms of the Settlement Agreement.

                     In distributing the amount due with respect to a claim for Matrix Compensation Benefits, the Trustees and/or Settlement Administrator(s) shall pay all sums due to the individual attorney for the Class Member for payment of counsel fees and reimbursement of litigation expenses, and all sums due to any subrogee as determined by the above procedures. The net amount remaining after deducting such payments from the gross amount of the Matrix Compensation Benefits to which a Class Member is determined to be entitled, shall be distributed to the Class Member.

                10. The payment obligations in paragraphs (8) and (9) above are subject to the provisions of Section III.C.2-3 (MAPA limitations).

            D.   Procedure for Recognition of Credits.

                 1. AHP shall receive Credits in accordance with Section VII.A of this Settlement Agreement pursuant to the following procedure:

                     a. With respect to each Class Member who has opted out of the Settlement and who has received a payment from AHP for which AHP seeks a Credit under Section VII.A (a "Request for Credit"), AHP shall supply the Trustees and/or Claims Administrator(s) with the following documents and information:

                          (1) A copy of the form through which the Class Member(s) exercised an Opt-Out right;

                          (2) A copy of the report of the Echocardiogram, if any, showing the degree of mitral and/or aortic valvular regurgitation in the Diet Drug Recipient whose condition is at issue prior to September 30, 1999 and/or as of the close of the Screening Period;

                          (3) A copy of the check(s) evidencing payment or other evidence of payment to the Class Member(s) for which AHP seeks credit;

                          (4) A copy of the release(s) executed by the Class Member(s) in favor of AHP;

                          (5) A "RED FORM # 1" for an Initial or Back-End Opt-Out which is appended to this Settlement Agreement as Exhibit "25" or a "RED FORM # 2" for an Intermediate Opt-Out which is appended to this Settlement Agreement as Exhibit "26" completed and signed subject to penalties of perjury by a knowledgeable representative of AHP and a Board-Certified Cardiologist or Cardiothoracic Surgeon;

                          (6) all hospital reports of the admitting history and physical examination of the Diet Drug Recipient, medical histories, operative reports, pathology reports, Echocardiogram reports, cardiac catheterization reports and discharge summaries which relate to the condition of the Diet Drug Recipient that forms the basis of the Request for Credit;

                          (7)  a copy of the videotape or disk of the
                               Echocardiogram results which, in whole or in part, form the basis for the Request for Credit;

                          (8) a declaration under penalty of perjury from a Board-Certified Cardiologist or Cardiothoracic Surgeon, regardless of whether that Cardiologist was originally retained by AHP, the plaintiff or neither, setting forth an opinion to a reasonable degree of medical certainty that (1) the Diet Drug Recipient has the condition which would otherwise qualify a Class Member for a particular Matrix payment, including, where applicable, that the causation requirements applicable to conditions (b)(v) and (c) of Matrix-Level V, either are or are not present; (2) to the best of such physician's knowledge after reasonable inquiry, such condition which would otherwise qualify the Class Member for a particular

                               Matrix payment was not present prior to usage of Pondimin (Registered Trademark) and/or Redux (Trademark); and (3) all the conditions which determine whether Matrix A-1 or B-1 are applicable, either are present or are not present;

                          (9) a declaration under penalty of perjury from a Board-Certified Cardiologist, Cardiothoracic
                               Surgeon, Neurologist or Neurosurgeon with regard to the functional outcome which the patient has had six months after a stroke, if applicable;

                          (10) a declaration under penalty of perjury from a
                               Board-Certified Cardiologist, Cardiothoracic
                               Surgeon, or Pathologist regarding the
                               existence of the pathological criteria for Endocardial Fibrosis defined in Section I.21 if applicable; and,

                          (11) any other documentation which the Trustees
                               and/or Claims Administrators(s) are otherwise authorized to request under this Settlement Agreement.

                     b. If AHP is unable to obtain the documentation described above through the exercise of reasonable efforts, the Trustees and/or Claims Administrator(s) shall have the right to consider other supporting documentation including but not limited to declaration(s) of other Qualified Physician(s) under penalty of perjury setting forth opinion(s) to a reasonable degree of medical certainty to support the claim that the Class Members' condition would have otherwise entitled him or her to a Matrix payment for which AHP would be entitled to a Credit, subject to review by the Court as set forth in
                          Section VI.D.1.g. If this evidence establishes the Class Member's condition to the satisfaction of the Trustees and/or Claims Administrator(s), AHP shall be entitled to receive the appropriate credit.

                     c. Within forty-five (45) days of receiving a completed Request for Credit from AHP, the Trustees and/or Claims Administrator(s) shall make a preliminary determination as to whether AHP is entitled to a

                          Credit, and, if so, the amount of the Credit to which AHP is entitled, and shall advise AHP and Class Counsel, in writing, of this determination.

                     d. AHP and Class Counsel shall have forty-five (45) days from the date of receiving such a preliminary determination to submit additional information concerning the question of whether and to what extent a Credit should be given to AHP.

                     e. Within sixty (60) days of receiving any additional information which is submitted pursuant to the preceding paragraph or within ninety (90) days of receiving a completed Request for Credit from AHP, whichever is later, the Trustees shall make a final determination as to whether AHP is entitled to a Credit and, if so, the amount of Credit to which AHP is entitled, and shall advise AHP and Class Counsel in writing of this determination.

                     f. Within fifteen (15) days of receiving notice of the Trustees' determination, AHP may appeal the determination by filing a notice of the appeal in the form appended hereto as Exhibit "24" with the Trial Court and serving a copy on Class Counsel, and the Trustees and/or Claims Administrator(s).

                     g. In the event of such an appeal, the Court shall refer the matter to Arbitration by a single Arbitrator appointed by the Court for that purpose. The Arbitrator shall determine whether the Trustees have properly applied the criteria set forth in the Settlement Agreement to the information supplied by AHP in support of the Request for Credit and shall enter a report and award, which either affirms the decision of the Trustees, directs a different Credit than that which was determined by the Trustees, or directs that no Credit shall be given to AHP. If the Arbitrator affirms the decision of the Trustees or awards a lower Credit than had been awarded by the Trustees and finds that the appeal was taken or maintained by AHP in violation of the standards set forth in Fed.R.Civ.P. 11(b), the cost of this Arbitration shall be borne by AHP. Otherwise, the costs of such Arbitration shall be paid by the Trust. Any party may appeal from the report and award of the Arbitrator to the Court.

                     h. If there is no appeal initiating an Arbitration process, then the decision of the Trustees with respect to a claim for a Credit shall be final. If an appeal initiating Arbitration is taken, the decision of the Arbitrator or, if an appeal from the report and award of the Arbitrator is taken, the decision of the Court, shall be final and binding.

            E.   Audits of Claims by Trustees and/or Claims Administrator(s)

                 1. On a quarterly basis, the Trustees and/or Claims Administrator(s) shall audit five percent (5%) of the total Claims for Matrix Compensation Benefits made by Class Members and five percent (5%) of the total requests for Credits made by AHP during the prior quarter pursuant to an Audit Plan, which shall take into account, among other things:

                     a. The fact that certain Class Members are represented by attorneys who represent what the Trustees and/or Claims Administrator(s) determine to be a disproportionate number of Class Members;

                     b. The fact that certain Class Members rely on the certifications of doctors who have provided certifications for what the Trustees and/or Claims Administrator(s) determine to be a disproportionate number of Class Members; and

                     c. The need to incorporate random sampling into the Audit Plan.

                 2. A Claim may not be paid or a Credit may not be allowed while that Claim or Credit is the subject of an audit.

                 3. With respect to Claims which are selected for audit, the Trustees and/or Claims Administrator(s) may require that the Class Member(s) provide them with the following information as a condition to consideration of the Claim:

                     a. Identification of all internists or sub-specialists in internal medicine, surgeons or sub-specialists in surgery, and obstetricians or gynecologists for the 10 year period prior to the filing of the claim;

                     b. Fully completed and executed authorizations which will allow the Trustees and/or Claims

                          Administrator(s) to obtain copies of the Class Member's medical records; and

                     c. Such other relevant documents or information within the Class Member's custody, possession, or control as may reasonably be requested by the Trustees and/or Claims Administrator(s).

                     If the Class Member unreasonably fails or refuses to provide any material documents or information after being afforded an adequate opportunity to do so, the Class Member's Claim shall be denied.

                 4. With respect to requests for Credit which are selected for audit, the Trustees and/or Claims Administrator(s) may require that AHP provide them with the following information as a condition to consideration of a Request for Credit:

                     a. All medical records relating to the Diet Drug Recipient whose condition is the subject of the Request for Credit, which are in the custody, possession, or control of AHP and its counsel;

                     b. All depositions, interrogatories, fact sheets, and like documents relating to the condition and circumstances of the Diet Drug Recipient whose condition is the subject of the Request for Credit, which are in the custody, possession or control of AHP and its counsel;

                     c. Such other relevant documents or information within AHP's or its counsel's custody, possession or control as may reasonably be requested by the Trustees and/or Claims Administrator(s).

                 5. If AHP unreasonably fails or refuses to provide any material documents or information after being afforded an opportunity to do so, its Request for Credit shall be denied.

                 6. In conducting an audit of those Claims and Requests for Credit selected for audit, the Trustees and/or Claims Administrator(s) shall follow the following procedure:
                     All Accelerated Implementation Option acceptance form(s) ("PINK FORM"), registration form(s) ("BLUE FORM"), videotapes or disks of Echocardiograms, medical reports, and other information submitted by AHP in support of a Request for Credit or by a Class Member in support of a Claim, together with a copy of the claimant's medical records, and Echocardiogram videotapes or disks obtained by the Trustees/Claims Administrator(s) shall be forwarded to a highly-qualified, independent, Board-Certified Cardiologist (hereinafter referred to as the "Auditing Cardiologist") selected by the Trustees/Claims Administrator(s). After thoroughly reviewing these materials, the Auditing Cardiologist shall make a determination as to whether or not there was a reasonable medical basis for the representations made by any physician in support of the Claim or Request for Credit.

                 7. If the Auditing Cardiologist makes the determination that there was a reasonable medical basis to support the Class Member's Claim or AHP's Request for Credit and if there is no substantial evidence that the Class Member or AHP intentionally made a material misrepresentation of fact in connection with a Claim or a Request for Credit, then the Claim or Credit shall be allowed. If, on the other hand, the Auditing Cardiologist makes the determination that there was no reasonable medical basis to support any of the material representations made by any physician in support of the Class Member's Claim or AHP's Request for Credit, or if the Trustees and/or Claims Administrator(s) determine that the Class Member or AHP intentionally made a material misrepresentation of fact, the Trustees and/or Claims Administrator(s) shall not pay the Claim or allow the Credit and shall apply to the Court for an order to show cause why the Claim should be paid or the Credit should be allowed, and for an order to show cause as to why other Claims or Credits involving the same attorney and/or physician should not be subject to an audit.

                 8. If the Court determines that there was no reasonable medical basis to support a material representation made by a physician in support of a Claim or Request for Credit or that the Class Member or AHP intentionally made a material misrepresentation of fact in connection with Claim or Request for Credit, after the entry of a show cause order and a hearing pursuant to the preceding paragraph, the Court may grant such relief as may be appropriate, including any of the following:

                     a.   an order disallowing the Claim or Credit;

                     b. an order directing an additional audit of other Claims or credits involving the same attorneys and/or physicians who were involved in the Claim or Request for Credit which was the subject of the show cause order;

                     c. an order directing such other additional audits as may be appropriate in light of the Court's findings;

                     d. an order imposing penalties including the payment of the Trustees' and/or Claims Administrators' costs and attorneys' fees to the extent permitted by law; and/or

                     e. an order making a referral of the matter to the United States Attorney or other appropriate law enforcement officials for possible criminal prosecution if there is probable cause to believe that the Claim was submitted fraudulently.

            F.   AHP-Initiated Audits of Claims

                 1. AHP may have access to all Claim Forms for Fund A or Fund B benefits submitted to the Trustees and/or Claims Administrator(s) and to all medical records, videotapes or disks of Echocardiograms, forms submitted by Class Members, pharmacy records and all other documents submitted by Class Members in support of their Claims, upon reasonable request to the Trustees.

                 2. AHP shall have no right to participate in the claims determination process for a particular Class Member as described in Section VI.C above; provided, however, that AHP shall have the right to identify particular Claims or groups of Claims that it may request the Trustees and/or Claims Administrator(s) to audit. In making such requests, AHP shall identify to or provide the Trustees and/or Claims Administrator(s) with all information or documentation that it believes establishes either that there was no reasonable medical basis to support the Class Member's Claim or that the Class Member made a material misrepresentation of fact in connection with a Claim.

                 3. The Trustees and/or Claims Administrator(s) shall audit all Claims submitted by AHP for audit pursuant to Section VI.F.2 above in a particular quarter, provided that the

                     Trustees shall not audit more than 5% of the total Claims made by Class Members during that quarter in addition to the 5% of claims per quarter to be audited pursuant to
                     Section VI.E.1.

                 4. If Class Counsel or AHP has a good faith belief that an Auditing Cardiologist employed by the Trustees has failed to perform his/her duties in accordance with accepted standards of medical practice, they may apply to the Court for appropriate relief, including an order disqualifying the Auditing Cardiologist from any further participation in any audits and requiring a re-audit of those Claims or Requests for Credit for which the Auditing Cardiologist made a determination.

                 5.  In connection with any audit initiated by AHP under
                     Section VI.F.2, AHP shall have the right to obtain, at its expense, an independent Transthoracic Echocardiogram of a Diet Drug Recipient who has made a claim for Matrix Benefits under the following circumstances:

                     a. where AHP presents evidence to the Trustees and/or Claims Administrator(s) that the center or physician from which the Echocardiogram was obtained has a disproportionate number of FDA Positive or Matrix-Level Claims; or

                     b. where AHP submits a certification from a Board-Certified Cardiologist under penalty of perjury that the report of the Echocardiogram and/or the videotape or disk deviate materially from accepted standards of practice in the fields of Cardiology or Echocardiography; or

                     c. where AHP submits to the Trustees and/or Claims Administrator(s) evidence that the Class Member or any physician making representations in support of a Class Member's Claim made material misrepresentations of fact; or

                     d. where AHP submits a certification from a Board-Certified Cardiologist under penalty of perjury that the videotape or disk of the Echocardiogram cannot properly be read for any reason, including, but not limited to, poor quality, or improper setting.

                 6.  Independent AHP Echocardiograms conducted pursuant to
                     Section VI.F.5 above, shall be subject to the following conditions:

                     a. the affected Class Member will be afforded at least ninety (90) days within which to schedule the Echocardiogram at a time convenient to the Class Member;

                     b. the Echocardiogram shall take place not more than twenty-five (25) miles from the Class Member's place of residence unless AHP provides transportation, but, in no event, more than 100 miles;

                     c.   AHP shall pay for the Echocardiogram;

                     d. the Echocardiogram shall be conducted pursuant to the procedures set forth in Section I.54.

                     e. a report of the Echocardiogram together with a copy of the videotape and/or disk of the Echocardiogram results shall be submitted to the Trustees and/or Claims Administrator(s) and to the Diet Drug Recipient who was the subject of the Echocardiogram.

                          If the results of the report of the Independent AHP Echocardiogram obtained by AHP pursuant to this paragraph differ materially and significantly from the results or report of the Echocardiogram submitted by the Class Member in support of the Class Member's Claim for Benefits, then the Trustees and/or Claims Administrator(s) may in their discretion take the results into consideration in connection with their audit.

    VII.    AHP RIGHTS AND BENEFITS

            A.   Credits

                 1. If a Class Member timely and properly exercises an Initial, Intermediate, or Back-End Opt-Out right pursuant to Section IV.D.2, IV.D.3, or IV.D.4 hereof, asserts a claim and obtains any payment from AHP as a result of such claim (whether pursuant to a pre-Judgment or post-Judgment settlement of such claim or pursuant to a judgment on such claim), AHP shall receive Credits against its Fund B obligations to the extent set forth in this Section VII.A ("Credits").

                 2. With respect to an Initial Opt-Out, if (a) a Diet Drug Recipient (or his or her Representative Claimants) timely and properly opts out of this Settlement and the Diet Drug Recipient has a Matrix-Level Condition at the time of such Initial Opt-Out or payment by AHP, or (b) a Derivative Claimant of such Diet Drug Recipient is deemed to have opted out of this Settlement pursuant to Section IV.D.2, then AHP shall receive a Full Credit with respect to any amounts paid by AHP to such Diet Drug Recipient (or his or her Representative Claimant) or the Derivative Claimant, regardless of whether such payments were made pursuant to a Judgment, or pre-Judgment or post-Judgment settlement.

                 3. With respect to a Back-End Opt-Out, if (a) a Diet Drug Recipient (or his or her Representative Claimant) timely and properly exercises a Back-End Opt-Out under this Agreement and the Diet Drug Recipient has a Matrix-Level Condition at the time of such Back-End Opt-Out or (b) a Derivative Claimant of such Diet Drug Recipient is deemed to have opted out of this Agreement pursuant to Section IV.D.4, then AHP shall receive a Full Credit with respect to any amounts paid by AHP to such Diet Drug Recipient (or his or her Representative Claimant) or the Derivative Claimant, regardless of whether such payments were made pursuant to a Judgment, or pre-Judgment or post-Judgment settlement.

                 4. With respect to an Intermediate Opt-Out, if a Diet Drug Recipient (or his or her Representative Claimant) timely and properly exercises an Intermediate Opt-Out under this Agreement and the Diet Drug Recipient is FDA Positive but does not have a Matrix-Level Condition at the time of

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

                     such Intermediate Opt-Out, or a Derivative Claimant of such Diet Drug Recipient is deemed to have opted out of this Agreement pursuant to Section IV.D.3, and

                     a. if AHP makes a payment to such Diet Drug Recipient (or his or her Representative Claimant) and/or the Derivative Claimant pursuant to a Judgment or a post-Judgment settlement, then AHP shall receive an Intermediate Opt-Out Credit (determined pursuant to
                          Section VII.A.6 below) for any such payment, subject to the Aggregate Intermediate Opt-Out Credit Cap; or

                     b. if AHP makes a payment to such Diet Drug Recipient (or his or her Representative Claimant) and/or the Derivative Claimant pursuant to a pre-Judgment settlement, then AHP shall have the right to file a petition with the Court to seek approval for an Intermediate Opt-Out Credit (determined pursuant to
                          Section VII.A.6 below) for any such payment, subject to the Aggregate Intermediate Opt-Out Credit Cap.

                 5.  For purposes of this Section VII.A:

                          "Judgment" shall mean any decision by a court of law or any other authorized tribunal.

                          "Full Credit" shall mean a Credit in the amount of the lesser of:

                               (a)   the amount of payment to the Diet Drug
                                     Recipient (or his or her Representative
                                     Claimant) and/or Derivative Claimant; or

                               (b)   the Matrix payment for which such Diet
                                     Drug Recipient (or his or her
                                     Representative Claimant) and/or
                                     Derivative Claimant would have qualified
                                     (as determined at the time such
                                     individual opted out of this Agreement
                                     or at the time of payment of such
                                     amount, whichever is higher), less
                                     Common Benefit Attorneys' fees (such
                                     fees not to exceed nine percent (9%) of
                                     such Matrix payment).

                 6. An "Intermediate Opt-out Credit" shall be determined as follows:

                     a. In the event of a Credit pursuant to Section VII.A.4.a above, such Credit shall be the lesser of:

                          (1)  the amount of payment to the Diet Drug
                               Recipient (or his or her Representative
                               Claimant) and/or Derivative Claimant; or

                          (2) the Matrix payment amount that a Diet Drug Recipient (or his or her Representative Claimant) and/or Derivative Claimant would receive at Level III on either Matrix A-1 or Matrix B-1, or Matrix A-2 or Matrix B-2, whichever is applicable depending on the medical condition and the age of the Diet Drug Recipient at the time of the payment pursuant to Judgment or a post-Judgment settlement, less Common Benefit Attorneys' fees (such fees not to exceed nine percent (9%) of such Matrix payment amount).

                     b. In the event of a Credit pursuant to Section VII.A.4.b above, where such Credit has been approved by the Court, such Credit shall be the lesser of:

                          (1)  the amount of the payment to the individual;
                               or

                          (2) seventy-five percent (75%) of the amount of the Matrix payment for a Diet Drug Recipient (or his or her Representative Claimant) or Derivative Claimant at Level III, on either Matrix A-1 or Matrix B-1 whichever is applicable depending upon the circumstances of the Diet Drug Recipient, and at the age of the Diet Drug Recipient at the time of payment, less Common Benefits Attorneys' fees (such fees not to exceed nine percent (9%) of such Matrix payment amount).

                 7. The "Aggregate Intermediate Opt-Out Credit Cap" for purposes of Section VII.A.4 above shall be an aggregate ceiling, and Intermediate Opt-Out Credits shall not be available to AHP to the extent that the sum of such Intermediate Opt-Out Credit exceeds the Aggregate Intermediate Opt-Out Credit Cap in effect in the Fiscal Year to which the Intermediate Opt-Out Credit would otherwise be applied. The amount of the Aggregate

                     Intermediate Opt-Out Credit Cap shall be Three Hundred Million Dollars ($300,000,000) as of the Final Judicial Approval Date, and such amount shall accrete commencing on that date at a rate of six percent (6%), compounded annually until the Fiscal Quarter in which the Credit is applied to reduce the Adjusted MAPA in the same manner as Credits are accreted pursuant to Section III.C.4 hereof.

                 8. In order to qualify for any of these credits, AHP must provide the Trustees and/or Claims Administrator(s) with the appropriate documentation described in Section VI.D.1.a, above.

            B.   Effect on Claims

                 1. Effective upon Final Judicial Approval, every Settled Claim of each Class Member against AHP or any other Released Party shall be conclusively compromised, settled and released, and each such Class Member shall be barred from initiating, asserting or prosecuting any Settled Claim against AHP or any other Released Party, except to the extent permitted by this Settlement Agreement for any Class Member who has timely and properly exercised any applicable opt-out right.

                 2. To confirm the provisions set forth in Section VII.B.1, above, within five days after Final Judicial Approval, the Class Representatives, individually and on behalf of the Settlement Class and all of the Subclasses, shall deliver to AHP a fully executed Release and Covenant Not to Sue in the form attached as Exhibit "27" .

                 3. Each Class Member shall be required to execute an individual Release and Covenant Not to Sue as part of the forms required to be submitted by Class Members in order to seek to participate in the benefits of the Settlement. Such individual releases shall become ineffective, null and void in the event that the Settlement fails to obtain Final Judicial Approval or in the event that AHP terminates this Agreement for any reason, other than as to persons entering into AIO Individual Agreements. Such individual releases shall furthermore be ineffective, null and void as to all Settled Claims except those set forth in I.53(e) and (g) above, with respect to any Class Member who timely and properly exercises any applicable opt-out right granted by this Agreement subsequent to the execution of the releases.

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                 4.  For purposes of any statute of limitations or similar
                     time bar, the AHP Released Parties shall not assert that a Class Member actually had PPH unless and until the condition of the Class Member meets the definition of PPH set forth in Section I.47.

                 5. In the event that a Class Member initiates a claim based on PPH, the AHP Released Parties shall not assert a defense based on "splitting" of claims, causes of action and/or parties by virtue of the fact that the Class Member is included in the Settlement, but the claim based on PPH is not a Settled Claim.

                 6. The forms of release necessary to effectuate this Settlement and the Accelerated Implementation Option set forth in Section V are set forth in the PINK FORM (for Class Members accepting the AIO) and the BLUE FORM (for all other Class Members) appended hereto as Exhibits "9" and "21" respectively.

                 7. The amended complaint in Sheila Brown, et al. v. American Home Products Corporation, Civil Action No. 99-20593 (E.D. Pa.), and all Settled Claims which were or could have been asserted, including claims for punitive damages, on behalf of the Settlement Class or any subclass against AHP and/or any Released Parties shall be dismissed with prejudice upon Trial Court Approval. Such dismissal will be vacated in the event that the Settlement does not receive Final Judicial Approval.

                 8. After Date 2, the following persons shall have no further right to any benefits under the Settlement and shall have no right to pursue any Settled Claims against AHP or any Released Party, except to the extent such persons timely and properly exercise, or have exercised, an Initial, Intermediate, Back-End or Financial Insecurity Opt-Out:

                     a. with respect to all Settled Claims against AHP or any Released Party other than those based on Endocardial Fibrosis, any Class Member asserting a claim based on a Diet Drug Recipient who: (a) has not been diagnosed by a Qualified Physician as FDA Positive nor as having Mild Mitral Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, or (b) has been diagnosed by a Qualified Physician as FDA Positive or as having Mild Mitral

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

                          Regurgitation by an Echocardiogram performed between the commencement of Diet Drug use and the end of the Screening Period, but the Class Member has not registered or been deemed to have registered for settlement benefits by Date 2.

                     b. with respect to Settled Claims against AHP or any Released Party based on Endocardial Fibrosis, any Class Member asserting a claim based on a Diet Drug Recipient who: (a) has not been diagnosed by a Qualified Physician as having Endocardial Fibrosis by September 30, 2005, or (b) has been diagnosed by a Qualified Physician as having Endocardial Fibrosis by September 30, 2005, but the Class Member has not registered or been deemed to have registered for settlement benefits by January 31, 2006.

            C.   Protection of AHP From Claims by Non-Settling Defendants

                 1. It is the intent of this Settlement Agreement that no Settlement Class Member shall recover, directly or indirectly, any sums for Settled Claims from AHP or any Released Party other than those received under the Settlement Agreement and that AHP shall make no payments to any third party defined herein as a Non-Settling Defendant for any amounts arising out of a Settled Claim brought by a Class Member against such Non-Settling Defendant, except to the extent that Class Members timely and properly exercise an Initial, Intermediate, or Back-End Opt-Out right provided by the Settlement Agreement. It is the further intent of this Settlement Agreement that Settlement Class Members agree to reduce any judgments against Non-Settling Defendants to the extent necessary, under applicable law, to relieve AHP and the Released Parties of liability for contribution or non-contractual indemnity to any Non-Settling Defendant. In particular:

                     a. The Parties shall seek an order from the Court, which shall be a condition to AHP's obligations under this Agreement as set forth in Section VIII.D hereof, enjoining and barring all Non-Settling Defendants from commencing or prosecuting any claim against AHP or any other Released Party for contribution and/or non-contractual indemnity, arising out of a claim against such Non-Settling Defendant on behalf of any Class Member asserting

                          Settled Claims in any present or future litigation, other than any Class Member who has timely and properly exercised an Initial, Intermediate or Back-End Opt-Out right provided by this Agreement and subject to the provisions of Section VII.C.2 below.

                     b. Nothing in this Agreement is intended to adversely affect any Non-Settling Defendant's right, if any, to set-off or judgment reduction under any state contribution among tortfeasors act or other applicable law. Non-Settling Defendants will be entitled, at a minimum, to whatever set-off or judgment reduction is afforded them by operation of applicable law. Settlement Class Members who do not timely and properly exercise Initial, Intermediate or Back-End Opt-Out rights agree that all defendants are joint tortfeasors in cases in which Settlement Class Members have joined Non-Settling Defendants, AHP, and/or the Released Parties or in any other case in which a Settled Claim is asserted.

                     c. The Parties recognize that, under the law of some states, claims for contribution or non-contractual indemnity against a settling defendant survive a Settlement unless the Settlement provides set-off or judgment reduction rights that go beyond those that would otherwise exist by operation of applicable law. In those cases, the Parties intend that Non-Settling Defendants shall be entitled to the additional set-off or judgment reduction necessary under applicable law to extinguish Non-Settling Defendants' claims, if any, for contribution or non-contractual indemnity against AHP and the Released Parties arising from Settled Claims only.
                          Settlement Class Members, however, reserve their right to contend that, due to the nature of the theories of liability alleged or presented against the Non-Settling Defendants (i.e., conspiracy or concert of action), Non-Settling Defendants have no right to contribution or non-contractual indemnity from AHP or the Released Parties as a matter of law even though they are joint tortfeasors.

                     d. In the event that any claim that a Non-Settling Defendant would have for contribution or non-contractual indemnity against AHP or the Released Parties in the absence of this Settlement Agreement

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

                          with respect to a Settled Claim would not be extinguished under applicable law by the set-off or judgment reduction to which the Non-Settling Defendant would be entitled by operation of law, any Settlement Class Member who recovers a judgment against any Non-Settling Defendant with respect to a Settled Claim for which AHP and/or any Released Party would be liable by a claim for contribution or non-contractual indemnity but for the provisions of this Settlement Agreement, shall reduce his judgment against the Non-Settling Defendant by the amount, percentage, or share of such judgment necessary, under applicable law, to relieve AHP and the Released Parties of liability for contribution or non-contractual indemnity. By way of example, under a statute modeled on the 1939 version of the Uniform Contribution Among Tortfeasors Act, Settlement Class Members would reduce their judgments against Non-Settling Defendants in the situation described in this Section to the extent of the pro rata shares (as determined under applicable law) of AHP and any relevant Released Party. In the absence of a statute, Settlement Class Members would reduce their judgments against Non-Settling Defendants in the situation described in this Section by the amount, percentage, or share of such judgment that would lawfully be attributable to AHP and/or the Released Party or Parties but for the provisions of this Settlement Agreement.

                     e. To avoid inconvenience and expense to AHP, the other Released Parties, and the Settlement Class Members, and to eliminate the objection that certain states' law requires that AHP and the Released Parties remain as parties in a lawsuit to facilitate the adjudication of Non-Settling Defendants' set-off or judgment reduction rights with respect to a Settled Claim, the releases provided under this Settlement Agreement shall incorporate, to the extent required by applicable law, what is known in Pennsylvania as a "Griffin release" and/or what is known in Wisconsin and elsewhere as a "Pierringer release." By this provision, Settlement Class Members and Class Counsel acting on behalf of Settlement Class Members agree that the lack of a judicial determination that the settling defendant is a joint tortfeasor does not preclude Non-Settling Defendants from obtaining set-off or judgment reduction rights they would otherwise have under applicable law in the absence of this Agreement. See Griffin v. United States, 500 F.2d 1059 (3d Cir. 1974);
                          Pierringer v. Hoger, 124 N.W.2d 106 (Wis. 1963). By this provision, Settlement Class Members and Class Counsel acting on behalf of Settlement Class Members further agree to waive any rights that they might have against Non-Settling Defendants, the assertion of which would, under applicable law, allow Non-Settling Defendants to add or retain AHP and/or the Released Parties as defendants in actions brought by Settlement Class Members against Non-Settling Defendants with respect to Settled Claims for the purpose of adjudicating Non-Settling Defendants' rights, if any, to set-off or judgment reduction. This provision is intended to obviate the necessity and expense of having AHP and the Released Parties added or remain as parties on the record and obliged to participate in a trial merely for the purpose of determining if in fact they were tortfeasors so as to entitle other tortfeasors to a reduction of any verdict. This provision, however, in no way constitutes an admission of liability by AHP and the Released Parties or an admission by Settlement Class Members that any Non-Settling Defendant is entitled to contribution or non-contractual indemnity from AHP or a Released Party.

                     f. The Parties intend that this Settlement Agreement result in the termination or bar of all claims for contribution and/or non-contractual indemnity against AHP and the Released Parties with respect to Settled Claims. To the extent that the Parties' intent is not fully realized, and a Non-Settling Defendant obtains a judgment for contribution or non-contractual indemnity against AHP and/or a Released Party with respect to Settled Claims, Settlement Class Members agree to reduce their judgments against Non-Settling Defendants by the amount, percentage, or share of such judgment necessary to satisfy any such judgment or non-contractual indemnity for the benefit of AHP and/or the Released Party. If, despite the provisions of this section, AHP or any Released Party incurs any judgments due to a claim for contribution or non-contractual indemnification arising out of a claim brought by a Settlement Class Member against a Non-Settling Defendant, such Settlement Class Member shall indemnify AHP and the Released Parties for such amount, provided that AHP and the Released Parties shall have made all reasonable efforts to avoid liability for contribution and/or non-contractual indemnity to Non-Settling Defendants under the Settlement Agreement. In this regard, AHP shall have the right to recover indemnity obligations from any unpaid Matrix payments that may be due to the Class Member.

                     g. If, despite the provisions of this section, AHP or any Released Party makes a payment of any judgment due to a claim for contribution and/or non-contractual indemnity arising out of a claim brought by a Settlement Class Member against a Non-Settling Defendant with respect to a Settled Claim, such Settlement Class Member shall indemnify AHP and the Released Parties for such amount, and AHP shall make reasonable efforts to reduce such indemnity obligations to judgment in the underlying litigation involving the Non-Settling Defendant. To the extent that, for any reason, a Settlement Class Member has failed to satisfy an indemnity obligation arising under this paragraph or the prior paragraph (either directly or through recovery of payments for Matrix-Level Conditions otherwise due the Class Member) within 90 days after AHP makes any such payment, AHP may, at any time thereafter, assign its indemnity rights against the Class Member to the Trustees and, in such event, shall receive a credit against its Fund B obligations in the amount of the unsatisfied portion of the indemnity (a "Cross-Claim Credit"). Cross-Claim Credits shall accrete at six percent (6%), compounded annually, commencing in the Fiscal Year in which AHP makes the payment from which the Cross-Claim Credit arises. Accreted Cross-Claim Credits shall accumulate and shall be applied in the same manner as Credits are applied pursuant to
                          Section III.C.4 of this Agreement.

                 2. To protect further the Non-Settling Defendants' interests, the Parties have agreed that the bar order shall incorporate the following provisions:

                     a. If, despite the provisions of Section VII.C.1, (i) applicable law precludes a Non-Settling Defendant from obtaining a set-off or judgment reduction to which a Non-Settling Defendant would otherwise be entitled under applicable law in an individual case brought by a Settlement Class Member with respect to a Settled Claim without naming AHP or a Released Party as a party in the lawsuit, and (ii) the Non-Settling Defendant and the Settlement Class Member cannot reach agreement on this issue sufficient to eliminate the Non-Settling Defendant's alleged need to name AHP or a Released Party in the lawsuit, the Non-Settling Defendant may apply to the Court for relief from the bar order.

                     b. The Non-Settling Defendant's application to the Court shall set forth with specificity (i) the facts and law that would give rise to a claim for contribution and/or non-contractual indemnity but for the provisions of this Settlement Agreement;
                          (ii) the efforts that the Non-Settling Defendant has made to reach an accommodation with the Settlement Class Member with respect to the need to name AHP or a Released Party as a defendant in the case; and
                          (iii) the factual and legal bases for the Non-Settling Defendant's claim that, under the particular facts of the case and the particular provisions of applicable law, the Non-Settling Defendant must be permitted to name AHP or a Released Party in the case despite the bar order.

                     c. A copy of the Non-Settling Defendant's application to the Court shall be served on Class Counsel and on counsel for AHP.

                     d. The Court shall modify the bar order to permit a Non-Settling Defendant to name AHP or a Released Party in a particular case brought against a Non-Settling Defendant by a Settlement Class Member with respect to a Settled Claim, only where doing so is essential to protect set-off or judgment reduction rights to which the Non-Settling Defendant would be entitled under applicable law but for the provisions of this Settlement Agreement. Any order modifying the bar order will contain provisions that protect the interests of AHP and the Released Parties in finality under this Settlement Agreement, including,

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

                          among other things, provisions affirming that the Settlement Class Member has agreed (i) to forego any direct or indirect recovery from AHP or the Released Parties of sums over and above those received under this Settlement Agreement and (ii) to give up any portion of any judgment obtained against a Non-Settling Defendant that is attributed to AHP or any Released Party with respect to a Settled Claim.

                     e. Applications made by Non-Settling Defendants for modification of the bar order will be subject to the provisions of Fed. R. Civ. P. 11.

                 3.  For purposes of this Section VII.C of the Settlement
                     Agreement:

                     a. "Non-Settling Defendant" shall mean any person or entity that is not AHP or a Released Party as defined herein, against whom or which a Settled Claim has been or is hereafter made, asserted or commenced. A physician or other Released Party may be a Non-Settling Defendant as to any claim with respect to which he, she, or it is not a Released Party. The term Non-Settling Defendant is not limited to persons or entities who are sued in an action in which AHP or another Released Party is also a party.

                     b. "Non-Contractual Indemnity" or "Non-Contractual Indemnification" means a right of indemnity based upon the relationship between or conduct of the parties. These terms include, and the protections provided AHP and the Released Parties herein apply to, a contractual obligation of indemnification voluntarily assumed by AHP to the extent AHP would have been liable to such claimant for indemnity in the absence of such contractual indemnification.

                     c. "Settlement Class Member" shall mean any member of the Settlement Class who has not timely and properly exercised an Initial Opt-Out right, an Intermediate Opt-Out right, a Back-End Opt-Out right, or a Financial Insecurity Opt-Out right pursuant to the terms of this Agreement. Upon the timely and proper exercise of any such opt-out rights, the provisions of this Section VII.C shall become ineffective in connection with any action brought by each Class

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

                          Member who has timely and properly exercised any such right of opt-out.

                 4. To implement the bar order provided for in this Section VII.C, all claims pending against AHP or any other Released Party in any court which are prohibited by such bar order shall be dismissed with prejudice upon Trial Court Approval. Such dismissals will be vacated in the event that the Settlement does not receive Final Judicial Approval.

                 5. In the event any Class Member who has received a payment for a Matrix-Level Condition under this Agreement subsequently obtains a judgment or award against a Non-Settling Defendant, other than a physician, and the Non-Settling Defendant successfully asserts a contractual indemnity claim against AHP and/or a Released Party, then, to the extent not already required by Sections VII.C.1-4 above, the Class Member shall reduce the judgment or award against the Non-Settling Defendant by the percentage of fault, liability or other liability-producing conduct attributable to AHP and/or a Released Party. In the event a Class Member who has not received a payment for a Matrix-Level Condition under this Agreement subsequently obtains a judgment or award against a Non-Settling Defendant, other than a physician, and the Non-Settling Defendant successfully asserts a contractual indemnity claim against AHP and/or a Released Party, then, to the extent not already required by Sections VII.C.1-4 above, the Class Member shall reduce the judgment or award against the Non-Settling Defendant by the percentage of fault, liability or other liability-producing conduct attributable to AHP and/or a Released Party or, in the alternative, shall waive any claim to additional benefits under this Agreement, including payments for a Matrix-Level Condition.

            D.   Protection of AHP From Possible Subrogation Claims

                 1. To the extent that any person has rights of subrogation by virtue of a payment or payments made to or for the benefit of any specific Class Member who has not properly and timely exercised a right of opt-out, such rights of subrogation may be asserted with respect to the Trustees' obligation to make payments to that Class Member from Fund B but shall not be asserted directly against AHP and/or the Released Parties except to the extent required by applicable Federal or State law. AHP will promptly notify the Trustees and/or Claims Administrator(s), and the affected Class Member of the assertion of such a subrogation claim against AHP. The Parties shall move the Court, upon granting Trial Court Approval, to enter a bar order to preclude the assertion of such subrogation claims against AHP and/or the Released Parties, except to the extent that it would be impermissible to bar such claims under provisions of applicable law.

                 2. The Trustees and/or Claims Administrator(s) shall provide notice of subrogation claims received by the Trustees to affected Class Members and afford them an opportunity to contest, otherwise object to or compromise any such claims. In making distribution of any amounts to which Class Members are entitled from Fund B, the Trustees shall recognize and pay subrogation claims from the amount otherwise payable to such Class Member, but only to the extent that the subrogation claim is recognized by applicable law. Unless the law clearly sets forth different principles, the Trustees shall not recognize a subrogation claim unless: (1) it is affirmatively brought to their attention prior to distribution of Funds to a Class Member; (2) it is based on a positive provision of law or a valid enforceable contract; (3) the putative subrogee clearly establishes that the subrogee actually made a payment or payments to or for the benefit of the Class Member which is of a type that the putative subrogee would be entitled to recover against AHP and/or the Released Parties, and then (4) only to the extent of the actual payment made less an equitable debit for attorneys' fees, and any other allowable or appropriate charges against the putative subrogee.

            E.   Walkaway Rights

                 1. AHP shall have the option to terminate and withdraw from the Settlement Agreement, in its sole discretion, based upon the number of persons who have timely and properly elected during the Initial Opt-Out Period to be excluded from the Settlement Class. If AHP elects to exercise this "walkaway right," it shall do so by giving written notice to the Court and to Class Counsel within 60 days of the close of the Initial Opt-Out Period. AHP shall seek to reach its decision with respect to exercise of its "walkaway right" at the earliest practicable date.

                 2. The exercise of this "walkaway right" by AHP will not affect its obligation to provide the benefits to those Class Members who have accepted the Accelerated Implementation Option prior to AHP's exercise of its "walkaway right" or during any subsequent period in which AHP continues to offer the AIO.

            F.   Limitation On Financial Obligations

                 1. The maximum amount that AHP shall be obligated to pay under this Settlement Agreement shall be AHP's obligation to make the payments to Fund A and the Escrow Agent as specified in Section III.B and AHP's obligation to make payments to Fund B in accordance with Section III.C. These limitations shall also apply to AHP's obligations under Individual Agreements entered into pursuant to the Accelerated Implementation Option.

    VIII.   SETTLEMENT IMPLEMENTATION

            A.   General

                 1. In order to become effective, the Settlement must receive Final Judicial Approval, except as to the Accelerated Implementation Option and as otherwise expressly provided herein.

                 2. The Parties recommend that the Court establish an Advisory Committee of Class Counsel, which would consist of counsel actively involved in State and Federal Diet Drug Litigation. The purpose of the Advisory Committee of Class Counsel would be to advise the Trustees concerning the proper operation and implementation of the Settlement Agreement.

            B.   Jurisdiction

                 1. The United States District Court for the Eastern District of Pennsylvania will have original jurisdiction over all provisions of this Agreement, including the creation and operation of the Settlement Trust and the award of attorneys' fees and reimbursement of litigation expenses, subject to appropriate participation by State Courts in the manner set forth herein. In the event that Final Judicial Approval is not obtained or if this Agreement is terminated by AHP for any reason, the Court will retain jurisdiction to enforce AIO Individual Agreements entered

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

                     into pursuant to the AIO, including jurisdiction to act on petitions for attorneys' fees relating thereto, and to enforce the decisions of any arbitration entered into pursuant to Section V.H.5 hereof.

                 2. In order to become effective as to Class Members who do not exercise the Accelerated Implementation Option, the Settlement contemplated by this Settlement Agreement must receive Final Judicial Approval within the federal judicial system.

                 3. A State Court Judicial Advisory Committee will be established within 15 days of Preliminary Approval and will consist of the judges from the State Courts which, as of October 7, 1999, had issued any order certifying state-wide class actions in relation to the effects of Pondimin (Registered Trademark) and/or Redux (Trademark).

                 4. The State Court Judicial Advisory Committee shall provide advice and counsel to the Federal District Court on all matters pertinent to the Settlement, including approval of the Settlement, which affect Class Members residing in the States of each committee member. In addition, prior to making any award of counsel fees and reimbursement of litigation expenses, the Federal District Court shall consult with and give substantial deference to the views of the State Court Judicial Advisory Committee concerning the actual contribution which was made to the overall resolution of the litigation by the attorneys with whom the members of the committee are familiar.

                 5. The costs incurred by members of the State Court Judicial Advisory Committee in fulfillment of their obligations, such as expenses for travel, shall be reimbursed as administrative expenses of the Settlement Trust.

                 6. During the period of time from the date on which the Trust is established until December 31, 2004, the majority of the Trustees or Administrators shall be approved by the State Court Judicial Advisory Committee.

            C.   Approval Process and Notice Provisions

                 1. Within 10 days after executing this Agreement, the Parties shall jointly move the Court, by filing a motion for the entry of an order granting Preliminary Approval, in the form attached as Exhibit "11". Such Order shall

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

                     preliminarily and conditionally appoint the Plaintiffs in Sheila Brown, et al. v. American Home Products Corporation as the Class Representatives of the Settlement Class and of each of Subclasses 1(a), 1(b), 2(a), 2(b) and 3; preliminarily and conditionally appoint counsel for such plaintiffs as Class Counsel for the Settlement Class; preliminarily and conditionally certify the Settlement Class, for Settlement purposes only; grant Preliminary Approval of this Agreement; approve the appointment of the Interim Escrow Agent and Interim Claims Administrator(s); authorize the dissemination of the Settlement notice in accordance with Section VI.B. hereof; designate the Initial Opt-Out Period to terminate 90 days after the date on which publication and/or mailing of the Settlement notice commences in accordance with the Order granting Preliminary Approval; schedule the date for filing objections to the Settlement; and schedule a formal fairness hearing to review comments concerning this Agreement, to consider its fairness, reasonableness and adequacy under Fed. R. Civ. P. 23(e) and to determine whether an Order should be entered granting Trial Court Approval.

                 2. Fund A will pay 50%, and Fund B will pay 50% of the total costs of printing, publishing and otherwise disseminating the notice. In the event that the Settlement does not receive Final Judicial Approval, the costs of printing, publishing or otherwise disseminating notice shall be borne by AHP, and the Settlement Trust will therefore have no obligation to return or refund such costs to AHP.

                 3. AHP shall retain its right to contest class certification for litigation purposes.

                 4. The Parties shall cooperate and assist in all of the filings and proceedings relating to the obtaining of Preliminary Approval as well as Trial Court Approval and in any further filings and proceedings necessary to obtain Final Judicial Approval of the Settlement, and in any related appeals.

                 5. Upon Final Judicial Approval, the Class Counsel and all Class Members shall cooperate with AHP and any other Released Party to cause the dismissal, with prejudice and without costs, of any action against AHP or any Released Party asserting a Settled Claim brought by or on behalf of any Class Member who has not timely and properly exercised an Initial Opt-Out right, including but not limited to class actions, whether or not certified as such, which are pending in any state, federal or territorial court. Upon Trial Court Approval, the Class Counsel and all such Class Members shall cooperate with AHP and any other Released Party to cause further proceedings in all such settled actions in which the Class Members did not timely and properly opt out to be stayed pending Final Judicial Approval.

            D.   Conditions

                 1. AHP's obligations under this Agreement, other than its obligations to Class Members who accept the AIO during the period in which it is available for acceptance, will be subject to the following conditions:

                     a. Trial Court Approval of the Settlement, which approval order or orders shall:

                          (1) Confirm the certification of the Settlement Class and the creation of Subclasses 1(a), 1(b), 2(a), 2(b), and (3), under Fed. R. Civ.
                               P. 23(a), 23(b)(2), 23(b)(3), 23(c)(1) and
                               23(e), for Settlement purposes only;

                          (2) Confirm the appointment of the plaintiffs in Sheila Brown, et al. v. American Home Products Corporation as the representatives of the Settlement Class and of each of Subclasses 1(a), 1(b), 2(a), 2(b) and 3;

                          (3)  Approve this Agreement in its entirety
                               pursuant to Fed. R. Civ. P. 23(e) as fair, reasonable, adequate, and non-collusive;

                          (4) Dismiss with prejudice and without costs the Amended Complaint in Sheila Brown, et al. v. American Home Products Corporation, as well as all other claims or actions asserting Settled Claims against AHP pending before the Court, with the condition that such complaints may be reinstated in the event that Final Judicial Approval is not obtained;

                          (5) Bar and enjoin all Class Members who have not timely and properly exercised an Initial

                               Intermediate, Back-End, or Financial
                               Insecurity Opt-Out right from asserting and/or continuing to prosecute against AHP or any other Released Party any and all Settled Claims which the Class Member had, has, or may have in the future in any federal, state or territorial court;

                          (6)  Bar and enjoin the commencement and/or
                               prosecution of any claim for contribution and/or non-contractual indemnity, pursuant to
                               Section VII.C hereof and subject to the
                               provisions of Section VII.C.2, in any federal, state or territorial court against AHP or any other Released Party by any Non-Settling Defendant arising from or relating to any Settled Claim asserted by any Class Member;

                          (7)  Bar and enjoin the commencement and/or
                               prosecution of any claim or action against AHP in any federal, state or territorial court based on rights of subrogation by virtue of a payment or payments made to or for the benefit of a Class Member arising out of or in relation to any Settled Claims, except to the extent that it would be impermissible to bar such claims under provisions of applicable law;

                          (8) Reserve the Court's continuing and exclusive jurisdiction over the Parties, including AHP and the Class Members, to administer, supervise, interpret, and enforce this Agreement in accordance with its terms and to supervise the operation of the Settlement Trust; and

                          (9) Enter such other orders as are needed to effectuate the terms of the Settlement;

                     b.   Final Judicial Approval of this Agreement.

                 2. AHP may at its election terminate this Settlement Agreement if the Final Judicial Approval does not meet all the conditions set forth in Section VIII.D.1.a above.

            E.   Attorneys' Fees

                 1. In the event that the Settlement receives Final Judicial Approval, the Court shall award counsel fees and litigation expenses from the Settlement funds to those attorneys who actually contributed to the creation of the Settlement funds through work devoted to the "common benefit" of Class Members, including any attorney who actually conferred benefits upon the class through State Court litigation ("Common Benefit Attorneys") and may award Class Action Representative Incentive Fees to the certified State and Federal Court Class Representatives in accordance with applicable principles of law and subject to the following provisions.

                     a. As provided in this Section, AHP agrees to pay to Class Counsel, Common Benefit Attorneys and the certified State and Federal Class Action Representatives fees in an aggregate amount of up to $200,000,000, together with any accrued interest thereon from the date of deposit into the Fund A Escrow Account, for the services related to Fund A, subject to approval by the Court. To the extent that such fees are awarded by the Court, they shall be paid by the Escrow Agent from the escrow account into which AHP is required to deposit said amounts for that purpose, as set forth above in Section III.B.3 (Fund A Escrow Account)

                     b. Attorneys' fees relating to Fund B shall be paid from Fund B. For purposes of awarding attorneys' fees from Fund B, AHP agrees that attorneys' fees should be awarded and paid as a percentage of or otherwise based on the net present value, as of the Final Judicial Approval Date, of the maximum amounts which AHP may be legally obligated to pay to Fund B for the benefit of the Settlement Class, regardless of the amount of claims actually paid at any given point in time, pursuant to the principle expressed in the case law, see Boeing v. Van Gemert, 444 U.S. 472 (1980). The Parties stipulate that, only for purposes of calculating payment of attorneys' fees, the net present value, as of the Final Judicial Approval Date, of the maximum amounts which AHP may be legally obligated to pay to Fund B for the benefit of the class is $2,550,000,000. The Parties further agree that the attorneys' fees payable from

                          Fund B to counsel for the Settlement Class ("Class Counsel") and Common Benefit Attorneys from Fund B shall not exceed $229 million, which is 9% of the $2,550,000,000 dollar amount, and that the actual amount of attorneys' fees shall be as determined by the Court. An amount shall be deducted from each payment made to a Class Member from Fund B in an amount equal to 9% of the total Matrix payment due the Class Member before any deductions. Individual Class Members who are represented by attorneys entitled to a contingent fee under any valid written contingent fee agreement with such Class Member shall be subject to a further reduction for attorneys' fees due to their attorney. The amount to be paid to the Class Member's attorney shall be the total attorneys' fee due under the terms of the contingency fee arrangement less 9% of the total Matrix payment due to the Class Member before any deductions. Fund B payments to any such individually-represented Class Members shall also be reduced by the amount of reasonable out-of-pocket costs of such Class Member's attorney to the extent authorized in the document evidencing such attorney's retention and the individual attorneys' agreement with the Class Member and to the extent permitted or allowed by applicable law in which the agreement was entered. It is expected that the Trustees will not honor contingent fee agreements with private counsel which were entered into in violation of applicable law.

                     c. If the Court awards less than 9% of the present value amount stated above as payment for the attorneys' fees of Class Counsel and Common Benefit Attorneys from Fund B, the Court shall direct that appropriate adjustments be made in the distribution of Fund B amounts to Class Members and their individual attorneys, including, if necessary, additional payments to Class Members and individual attorneys who received Fund B distributions prior to the Court's decision concerning the award of counsel fees to Class Counsel and Common Benefit Attorneys.

                 2. In the event that the Settlement does not receive Final Judicial Approval or is terminated by AHP for any reason, AHP shall make a payment for attorneys' fees for Fund A benefits paid or provided under the AIO to an account to be established, subject to the supervision of the Court. The first such payment shall be in the amount of 20% of the dollar value of all Fund A benefits paid or provided to individuals under the AIO as of the date of such fee payment. At quarterly intervals thereafter, AHP shall pay into the account an amount equal to 20% of the dollar value of all Fund A benefits paid or provided to individuals under the AIO during the preceding quarter. Any amounts paid into this account which are not awarded in attorneys' fees shall be returned to AHP by order of the Court. Any attorney who reasonably believes that he or she actually conferred benefits upon individuals electing the AIO through State Court litigation, may apply to the Court for a portion of the amount deposited in such account and may receive payment of such common benefit fees in accordance with applicable provisions of law. Those accepting the AIO must expressly agree to this provision regarding fees as a condition to exercising the option. This paragraph shall not be construed to require AHP to make any payment for attorneys' fees for Fund A benefits prior to Final Judicial Approval unless this Agreement is terminated prior to that date.

                 3. Prior to the time that the Settlement receives Final Judicial Approval or in the event that the Settlement does not receive Final Judicial Approval or is terminated by AHP for any reason, AHP shall deduct from any Fund B benefits paid to those accepting the AIO an amount equal to 9% of the total Matrix payment due to the Class Member before any deductions and shall deposit such amounts in the account to be established pursuant to Section VIII.E.2 above. At such time as the Settlement fails to receive Final Judicial Approval or is terminated by AHP for any reason, any attorney who reasonably believes that he or she actually conferred benefits upon individuals electing the AIO through State Court litigation, may apply to the Court for a portion of the amount deposited in such account and may receive payment of such common benefit fees and costs in accordance with applicable provisions of law. Individual Class Members who are represented by attorneys entitled to a contingent fee under any valid written contingent fee agreement with such Class Member shall be subject to a further reduction for attorneys' fees due to their attorney. The amount to be paid to the Class Member's attorney shall be the total attorneys' fee due under the terms of the contingency fee arrangement less 9% of the total Matrix payment due to the Class Member before any deductions. Payment of Fund B benefits to any such individually-represented Class Member shall also be reduced by the amount of reasonable out-of-pocket costs of such Class Member's attorney to the extent authorized in the document evidencing such attorney's retention and individual attorney's agreement with the Class Member and to the extent permitted or allowed by law. Those accepting the AIO must expressly agree to this provision regarding fees as a condition to exercising the option. If the Court awards less than 9% of the amount stated above as payment for the attorneys' fees of Class Counsel and Common Benefit Attorneys from the amount paid to individuals accepting the AIO, the Court shall direct that appropriate adjustments be made in the distribution of these fund amounts to individuals accepting the AIO and their individual attorneys, including, if necessary, additional payments to individuals who accepted the AIO and their individual attorneys who received payment prior to the Court's decision concerning the award of counsel fees to Class Counsel and Common Benefit Attorneys.

                 4. In the event that the Settlement receives Final Judicial Approval, no additional attorneys' fees or litigation expenses shall be paid for benefits conferred on those individuals who accepted the AIO.

                 5. The Parties shall recommend that the Court enter an Order precluding a Class Member's individual attorney from recovering a fee in connection with the recovery of the $3,000 cash benefit provided by Section IV.A.2.c or the $6,000 cash benefit provided by Section IV.A.1.c, which is greater than 20% of such amounts. This 20% fee for a Class Member's individual attorney shall not be affected by fees paid to Class Counsel or Common Benefit Attorneys, pursuant to the Court's order.

            F.   Other Provisions

                 1. Any information provided by or regarding a Class Member or otherwise obtained pursuant to this Agreement shall be kept confidential and shall not be disclosed except to appropriate persons to the extent necessary to process Claims or provide benefits under this Agreement or as otherwise expressly provided in this Agreement. All

                     Class Members shall be deemed to have consented to the disclosure of this information for these purposes.

                 2. This Settlement Agreement shall be binding on the successors and assigns of the Parties.

                 3. The Parties to the Settlement, including AHP, the Released Parties, or any Class Member, shall not seek to introduce and/or offer the terms of the Settlement Agreement, any statement, transaction or proceeding in connection with the negotiation, execution or implementation of this Settlement Agreement, any statements in the notice documents appended to this Settlement Agreement, stipulations, agreements, or admissions made or entered into in connection with the fairness hearing or any finding of fact or conclusion of law made by the Trial Court, or otherwise rely on the terms of this Settlement, in any judicial proceeding, except insofar as it is necessary to enforce the terms of the Settlement. If a Class Member who has timely and properly exercised an Opt-Out right seeks to introduce and/or offer any of the matters described herein in any proceeding, the restrictions of this Section shall not be applicable to AHP and the Released Parties with respect to that Class Member.

                 4. Neither this Agreement nor any exhibit, document or instrument delivered hereunder nor any of the statements in the notice documents appended to this Settlement Agreement or in connection herewith, nor any statement, transaction or proceeding in connection with the negotiation, execution or implementation of this Agreement, is intended to be or shall be construed as or deemed to be evidence of an admission or concession by AHP or the Released Parties of any liability or wrongdoing or of the truth of any allegations asserted by any plaintiff against it or them, or as an admission by the Class Representatives or members of the Settlement Class of any lack of merit in their claims, and no such statement, transaction or proceeding shall be admissible in evidence for any such purpose except for purposes of obtaining approval of this Settlement Agreement in this or any other proceeding.

                 5. The headings of the sections and paragraphs of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

                 6. As soon as practicable after the execution of the Settlement Agreement, the Parties shall take all steps which are reasonably necessary to enable the Trustees and/or Claims Administrator(s) promptly to provide Fund A benefits upon Final Judicial Approval to all Class Members not exercising Initial Opt-Out rights. This includes reasonable and necessary steps to establish the Settlement Trust; to establish a mechanism to operate the Settlement Trust and administer claims; to solicit, receive and process claims from Class Members which will be necessary to provide benefits to Class Members; to establish a mechanism to provide medical screening, services and cash to members of the class; to communicate with Class Members and like activities. These expenses shall not exceed $25 million. In the event that the Settlement is not approved, AHP will not be entitled to a refund of any of the money spent for these purposes.

                 7. Any notice, request, instruction or other document to be given by AHP to Class Counsel or Class Counsel to AHP shall be in writing and delivered personally or sent by Federal Express or facsimile as follows, or as otherwise instructed by a notice delivered to the other Party pursuant to this subsection:

                     a.   If to AHP:

                          Louis L. Hoynes, Jr., Esquire
                          Senior Vice President and General Counsel
                          American Home Products Corporation
                          5 Giralda Farms
                          Madison, NJ 07940-0874

                     b.   If to the Class Representatives or Class Counsel:

                          Arnold Levin, Esquire
                          Levin, Fishbein, Sedran & Berman
                          510 Walnut Street
                          Suite 500
                          Philadelphia, PA 19106

                          Gene Locks, Esquire
                          Greitzer & Locks
                          1500 Walnut Street

                          20th Floor
                          Philadelphia, PA  19102

                 8. Any form or other documentation required to be submitted under this Agreement shall be deemed timely if postmarked on or before the date by which it is required to be submitted under this Settlement Agreement. Subject to other provisions for eligibility, a properly completed and executed AIO Individual Agreement or Opt-Out Form will be effective on the date it is postmarked.

                 9. No provision of this Settlement Agreement or any Exhibit thereto is intended to create any third-party beneficiary to this Settlement Agreement.

                10. Upon execution of the Memorandum of Understanding dated October 7, 1999 ("MOU"), AHP and Class Counsel jointly established a toll-free telephone number and website for persons requesting additional information regarding the Settlement. This number and website has been and shall continue to be used to record the names and addresses of such individuals and other information, so that individual notice concerning the Settlement may be provided to them. These names and addresses shall be kept strictly confidential and shall not be disclosed to any person or used for any purpose other than for issuance of settlement notice upon prior order of the Court pursuant to Section VI.B.1.f(3). AHP shall pay all costs relating to the toll-free telephone line and website. In the event that the settlement receives Final Judicial Approval, all expenditures made by AHP in relation to the toll-free telephone line and website shall be considered administrative expenses of Fund A, and AHP shall receive a credit in the amount of all such expenditures in calculating its next payment to Fund A.

                11. This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof and supersedes and cancels all previous Agreements, negotiations, and commitments in writings between the Parties hereto with respect to the subject matter hereof, including without limitation the MOU. This Agreement may not be changed or modified in any manner unless in writing and signed by a duly authorized officer of AHP and by a duly authorized representative of the Class Representatives.

                 IN WITNESS WHEREOF, the Parties have duly executed this Nationwide Class Action Settlement Agreement between American Home Products Corporation and the Class Representatives, by their respective counsel as set forth below, on this 19th day of November, 1999.

    American Home Products Corporation


    By:  /s/ Louis L. Hoynes, Jr.
        -----------------------------------
            Louis L. Hoynes, Jr., Esquire
            General Counsel

                                  Class Counsel

    /s/ Arnold Levin                                  /s/ Gene Locks
    -----------------------------------      ----------------------------------
    Arnold Levin, Esquire                    Gene Locks, Esquire
    Levin, Fishbein, Sedran & Berman         Greitzer & Locks
    510 Walnut Street, Suite 500             1500 Walnut Street, 20th Floor
    Philadelphia, PA  19106                  Philadelphia, PA  19102
    215-592-1500                             800-828-3489

    /s/ Michael D. Fishbein                      /s/ Sol H. Weiss
    -----------------------------------      ----------------------------------
    Michael D. Fishbein, Esquire             Sol H. Weiss, Esquire
    Levin, Fishbein, Sedran & Berman         Anapol, Schwartz, Weiss, Cohan,
    510 Walnut Street, Suite 500                Feldman & Smalley, P.C.
    Philadelphia, PA  19106                  1900 Delancey Place
    215-592-1500                             Philadelphia, PA  19103
                                             215-735-2098

    /s/ Stanley Chesley                      /s/ Christopher Placitella
    -----------------------------------      ----------------------------------
    Stanley Chesley, Esquire                 Christopher Placitella, Esquire
    Waite, Schneider, Bayless & Chesley      Wilentz, Goldman & Spitzer
    1513 Central Trust Tower                 90 Woodbridge Center Drive
    Fourth & Vine Streets                    Suite 900, Box 10
    Cincinnati, OH  45202                    Woodbridge, NJ  07095-0958
    513-621-0267                             732-636-8000

    /s/ John J. Cummings
    -----------------------------------
    John J. Cummings, Esquire
    Cummings, Cummings & Dudenhefer
    416 Gravier Street
    New Orleans, LA  70130
    504-586-0000

    For the Plaintiffs' Management Committee

    For Subclass 1(a):
                                              /s/ Dianne Nast
    -----------------------------------
    Dianne Nast, Esquire
    Roda & Nast
    801 Estelle Drive
    Lancaster, PA  17601
    717-892-3000

    For Subclass 1(b):

                                              /s/ Richard Lewis
    -----------------------------------
    Richard Lewis, Esquire
    Cohen, Milstein, Hausfeld & Toll
    1100 New York Avenue, N.W.
    Suite 500, West Tower
    Washington, DC  20005-3934
    202-408-4600


    For Subclass 2(a):
                                              /s/ Mark W. Tanner
    -----------------------------------
    Mark W. Tanner, Esquire
    Feldman, Shepherd & Wohlgelernter
    1845 Walnut Street, 25th Floor
    Philadelphia, PA  19103
    215-567-8300

    For Subclass 2(b):
                                              /s/ R. Eric Kennedy
    -----------------------------------
    R. Eric Kennedy, Esquire
    Weisman, Goldberg, Weisman & Kaufman
    1600 Midland Building
    101 Prospect Avenue West
    Cleveland, OH  44115
    216-781-1111

    For Subclass 3:
                                              /s/ Richard Wayne
    -----------------------------------
    Richard Wayne, Esquire
    Strauss & Troy
    The Federal Reserve Building
    150 East 4th
    Cincinnati, OH  45202-4018
    513-621-2120

    -----------------------
    [FN]
    <F1>    Heart Disease: A Textbook of Cardiovascular Medicine 1433-34
            (Eugene Braunwald ed., 5th ed. 1997) [hereinafter "Braunwald I"].

    <F2>    J. P. Singh, et al., Prevalence of Clinical Determinants of
            Mitral, Tricuspid and Aortic Regurgitation (The Framingham Heart Study), 83 Am. J. Cardiology 897, 898 (1999) [hereinafter "Singh"].

    <F3>    Harvey Feigenbaum, Echocardiography 68-133 (5th ed. 1994)
            [hereinafter "Feigenbaum"].

    <F4>    Arthur E. Weyman, Principles and Practice of Echocardiography 75-
            97 (2d ed. 1994) [hereinafter "Weyman"].

    <F5>    Singh, supra note 2.

    <F6>    Feigenbaum, supra note 3.

    <F7>    Weyman, supra note 4.

    <F8>    See Lisa A. Freed, et al., Prevalence and Clinical Outcomes of
            Mitral Valve Prolapse, 341 New Eng. J. Med. 1, 2 (1999) [hereinafter "Freed"].

    <F9>    See, L. J. Rubin & S. Rich, 99 Primary Pulmonary Hypertension
            (1997) [hereinafter "Rubin & Rich"].

    <F10>   See Eugene Braunwald, Essential Atlas of Heart Diseases, Current
            Med. For Atty's  10-9 (1997) [hereinafter "Braunwald II"].

    <F11>   See,  Rubin & Rich, supra note 9.

    <F12>   See Braunwald I, supra note 1 at 796-798.

    <F13>   Stuart Rich, Executive Summary from the Symposium on Primary
            Pulmonary Hypertension, Evian, France, co-sponsored by the World Health Organization, September 6-10, 1998,<_ HYPERLINK http://www.who.int/ncd/cvd/pph-html.

    <F14>   See Singh, supra note 2.

    <F15>   See id.

    <F16>   See Frederick Helmcke, et al., Color Doppler Assessment of Mitral
            Regurgitation with Orthogonal Planes, 75 Circulation 175, 177, 183 (1987 [hereinafter "Helmcke"].

    <F17>   See Centers for Disease Control and Prevention, U.S. Dep't of
            Health and Human Services, Cardiac Valvulopathy Associated with Exposur to Fenfluramine or Dexfenfluramine: US Department of Health and Human Services Interim Public Health Recommendations, 46 Morbidity & Mortalit Weekly Rep. 1061, 1061-1066 (1997).

    <F18>   See Singh, supra note 2.

    <F19>   See id.

    <F20>   See Braunwald I, supra note 1 at 796-98.

    <F21>   See Feigenbaum, supra note 3 at 201-03.

    <F22>   See Kwan-Leung Chan, et al., Comparison of Three Doppler
            Ultrasound Methods in the Prediction of Pulmonary Artery Disease, 9 J. Am C. Cardiology 549, 550 (1987) [hereinafter "Chan"].

    <F23>   See Robert O. Bonow, et al., Guidelines for the Management of
            Patients With Valvular Heart Disease: A Report of the American College of Cardiology/American Heart Association Task Force on Practice Guidelines (Committee on Management of Patients With Valvular Heart Disease), 32 J. Am. C. Cardiology 1486, 1511 (1998) [hereinafter "Bonow"].

    <F24>   See id.

    <F25>   See id. at 1512.

    <F26>   See Singh, supra note 2.

    <F27>   See id.

    <F28>   See Braunwald I, supra note 1 at 796-98.

    <F29>   See Weyman, supra note 4 at 1290-92.

    <F30>   See Walter L. Henry, et al., Report of the American Society of
            Echocardiography Committee on Nomenclature and Standards in Two-dimensional Echocardiography, 62 Circulation 212, 212-13 (1980) [hereinafter "Henry"].

    <F31>   See Bonow, supra note 23 at 1533-35.

    <F32>   See id.

    <F33>   See id. at 1510.

    <F34>   See id. at 1533-35.

    <F35>   See Margaret Kelley-Hayes, et al., The American Heart Association
            Stroke Outcome Classification, 29 Stroke 1274, 1275 (1998). It should be noted that this classification was approved by the American Heart Association Science Advisory and Coordinating Committee [hereinafter "Kelley-Hayes"].

    <F36>   See id.

    <F37>   See id.

    <F38>   See Braunwald I, supra note 1 at 1433-34.

    <F39>   See Kelley-Hayes, supra note 35.

    <F40>   See Braunwald I, supra note 1 at 796-98.

    <F41>   See Encyclopedia of Neuroscience 268 (George Adelman ed., 1987).

    <F42>   See Harrison's Principles of Internal Medicine 1878, 1885 (14th
            ed. 1998).

    <F43>   See C. Otto, The Practice of Clinical Echocardiography 589-93
            (1997) [hereinafter "Otto"].

    <F44>   See Feigenbaum, supra note 3.

    <F45>   See Weyman, supra note 4.

    <F46>   See Singh, supra note 2.

    <F47>   See A.S. Pearlman et al., Guidelines for Optimal Physician
            Training in Echocardiography: Recommendations of the American Society of Echocardiography Committee on Physician Training in Echocardiography, 60 Am J. Cardiol 158-163 (1987).

    <F48>   As set forth in Section VI.C.3.f. below, "deidentified" shall mean redaction of all patient identifying information, including but not limited to patient name, address ,telephone number, e-mail address, social security number and other personal identifiying information.


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